FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-22

August 3, 2015

FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET

$1,127,410,435
(Approximate Total Mortgage Pool Balance)

$1,034,399,000
(Approximate Offered Certificates)

COMM 2015-CCRE25

Deutsche Mortgage & Asset Receiving Corporation
Depositor

German American Capital Corporation Cantor Commercial Real Estate Lending, L.P. Silverpeak Real Estate Finance LLC KeyBank National Association Ladder Capital Finance LLC
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

KeyBanc Capital Markets	CastleOak Securities, L.P.

Drexel Hamilton	Goldman, Sachs & Co.

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2015-CCRE25 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated August 3, 2015, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners & Co-Lead Managers:	Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co.

Co-Managers:	KeyBanc Capital Markets Inc., Drexel Hamilton, LLC, CastleOak Securities, L.P. and Goldman, Sachs & Co.

Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (36.4%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (32.3%), Silverpeak Real Estate Finance LLC (“SPREF”) (12.0%), KeyBank National Association (“KeyBank”) (11.7%) and Ladder Capital Finance LLC (“LCF”) (7.6%). *An indirect wholly owned subsidiary of Deutsche Bank AG.

Master Servicer:	Wells Fargo Bank, National Association

Operating Advisor:	Pentalpha Surveillance LLC

Special Servicer:

CWCapital Asset Management LLC with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and the Heartland Industrial Portfolio Mortgage Loan)

LNR Partners, LLC with respect to the Heartland Industrial Portfolio Loan Combination

Trustee:	Wilmington Trust, National Association

Certificate Administrator:	Deutsche Bank Trust Company Americas

Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.

Determination Date:	6th day of each month, or if such 6th day is not a business day, the following business day, commencing in September 2015.

Distribution Date:	4th business day following the Determination Date in each month, commencing in September 2015.

Cut-off Date:	Payment Date in August 2015 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.

Settlement Date:	On or about August 25, 2015

Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.

ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.

SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.

Day Count:	30/360

Tax Treatment:	REMIC

Rated Final Distribution Date:	August 2048

Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.

Clean-up Call:	1% (with certain exceptions described under “The Pooling and Servicing Agreement—Optional Termination” in the Free Writing Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COMM 2015-CCRE25 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	19	40	$410,370,099	36.4%
Cantor Commercial Real Estate Lending, L.P.	26	52	$364,165,233	32.3%
Silverpeak Real Estate Finance LLC	11	13	$134,908,236	12.0%
KeyBank National Association	24	31	$132,027,830	11.7%
Ladder Capital Finance LLC	4	9	$85,939,037	7.6%
Total:	84	145	$1,127,410,435	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$1,127,410,435
Number of Mortgage Loans:	84
Number of Mortgaged Properties:	145
Average Mortgage Loan Cut-off Date Balance:	$13,421,553
Average Mortgaged Property Cut-off Date Balance:	$7,775,244
Weighted Average Mortgage Rate:	4.5671%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):	119
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):	118
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	21.4%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:	1.68x
Weighted Average Mortgage Loan Cut-off Date LTV(2)(3):	66.2%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(3):	57.4%
Weighted Average U/W NOI Debt Yield:	10.4%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	34.3%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	12.4%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	53.3%
Weighted Average Remaining Amortization Term (months)(4):	356
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	83.7%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):	79.5%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	47.0%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):	75.7%
% Mortgage Loans with Upfront Engineering Reserves:	56.4%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	48.0%
% Mortgage Loans with In Place Hard Lockboxes:	53.3%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	94.7%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	83.8%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	16.2%

(1)	With respect to the Heartland Industrial Portfolio Loan, Pearlridge Center Loan and Scottsdale Quarter Loan the LTV, DSCR and debt yield calculations include the related pari passu companion loan(s), but not any related subordinate companion loan(s).

(2)	With respect to four mortgage loans, representing 6.8% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “as complete”, “as renovated” or “as stabilized” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(3)	With respect to the Heartland Industrial Portfolio Loan, representing 10.6% of the initial outstanding pool balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Heartland Industrial Portfolio properties as a whole. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(4)	Excludes loans which are interest only for the full loan term.

(5)	Includes FF&E Reserves.

(6)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$49,885,000		30.000%(6)	2.92	1 – 59	46.3%	14.9%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$15,061,000		30.000%(6)	4.88	59 – 59	46.3%	14.9%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$88,315,000		30.000%(6)	7.42	59 – 116	46.3%	14.9%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$225,000,000		30.000%(6)	9.81	116 – 119	46.3%	14.9%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$410,926,000		30.000%(6)	9.89	119 – 120	46.3%	14.9%
Class X-A(7)	Aa1(sf)/AAAsf/AAA(sf)	$856,831,000	(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa2(sf)/AAAsf/AAA(sf)	$67,644,000		24.000%	9.96	120 – 120	50.3%	13.7%
Class B	NR/AA-sf/AA(sf)	$69,054,000		17.875%	9.96	120 – 120	54.4%	12.7%
Class C	NR/A-sf/A-(sf)	$50,734,000		13.375%	9.96	120 – 120	57.3%	12.0%
Class D	NR/BBB-sf/BBB-(sf)	$57,780,000		8.250%	9.96	120 – 120	60.7%	11.3%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class X-B(7)	NR/A-sf/AAA(sf)	$119,788,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/BBB-(sf)	$57,780,000(8)	N/A	N/A	N/A	N/A	N/A
Class E	NR/BB-sf/BB-(sf)	$29,594,000	5.625%	9.96	120 – 120	62.5%	11.0%
Class F	NR/NR/B-(sf)	$22,548,000	3.625%	9.96	120 – 120	63.8%	10.8%
Class G	NR/NR/NR	$40,869,434	0.000%	9.96	120 – 120	66.2%	10.4%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs or (iv) the weighted average of the net mortgage rates on the mortgage loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-C Certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates will not be issued on the settlement date of this securitization.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are represented in the aggregate.

(7)	As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C Certificates (based on their Certificate Balances) and (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates.

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class B and Class C Certificates. The interest accrual amounts on the Class X-C Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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COMM 2015-CCRE25 Mortgage Trust
STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	SPREF	Shaker Square	Retail	$12,138,199	59	74.1%	1.27x	9.9%
A-2	KeyBank	Hampton Inn - Stone Mountain	Hospitality	$4,160,000	59	63.0%	1.82x	15.0%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date, or in the case of any mortgage loan with an anticipated repayment date, on such repayment date. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal of the Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero. Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each Class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C Certificates and (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates.

Interest Payments:

On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

As further described in the Free Writing Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C Certificates (based on their Certificate Balances) and (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing Classes of Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Loss Allocation:

Losses will be allocated to each Class of Certificates entitled to principal in reverse alphabetical order starting with Class G through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis based on the Certificate Balance of each such Class. The notional amount of any Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the Certificates that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such Class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-C Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-C Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

Loan Combinations:

The portfolio of Mortgaged Properties identified on Annex A–1 to the Free Writing Prospectus as Heartland Industrial Portfolio secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut–off Date of $120,000,000 (the “Heartland Industrial Portfolio Mortgage Loan”), representing approximately 10.6% of the Initial Outstanding Pool Balance, (ii) a promissory note designated as Note A-2 (the “Heartland Industrial Portfolio Note A-2 Companion Loan”), with an outstanding principal balance as of the Cut-off Date of $95,000,000, which is currently included in the COMM 2015-CCRE24 Mortgage Trust and (iii) a promissory note designated as Note A-3 (together with the Heartland Industrial Portfolio Note A-2 Companion Loan, the “Heartland Industrial Portfolio Companion Loans”), with an outstanding principal balance as of the Cut-off Date of $35,000,000, which is currently being held by GACC, and is expected to be included to one or more future securitizations. The Heartland Industrial Portfolio Mortgage Loan and the Heartland Industrial Portfolio Companion Loans are pari passu in right of payment and are collectively referred to herein as the “The Heartland Industrial Portfolio Loan Combination”.

The Heartland Industrial Portfolio Loan Combination is being serviced pursuant to the COMM 2015-CCRE25 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Heartland Industrial Portfolio Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The Heartland Industrial Portfolio Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Pearlridge Center secures (i) a Mortgage Loan evidenced by a senior promissory note designated as Note A-2-C with an outstanding principal balance as of the Cut-off Date of $48,000,000 (the “Pearlridge Center Mortgage Loan”), representing approximately 4.3% of the Initial Outstanding Pool Balance, (ii) a senior promissory note designated as Note A-1-C, with an outstanding principal balance as of the Cut-off Date of $72,000,000 (the “Pearlridge Center Note A-1-C Companion Loan”), which is generally pari passu in right of payment with the Pearlridge Center Mortgage Loan and was included in the JPMBB 2015-C30 Mortgage Trust,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(iii) two senior promissory notes designated as Note A-1-S and Note A-2-S, with an aggregate outstanding principal balance as of the Cut-off Date of $10,400,000 (together with the Pearlridge Center Note A-1-C Companion Loan, the “Pearlridge Center Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the Pearlridge Center Mortgage Loan and was included in the WP Glimcher Mall Trust 2015-WPG and (iv) four junior promissory notes, designated as Note B-1-S, Note B-2-S, Note C-1-S and Note C-2-S, respectively, with an aggregate outstanding principal balance as of the Cut-off Date of $94,600,000 (collectively, the “Pearlridge Center Subordinate Companion Loans” and, together with the “Pearlridge Center Pari Passu Companion Loans”, the Pearlridge Center Companion Loans”), which were included in the WP Glimcher Mall Trust 2015-WPG. The Pearlridge Center Mortgage Loan and the Pearlridge Center Pari Passu Companion Loans are generally pari passu in right of payment, and the Pearlridge Center Subordinate Companion Loans are pari passu in right of payment with each other but are subordinate to the Pearlridge Center Mortgage Loan and the Pearlridge Center Pari Passu Companion Loans. The Pearlridge Center Mortgage Loan and the Pearlridge Center Companion Loans are collectively referred to herein as the “Pearlridge Center Loan Combination”.

The Pearlridge Center Loan Combination is being serviced pursuant to the WP Glimcher Mall Trust 2015-WPG pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Pearlridge Center Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The Pearlridge Center Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Scottsdale Quarter secures (i) a Mortgage Loan evidenced by a senior promissory note designated as Note A-2-C with an outstanding principal balance as of the Cut-off Date of $28,000,000 (the “Scottsdale Quarter Mortgage Loan”), representing approximately 2.5% of the Initial Outstanding Pool Balance, (ii) a senior promissory note designated as Note A-1-C, with an outstanding principal balance as of the Cut-off Date of $42,000,000 (the “Scottsdale Quarter Note A-1-C Companion Loan”), which is generally pari passu in right of payment with the Scottsdale Quarter Mortgage Loan and was included in the JPMBB 2015-C30 Mortgage Trust, (iii) two senior promissory notes designated as Note A-1-S and Note A-2-S, with an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000 (together with the Scottsdale Quarter Note A-1-C Companion Loan, the “Scottsdale Quarter Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the Scottsdale Quarter Mortgage Loan and was included in the WP Glimcher Mall Trust 2015-WPG and (iv) four junior promissory notes, designated as Note B-1-S, Note B-2-S, Note C-1-S and Note C-2-S, respectively, with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 (collectively, the “Scottsdale Quarter Subordinate Companion Loans” and, together with the “Scottsdale Quarter Pari Passu Companion Loans”, the Scottsdale Quarter Companion Loans”), which were included in the WP Glimcher Mall Trust 2015-WPG . The Scottsdale Quarter Mortgage Loan and the Scottsdale Quarter Pari Passu Companion Loans are generally pari passu in right of payment, and the Scottsdale Quarter Subordinate Companion Loans are pari passu in right of payment with each other but are subordinate to the Scottsdale Quarter Mortgage Loan and the Scottsdale Quarter Pari Passu Companion Loans. The Scottsdale Quarter Mortgage Loan and the Scottsdale Quarter Companion Loans are collectively referred to herein as the “Scottsdale Quarter Loan Combination”.

The Scottsdale Quarter Loan Combination is being serviced pursuant to the WP Glimcher Mall Trust 2015-WPG pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Scottsdale Quarter Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The Scottsdale Quarter Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control Rights and Directing Holder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations. The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations.

It is expected that Eightfold Real Estate Capital Fund IV, L.P. or its affiliate will be the initial Directing Holder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combination.

For a description of the directing holder for each Non-Serviced Loan Combination see “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement—The Directing Holder” in the Free Writing Prospectus.

Control Eligible Certificates:	Class E, Class F and Class G Certificates.
Controlling Class:

The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class G Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.
Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans) for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Control Termination Event:

Will occur with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Loan Combination when no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Consultation Termination Event:

Will occur with respect to any Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event the Directing Holder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and the Heartland Industrial Portfolio Mortgage Loan) and each Serviced Loan Combination (other the Heartland Industrial Portfolio Loan Combination) as of the Settlement Date.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and the Heartland Industrial Portfolio Mortgage Loan) and each Serviced Loan Combination (other the Heartland Industrial Portfolio Loan Combination) with or without cause at any time.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may only replace the Special Servicer with respect to the Heartland Industrial Portfolio Loan Combination for cause.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Loan Combinations) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Loan Combinations.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Loan Combinations, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Loan Combinations).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all classes of Certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to Non-Serviced Loan Combinations). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Loan Combinations) must be confirmed by a majority of the voting rights of all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling

and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Loan Combinations.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to Non-Serviced Loan Combinations) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Loan Combinations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
$1,298,016	-	$7,499,999	36	$142,233,277	12.6%	4.7171%	118	1.54x	65.2%	53.4%
$7,500,000	-	$14,999,999	25	$271,730,649	24.1%	4.6342%	117	1.53x	69.0%	59.0%
$15,000,000	-	$24,999,999	14	$283,796,508	25.2%	4.6317%	119	1.50x	67.6%	58.9%
$25,000,000	-	$49,999,999	6	$207,050,000	18.4%	4.3370%	119	2.52x	55.1%	48.9%
$50,000,000	-	$74,999,999	2	$102,600,000	9.1%	4.7729%	120	1.50x	68.8%	58.0%
$75,000,000	-	$120,000,000	1	$120,000,000	10.6%	4.3060%	119	1.36x	74.4%	69.3%
Total/Weighted Average			84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
3.5300%	-	4.4999%	19	$336,644,516	29.9%	4.1754%	119	2.15x	61.3%	54.5%
4.5000%	-	4.7499%	34	$460,915,715	40.9%	4.5986%	119	1.52x	68.5%	59.7%
4.7500%	-	5.6120%	31	$329,850,204	29.3%	4.9229%	118	1.44x	68.0%	57.2%
Total/Weighted Average			84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Property Type Distribution(1)(4)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Beds/Rooms/ Pads/Units/ NRA	Weighted Averages
					Cut-off Date Balance per Bed/Room/Pad/ Unit/NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
Retail	55	$337,615,046	29.9%	3,289,109	$173	4.4893%	117	96.2%	1.87x	63.9%	55.9%
Anchored(5)	50	$321,822,298	28.5%	3,171,829	$174	4.4716%	117	96.4%	1.89x	63.9%	56.1%
Unanchored	5	$15,792,748	1.4%	117,280	$145	4.8497%	119	93.7%	1.56x	64.3%	52.7%
Industrial	30	$222,076,693	19.7%	8,912,446	$44	4.4748%	119	98.5%	1.44x	69.3%	62.0%
Multifamily	28	$220,998,975	19.6%	4,980	$55,273	4.6935%	119	95.3%	1.39x	70.6%	60.5%
Hospitality	12	$196,164,661	17.4%	1,763	$145,062	4.7554%	118	73.6%	1.79x	66.3%	56.0%
Limited Service	10	$106,014,661	9.4%	1,177	$120,058	4.5730%	116	72.1%	2.00x	64.7%	56.0%
Select Service	1	$52,000,000	4.6%	233	$223,176	4.9120%	120	84.1%	1.57x	68.9%	56.5%
Full Service	1	$38,150,000	3.4%	353	$108,074	5.0488%	120	63.8%	1.52x	67.2%	55.3%
Mixed Use	4	$70,750,000	6.3%	698,434	$252	4.1836%	119	95.5%	2.44x	50.9%	46.0%
Retail/Office	4	$70,750,000	6.3%	698,434	$252	4.1836%	119	95.5%	2.44x	50.9%	46.0%
Office	7	$56,419,127	5.0%	581,945	$108	4.7356%	120	94.6%	1.43x	68.6%	56.1%
Suburban	6	$45,669,127	4.1%	495,183	$104	4.7272%	120	93.3%	1.42x	68.6%	55.9%
CBD	1	$10,750,000	1.0%	86,762	$124	4.7710%	120	100.0%	1.46x	68.5%	57.3%
Self Storage	6	$20,689,622	1.8%	327,582	$71	4.5022%	119	87.5%	1.48x	68.7%	58.8%
Leased Fee	2	$1,398,295	0.1%	120,617	NAP	4.7600%	120	NAP	1.36x	55.3%	34.5%
Manufactured Housing Community	1	$1,298,016	0.1%	52	$24,962	5.0500%	119	100.0%	1.15x	66.6%	49.9%
Total/Weighted Average	145	$1,127,410,435	100.0%			4.5671%	118	92.3%	1.68x	66.2%	57.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(4)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
California	13	$140,145,570	12.4%	4.6098%	119	1.73x	61.6%	56.1%
Southern(6)	12	$132,645,570	11.8%	4.6171%	119	1.75x	61.1%	55.8%
Northern(6)	1	$7,500,000	0.7%	4.4800%	120	1.42x	70.4%	60.1%
Florida	10	$108,026,501	9.6%	4.7404%	120	1.60x	67.1%	56.7%
Tennessee	11	$105,094,126	9.3%	4.6795%	120	1.43x	72.4%	63.5%
Texas	26	$75,173,611	6.7%	4.6886%	119	1.43x	72.5%	61.9%
North Carolina	5	$62,317,620	5.5%	4.7971%	120	1.50x	68.5%	56.9%
Other	80	$636,653,008	56.5%	4.4729%	118	1.78x	65.0%	56.4%
Total/Weighted Average	145	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Distribution of Cut-off Date LTV Ratios(1)(3)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
27.1%	-	54.9%	7	$107,937,264	9.6%	3.8803%	118	3.67x	35.6%	33.2%
55.0%	-	59.9%	6	$49,714,195	4.4%	4.5858%	119	1.74x	57.0%	45.7%
60.0%	-	64.9%	15	$145,813,182	12.9%	4.6398%	118	1.70x	62.7%	56.8%
65.0%	-	69.9%	24	$349,072,106	31.0%	4.7451%	119	1.49x	68.4%	57.1%
70.0%	-	74.9%	31	$452,373,688	40.1%	4.5692%	118	1.36x	73.5%	64.5%
75.0%	-	75.0%	1	$22,500,000	2.0%	4.5450%	120	1.37x	75.0%	65.7%
Total/Weighted Average			84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)

Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
27.1%	-	49.9%	15	$173,373,160	15.4%	4.1594%	119	2.90x	44.8%	37.4%
50.0%	-	54.9%	12	$66,548,623	5.9%	4.6586%	120	1.50x	63.4%	53.2%
55.0%	-	59.9%	27	$355,325,321	31.5%	4.7493%	119	1.50x	68.5%	57.4%
60.0%	-	64.9%	22	$319,608,132	28.3%	4.6179%	119	1.49x	70.5%	62.0%
65.0%	-	69.9%	7	$209,728,199	18.6%	4.4853%	116	1.35x	74.3%	68.2%
70.0%	-	70.0%	1	$2,827,000	0.3%	4.8410%	119	1.50x	70.0%	70.0%
Total/Weighted Average			84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
1.15x	-	1.39x	29	$424,147,586	37.6%	4.6052%	118	1.32x	72.3%	63.6%
1.40x	-	1.44x	11	$156,566,363	13.9%	4.5771%	119	1.42x	68.4%	58.9%
1.45x	-	1.54x	18	$194,777,868	17.3%	4.7553%	120	1.48x	69.6%	58.5%
1.55x	-	1.99x	19	$224,235,150	19.9%	4.6858%	118	1.65x	64.2%	53.8%
2.00x	-	2.49x	4	$39,233,468	3.5%	4.5205%	119	2.32x	59.3%	53.7%
2.50x	-	2.99x	1	$12,450,000	1.1%	4.5400%	118	2.52x	62.6%	62.6%
3.00x	-	4.64x	2	$76,000,000	6.7%	3.5300%	118	4.41x	29.2%	29.2%
Total/Weighted Average			84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

COMM 2015-CCRE25 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)(2)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
60	2	$16,298,199	1.4%	5.2104%	59	1.41x	71.3%	65.9%
120	82	$1,111,112,235	98.6%	4.5577%	119	1.69x	66.1%	57.3%
Total/Weighted Average	84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
59	-	59	2	$16,298,199	1.4%	5.2104%	59	1.41x	71.3%	65.9%
116	-	120	82	$1,111,112,235	98.6%	4.5577%	119	1.69x	66.1%	57.3%
Total/Weighted Average			84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Distribution of Underwritten NOI Debt Yields(1)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
7.4%	-	7.9%	3	$51,277,000	4.5%	4.6091%	120	1.42x	68.4%	63.2%
8.0%	-	8.9%	19	$332,155,894	29.5%	4.5385%	119	1.33x	71.6%	63.6%
9.0%	-	9.9%	22	$275,012,308	24.4%	4.6496%	117	1.41x	70.4%	61.2%
10.0%	-	12.4%	27	$310,133,737	27.5%	4.7644%	119	1.58x	67.0%	55.7%
12.5%	-	14.9%	7	$59,340,916	5.3%	4.6099%	119	1.99x	59.3%	48.9%
15.0%	-	18.0%	6	$99,490,579	8.8%	3.7723%	116	3.88x	36.8%	34.0%
Total/Weighted Average			84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
Interest Only, then Amortizing	32	$550,028,000	48.8%	4.5627%	119	1.40x	70.9%	62.9%
Amortizing Balloon	43	$386,955,435	34.3%	4.7563%	117	1.53x	67.1%	54.2%
Interest Only	8	$139,827,000	12.4%	4.0384%	118	3.30x	44.2%	44.2%
Interest Only, then Amortizing, ARD	1	$50,600,000	4.5%	4.6300%	119	1.43x	68.7%	59.6%
Total/Weighted Average	84	$1,127,410,435	100.0%	4.5671%	118	1.68x	66.2%	57.4%

Footnotes:

(1)	With respect to the Heartland Industrial Portfolio Loan, Pearlridge Center Loan and Scottsdale Quarter Loan, LTV, DSCR, debt yield, and cut-off date balance per Bed/Room/Pad/Unit/NRA calculations include the related pari passu companion loan(s), but not any related subordinate companion loan(s).
(2)	In the case of one mortgage loan with an anticipated repayment date, Original Terms to Maturity or ARD and Remaining Terms to Maturity or ARD are through the related anticipated repayment date.
(3)	With respect to four mortgage loans, representing 6.8% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “as complete”, “as renovated” or “as stabilized” value. With respect to the Heartland Industrial Portfolio Loan, representing 10.6% of the initial outstanding pool balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Heartland Industrial Portfolio properties as a whole. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.
(4)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(5)	Anchored retail includes anchored, shadow anchored, super regional mall and single tenant properties.
(6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

COMM 2015-CCRE25 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Bed/Room/Pad/ Unit/NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Heartland Industrial Portfolio	GACC	Various, Various	Industrial	$120,000,000	10.6%	$37	74.4%	1.36x	8.6%
Courtyard Miami Downtown	CCRE	Miami, FL	Hospitality	$52,000,000	4.6%	$223,176	68.9%	1.57x	11.0%
Shopko Industrial Portfolio	SPREF	Various, Various	Industrial	$50,600,000	4.5%	$37	68.7%	1.43x	9.7%
Pearlridge Center	GACC	Aiea, HI	Retail	$48,000,000	4.3%	$144	30.5%	4.64x	18.0%
Sheraton Raleigh	LCF	Raleigh, NC	Hospitality	$38,150,000	3.4%	$108,074	67.2%	1.52x	11.8%
Southwest Commons	LCF	Denver, CO	Retail	$34,000,000	3.0%	$110	69.0%	1.40x	9.3%
Monarch 815 at East Tennessee State	CCRE	Johnson City, TN	Multifamily	$31,900,000	2.8%	$55,382	71.7%	1.29x	8.5%
Scottsdale Quarter	GACC	Scottsdale, AZ	Mixed Use	$28,000,000	2.5%	$175	27.1%	4.01x	15.4%
The Pinnacle at Bristol Phase I	KeyBank	Bristol, TN	Retail	$27,000,000	2.4%	$124	74.0%	1.45x	9.3%
Square 95	CCRE	Woodbridge, VA	Retail	$24,850,000	2.2%	$160	74.2%	1.25x	7.9%
Total/Weighted Average				$454,500,000	40.3%		64.4%	1.91x	10.7%
(1)	With respect to the Heartland Industrial Portfolio Loan, Pearlridge Center Loan and Scottsdale Quarter Loan, LTV, DSCR, debt yield and cut-off date balance per NRA calculations include the related pari passu companion loan(s) but not any related subordinate companion loan(s).
(2)	With respect to the Heartland Industrial Portfolio Loan, the Cut-off Date LTV Ratio has been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Heartland Industrial Portfolio as a whole. With respect to the Sheraton Raleigh Loan, the Cut-off Date LTV Ratio has been calculated based on the “as complete” appraised value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loans Cut-off Date Balance	Loan Combination Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
Heartland Industrial Portfolio	$120,000,000	$130,000,000	$250,000,000	COMM 2015-CCRE25	Wells Fargo	LNR Partners, LLC	COMM 2015-CCRE25
Pearlridge Center	$48,000,000	$177,000,000(1)	$225,000,000(1)	WP Glimcher Mall Trust 2015-WPG	KeyBank National Association	KeyBank National Association	WP Glimcher Mall Trust 2015-WPG
Scottsdale Quarter	$28,000,000	$137,000,000(2)	$165,000,000(2)	WP Glimcher Mall Trust 2015-WPG	KeyBank National Association	Pacific Life Insurance Company	WP Glimcher Mall Trust 2015-WPG
(1)	The Companion Loans Cut-off Date Balance and the Loan Combination Cut-off Date balance include the pari passu companion loans and four subordinate companion loans in the aggregate original amount of $94.6 million.
(2)	The Companion Loans Cut-off Date Balance and the Loan Combination Cut-off Date balance include the pari passu companion loans and four subordinate companion loans in the aggregate original amount of $70.0 million.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio(1)	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
Sheraton Raleigh(1)	$38,150,000	$4,850,000	1.52x	1.25x	67.2%	75.7%	11.8%	10.4%
Candleglow Apartments	$5,210,000	$570,000	1.39x	1.12x	71.4%	79.2%	9.1%	8.2%
(1)	With respect to the Sheraton Raleigh Loan, the Cut-off Date LTV Ratio has been calculated based on the “as complete” appraised value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
Pearlridge Center	$48,000,000	$82,400,000	$94,600,000	4.64x	2.69x	30.5%	52.6%	18.0%	10.4%
Scottsdale Quarter	$28,000,000	$67,000,000	$70,000,000	4.01x	2.31x	27.1%	47.0%	15.4%	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	NorthStar Real Estate Income Operating Partnership II, LP
Borrower(1):	Various
Original Balance(2):	$120,000,000
Cut-off Date Balance(2):	$120,000,000
% by Initial UPB:	10.6%
Interest Rate:	4.3060%
Payment Date:	1st of each month
First Payment Date:	August 1, 2015
Maturity Date:	July 1, 2025
Amortization:	Interest only for first 72 months; 360 months thereafter
Additional Debt(2):	$130,000,000 Pari Passu Debt
Call Protection(3)(4):	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$643,812	$279,525
Insurance:	$0	Springing
Replacement:	$5,564,124	$50,230
TI/LC:	$5,848,650	$27,905
Free Rent:	$100,000	$0
Outstanding TI/LC:	$390,457	$0
Required Repairs:	$284,526	NAP

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$37
Balloon Balance / Sq. Ft.:	$35
Cut-off Date LTV(7):	74.4%
Balloon LTV:	69.3%
Underwritten NOI DSCR(8):	1.45x
Underwritten NCF DSCR(8):	1.36x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	9.3%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of 22 properties
Property Type:	Warehouse / Distribution Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	6,697,304
Property Management:	Exeter Property Group Advisors II, L.P.
Underwritten NOI:	$21,572,877
Underwritten NCF:	$20,163,383
Appraised Value(7):	$336,000,000
Appraisal Date:	May 1, 2015

Historical NOI
Most Recent NOI:	$22,179,122 (T-12 April 30, 2015)
2014 NOI:	$21,801,398 (December 31, 2014)
2013 NOI:	$21,282,753 (December 31, 2013)
2012 NOI:	$21,550,385 (December 31, 2012)
2011 NOI(9):	NAV
2010 NOI(9):	NAV

Historical Occupancy
Most Recent Occupancy:	97.7% (July 1, 2015)
2014 Occupancy:	99.2% (December 31, 2014)
2013 Occupancy:	96.1% (December 31, 2013)
2012 Occupancy:	98.2% (December 31, 2012)
2011 Occupancy:	98.5% (December 31, 2011)
2010 Occupancy:	99.3% (December 31, 2010)

(1)	Mid-South 7555 Woodland (IN), LLC; Mid-South Winton Drive (IN), LLC; Mid-South Lakeview Parkway (IN), LLC; Mid-South 7645 Woodland (IN), LLC; Mid-South 5045 West 79th (IN), LLC; Mid-South 4080 Perry (IN), LLC; Mid-South 1380 Perry (IN), LLC; Mid-South 117-119 Industrial (IL), LLC; Mid-South 6500 Adelaide (OH), LLC; Mid-South 2850 Earhart (KY), LLC; Mid-South 271 Omega (KY), LLC; Mid-South 150 Omicron (KY), LLC; Mid-South 5201 Interchange (KY), LLC; Mid-South 2000 Stanley Gault (KY), LLC; Mid-South 801 Swan (TN), LLC; Mid-South 300 Oakbluff (TN), LLC; Mid-South 200 Northfork (TN), LLC; Mid-South 100 Northfork (TN), LLC; Mid-South 431 Smith (TN), LLC; Mid-South 120 Trans Air (NC), LLC; Mid-South 4800 Corporation (NC), LLC; Mid-South 1080 Jenkins Brothers (SC), LLC.

(2)	The Heartland Industrial Portfolio Loan Combination is evidenced by three pari passu notes in the aggregate original principal amount of $250.0 million. The controlling Note A-1, with an original principal balance of $120.0 million, will be included in the COMM 2015-CCRE25 mortgage trust. The non-controlling Note A-2, with an original principal balance of $95.0 million, is a pari passu companion loan and was included in the COMM 2015-CCRE24 mortgage trust. The non-controlling Note A-3, with an original balance of $35.0 million, will not be included in the trust and is expected to be held by GACC or an affiliate. For additional information on the pari passu companion loans, see “The Loan” herein.

(3)	Partial release is permitted. See “Partial Release” herein.

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2015. Prepayment of the full $250.0 million Heartland Industrial Portfolio Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) June 19, 2018. The assumed lockout period of 25 payments is based on the expected COMM 2015-CCRE25 securitization closing date in August 2015. The actual lockout period may be longer.

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Heartland Industrial Portfolio Loan Combination.

(7)	The portfolio Appraised Value of $336.0 million reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the Heartland Industrial Portfolio Properties on an individual basis is $313.565 million, which represents a Cut-off Date LTV of 79.7%.

(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.98x and 1.85x, respectively.

(9)	The Heartland Industrial Portfolio Loan represents acquisition financing. As such, historical NOI prior to 2012 was not provided by the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

Portfolio Summary
Property Name	Ownership Interest	City	State	Sq. Ft.	Year Built	Allocated Loan Amount	“As-Is” Appraised Value(1)	Occupancy(2)
1080 Jenkins Brothers Road	Fee Simple	Blythewood	SC	660,200	1999, 2003	$30,695,390	$38,500,000	100.0%
4080 Perry Boulevard	Fee Simple	Whitestown	IN	497,860	2004	$18,576,691	$23,300,000	100.0%
5045 West 79th Street	Fee Simple	Indianapolis	IN	504,164	2001	$17,938,864	$22,500,000	100.0%
117-119 Industrial Drive	Fee Simple	Granite City	IL	450,668	1992	$17,061,853	$21,400,000	100.0%
150 Omicron Court	Fee Simple	Shepherdsville	KY	399,600	2001	$15,307,831	$19,200,000	100.0%
431 Smith Lane	Fee Simple(3)	Jackson	TN	771,000	2003	$14,921,149	$18,715,000	100.0%
4800 Corporation Drive	Fee Simple	Fayetteville	NC	506,115	1997	$14,510,548	$18,200,000	100.0%
6500 Adelaide Court	Fee Simple	Groveport	OH	354,676	2002	$13,234,895	$16,600,000	100.0%
271 Omega Parkway	Fee Simple	Shepherdsville	KY	283,900	2001	$11,480,873	$14,400,000	100.0%
1380 Perry Road	Fee Simple	Plainfield	IN	260,400	1998	$10,603,862	$13,300,000	100.0%
2000 Stanley Gault Parkway	Fee Simple	Louisville	KY	214,000	2000	$9,886,307	$12,400,000	100.0%
300 Oak Bluff Lane	Fee Simple	Goodlettsville	TN	207,080	1998	$9,647,123	$12,100,000	100.0%
120 Trans Air Drive	Fee Simple	Morrisville	NC	164,005	1997	$9,647,123	$12,100,000	100.0%
5250-5350 Lakeview Parkway	Fee Simple	Indianapolis	IN	152,864	1999	$8,610,655	$10,800,000	100.0%
5201 Interchange Way	Fee Simple	Louisville	KY	248,400	2000	$8,610,655	$10,800,000	100.0%
2850 Earhart Court	Fee Simple	Hebron	KY	218,064	1997	$8,371,470	$10,500,000	100.0%
7555 Woodland Drive	Fee Simple	Indianapolis	IN	195,080	1993	$7,893,100	$9,900,000	100.0%
801 Swan Drive	Fee Simple	Smyrna	TN	229,504	1993	$6,896,497	$8,650,000	61.4%
7601-7687 Winton Drive	Fee Simple	Indianapolis	IN	152,000	1996	$6,537,719	$8,200,000	100.0%
7645 Woodland Drive	Fee Simple	Indianapolis	IN	60,224	2000	$4,305,327	$5,400,000	100.0%
200 Northfork Lane	Fee Simple	Goodlettsville	TN	100,500	1998	$3,069,539	$3,850,000	34.3%
100 Northfork Lane	Fee Simple	Goodlettsville	TN	67,000	1998	$2,192,528	$2,750,000	100.0%
Total / Wtd. Avg.				6,697,304		$250,000,000	$313,565,000	97.7%
Total with Portfolio Premium							$336,000,000

(1)	The portfolio Appraised Value of $336.0 million reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the Heartland Industrial Portfolio Properties on an individual basis is $313.565 million.

(2)	Occupancy based on the weighted average of each property per the rent roll dated July 1, 2015.

(3)	The related borrower currently has a ground lease interest and the 431 Smith Lane property is subject to Industrial Development Bond (“IDA”) financing. In addition to the ground lease mortgage from the related borrower, the IDA issuing entity provided a fee simple mortgage in favor of lender on the 431 Smith Lane property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

Tenant Summary
Tenant	Property Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Kirkland’s(2)	431 Smith Lane	NR/NR/NR	771,000	11.5%	$2.12	7.5%	5/31/2019
Amcor PET Packaging(3)	1080 Jenkins Brothers Road	NR/Baa2/NR	660,200	9.9%	$4.10	12.4%	7/21/2023
Baker and Taylor, Inc.(4)	5045 West 79th Street	NR/NR/NR	504,164	7.5%	$2.90	6.7%	8/31/2018
Home Depot(5)	4080 Perry Boulevard	A/A2/A	497,860	7.4%	$3.14	7.2%	11/30/2017
Rue La La, Inc.(6)	150 Omicron Court	NR/NR/NR	399,600	6.0%	$3.40	6.2%	6/30/2016
Total Major Tenants			2,832,824	42.3%	$3.08	40.0%
Remaining Tenants			3,514,796	52.5%	$3.72	60.0%
Total Occupied Collateral			6,347,620	94.8%	$3.43	100.0%
Vacant(7)			349,684	5.2%
Total			6,697,304	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Kirkland’s has two, five-year renewal options upon written notice no later than twelve months prior to the lease expiration date of May 31, 2019. The tenant has no termination options.

(3)	Amcor PET Packaging has one, five-year renewal option upon written notice no later than twelve months prior to the lease expiration date of July 21, 2023. The tenant has no termination options.

(4)	Baker and Taylor, Inc. has two, three-year renewal options upon written notice no later than twelve months prior to the lease expiration date of August 31, 2018. The tenant has no termination options.

(5)	Home Depot has one, two-year renewal option upon written notice no later than nine months prior to the lease expiration date of November 30, 2017. The tenant has no termination options.

(6)	Rue La La, Inc. has two, five-year renewal options upon written notice no later than seven months prior to the lease expiration date of June 30, 2016. The tenant has no termination options.

(7)	Based on the U/W rent roll. Hat World, Inc., the only tenant at the 7555 Woodland Drive property, is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016. Actual occupancy as of July 1, 2015 is 97.7%.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	70,000	1.0%	70,000	1.0%	$3.00	1.0%	1.0%
2015	3	425,576	6.4%	495,576	7.4%	$3.36	6.6%	7.5%
2016	4	538,572	8.0%	1,034,148	15.4%	$4.36	10.8%	18.3%
2017	4	1,167,863	17.4%	2,202,011	32.9%	$3.16	16.9%	35.3%
2018	6	1,124,569	16.8%	3,326,580	49.7%	$3.53	18.2%	53.5%
2019	5	1,326,748	19.8%	4,653,328	69.5%	$2.61	15.9%	69.4%
2020	3	154,116	2.3%	4,807,444	71.8%	$5.11	3.6%	73.0%
2021	2	462,400	6.9%	5,269,844	78.7%	$3.49	7.4%	80.4%
2022	1	210,496	3.1%	5,480,340	81.8%	$3.25	3.1%	83.5%
2023	1	660,200	9.9%	6,140,540	91.7%	$4.10	12.4%	96.0%
2024	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
2025	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
2026	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
Thereafter	1	207,080	3.1%	6,347,620	94.8%	$4.24	4.0%	100.0%
Vacant(2)	NAP	349,684	5.2%	6,697,304	100.0%	NAP	NAP
Total / Wtd. Avg.	31	6,697,304	100.0%			$3.43	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Based on the U/W rent roll. Hat World, Inc., the only tenant at the 7555 Woodland Drive property, is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

The Loan.    The Heartland Industrial Portfolio loan (the “Heartland Industrial Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a portfolio of 22 warehouse and distribution industrial properties located across seven states, totaling 6,697,304 sq. ft. (the “Heartland Industrial Portfolio” or the “Heartland Industrial Portfolio Properties”). The Heartland Industrial Portfolio Loan is evidenced by the controlling Note A-1, with original principal balance of $120.0 million, which will be included in the COMM 2015-CCRE25 Mortgage Trust. The non-controlling Note A-2 is a pari passu companion loan, with an original principal balance of $95.0 million, and will be contributed to the COMM 2015-CCRE24 Mortgage Trust. The non-controlling Note A-3 is a pari passu companion loan (together with Note A-2 and the Heartland Industrial Portfolio Loan, the “Heartland Industrial Portfolio Loan Combination”), with an original principal balance of $35.0 million, and will not be included in the trust and is expected to be held by GACC or an affiliate.

The relationship between the holders of the Heartland Industrial Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—The Heartland Industrial Portfolio Loan” in the Free Writing Prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$120,000,000	$120,000,000	COMM 2015-CCRE25	Yes
Note A-2(1)	$95,000,000	$95,000,000	COMM 2015-CCRE24	No
Note A-3	$35,000,000	$35,000,000	GACC	No
Total	$250,000,000	$250,000,000

(1) Note A-2 is currently held by GACC and will be contributed to the COMM 2015-CCRE24 transaction, which is expected to close in August 2015.

The Heartland Industrial Portfolio Loan has a 10-year term and amortizes on a 30-year schedule after an initial 72-month interest only period. The Heartland Industrial Portfolio Loan accrues interest at a fixed rate equal to 4.3060% and has a cut-off date balance of $120.0 million. Loan proceeds, along with approximately $87.3 million in equity from the sponsor, were used to acquire the Heartland Industrial Portfolio for approximately $317.5 million, fund upfront reserves of approximately $12.8 million and pay closing costs of approximately $6.9 million. Based on the portfolio appraised value of approximately $336.0 million as of May 1, 2015, which reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole, the cut-off date LTV is 74.4%. The most recent prior financing of the Heartland Industrial Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$250,000,000	74.1%	Purchase Price	$317,500,000	94.1%
Sponsor Equity	$87,255,474	25.9%	Reserves	$12,831,568	3.8%
			Closing Costs	$6,923,906	2.1%
Total Sources	$337,255,474	100.0%	Total Uses	$337,255,474	100.0%

The Borrower / Sponsor.    The borrower consists of 22 single purpose Indiana, Illinois, Ohio, Kentucky, Tennessee, North Carolina and South Carolina limited liability companies collectively structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrowers and nonrecourse carve-out guarantor is NorthStar Real Estate Income Operating Partnership II, LP.

NorthStar Real Estate Income Operating Partnership II, LP is the sole member of NorthStar Real Estate Income II, Inc. (“NS Income II”) and is a public, non-traded real estate investment trust formed to originate, acquire and manage a diversified portfolio of commercial real estate debt, select equity and securities investments. NorthStar Asset Management Group Inc., the sponsor of NorthStar Real Estate Income II, Inc., is a global commercial real estate asset management firm with over $21.7 billion in assets under management.

The Properties.    The Heartland Industrial Portfolio is comprised of 22 Class A warehouse and distribution facilities totaling approximately 6.7 million sq. ft., located in the Mid-South regional markets of the United States spanning across Indiana, Illinois, Kentucky, Tennessee, North Carolina, South Carolina and Ohio. The properties in the Heartland Industrial Portfolio are on average 16.5 years old and approximately 304,000 sq. ft. As of July 1, 2015, the Heartland Industrial Portfolio is 97.7% occupied with some notable tenants that include Home Depot, AmerisourceBergen Drug Corp, Zappos.com, Inc., Hanes Companies, Inc., Beckman Coulter, Inc. and Amcor PET Packaging. The tenants operate predominantly in the consumer goods, logistics, manufacturing, automotive and e-commerce sectors.

The Heartland Industrial Portfolio has maintained a weighted average historical occupancy of 98.7% since 2006. All tenants at the Heartland Industrial Portfolio Properties are subject to triple-net leases and, on a weighted average basis, the current tenants have been at the properties for 13.9 years. Approximately 69.9% of the Heartland Industrial Portfolio’s tenants are publicly traded or rated companies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

Heartland Industrial Portfolio Historical Occupancy(1)
Year	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	7/1/2015
Wtd. Avg. Occupancy	97.4%	98.8%	100.0%	100.0%	98.6%	99.3%	98.5%	98.2%	96.1%	99.2%	97.7%
(1)	Source: sponsor.

The five largest properties occupy 43.9% of the total sq. ft. and contribute 40.8% of the U/W Base Rent. The top five tenants occupy 42.3% of the total sq. ft. and contribute 40.0% of the U/W Base Rent. The Heartland Industrial Portfolio exhibits a weighted average in-place rent of $3.43 PSF NNN, which is, on a weighted average basis, 9.7% below the appraiser’s weighted average submarket rents of $3.80 PSF NNN.

Environmental Matters.   The Phase I environmental reports dated April and May 2015 recommended no further action at the Heartland Industrial Portfolio Properties.

Major Tenants.

Kirkland’s (“Kirkland’s”) (771,000 sq. ft., 11.5% of NRA, 7.5% of U/W Base Rent) is a national retail chain that sells home décor, specializing in furnishings, accessories and gifts. Kirkland’s is based in greater Nashville, Tennessee and has 324 stores in 35 states. As of August 2014, Kirkland’s reported net sales of $103.5 million. Kirkland’s is the largest tenant in the Heartland Industrial Portfolio by sq. ft. and is located at the 431 Smith Lane property in Jackson, Tennessee, where the tenant has been in occupancy since May 2004. Kirkland’s has two, five-year renewal options at fair-market value upon written notice no later than twelve months prior to the lease expiration date of May 31, 2019 and no termination options.

Amcor PET Packaging (“Amcor”) (660,200 sq. ft., 9.9% of NRA, 12.4% of U/W Base Rent, rated Baa2 by Moody’s) is an Australian-based multinational packing company. Amcor is headquartered in Hawthorn, Melbourne, and creates packaging solutions using flexible and rigid plastics packaging. Amcor products protect food, beverage, pharmaceutical, medical, personal, and home and personal care goods. Amcor employs 27,200 people worldwide and has operations across 43 countries. Amcor has two major packaging products, rigid plastics and flexible. Amcor is the largest producer of polyethylene terephthalate (PET) bottles. As of June 30, 2014, Amcor reported EBITDA of $1.1 billion. Amcor is located at 1080 Jenkins Brothers Road property in Blythewood, South Carolina and has been in occupancy since March 1999. Amcor has one, five-year renewal option at fair-market value upon written notice no later than twelve months prior to the lease expiration date of July 21, 2023 and no termination options.

Baker and Taylor, Inc. (“Baker and Taylor”) (504,164 sq. ft., 7.5% of NRA, 6.7% of U/W Base Rent) is a distributor of books and entertainment, which has been in business for over 180 years. Based in Charlotte, North Carolina, Baker and Taylor’s core business distributes books, calendars, music CDs, DVDs, Blu-ray discs and digital content, including e-books and e-spoken word audio. Digital content is available through the company’s Axis 360 platform via the Blio app or the Axi360 app in combination with the Axis Reader app. Baker and Taylor’s retail unit contributes over approximately 1 million book titles and music CDs, DVDs and Blu-rays to brick and mortar and internet retailers. Baker and Taylor is located at 5045 West 79th Street in Indianapolis, Indiana and has been in occupancy since July 2001. Baker and Taylor has two, three-year renewal options at fair-market value upon written notice no later than twelve months prior to the lease expiration date of August 31, 2018 and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

The Market. According to a market research report, the overall United States national industrial market continued to strengthen with overall vacancy rates declining from 8.0% to 7.0% from Q4 2013 to Q4 2014 and overall asking rents increasing 5.0% to $5.49 PSF NNN from Q1 2013 to Q1 2014. The Heartland Industrial Portfolio is geographically diversified, representing 8 different markets and 13 different submarkets.

Market Level Concentrations(1)
Market	Number of Properties	Sq. Ft.	% of Portfolio NRA	Weighted Average Occupancy(2)	U/W Base Rent	% of U/W Base Rent	U/W Base Rent PSF
Indianapolis	7	1,822,592	27.2%	100.0%	$6,059,577	27.8%	$3.32
Louisville	4	1,145,900	17.1%	100.0%	$3,965,910	18.2%	$3.46
Columbia	1	660,200	9.9%	100.0%	$2,706,820	12.4%	$4.10
Nashville	4	604,084	9.0%	74.4%	$1,656,115	7.6%	$2.74
Jackson/Memphis	1	771,000	11.5%	100.0%	$1,633,976	7.5%	$2.12
Fayetteville	1	506,115	7.6%	100.0%	$1,518,345	7.0%	$3.00
St. Louis	1	450,668	6.7%	100.0%	$1,451,171	6.7%	$3.22
Columbus	1	354,676	5.3%	100.0%	$1,195,258	5.5%	$3.37
Raleigh/Durham	1	164,005	2.4%	100.0%	$861,655	4.0%	$5.25
Cincinnati	1	218,064	3.3%	100.0%	$741,418	3.4%	$3.40
Total / Wtd. Avg.	22	6,697,304	100.0%	97.7%	$21,790,244	100.0%	$3.43
(1)	Source: Appraisal.

(2)	Based on the actual in place occupancy of 97.7% as of July 1, 2015. The underwritten occupancy of 94.8% does not include Hat World, Inc., the only tenant at the 7555 Woodland Drive property, which is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

Submarket Level Concentrations(1)
Submarket	Market	Number of Properties	Sq. Ft.	% of Portfolio NRA	Weighted Avg. Occupancy(2)	U/W Base Rent	% of U/W Base Rent	U/W Base Rent PSF	Market Rent PSF	Market Vacancy
Northwest Indianapolis	Indianapolis	6	1,562,192	23.3%	100.0%	$5,148,177	23.6%	$3.30	$4.21	3.9%
Bullitt	Louisville	3	897,500	13.4%	100.0%	$3,208,290	14.7%	$3.57	$3.63	10.9%
Northeast Columbia	Columbia	1	660,200	9.9%	100.0%	$2,706,820	12.4%	$4.10	$3.73	13.3%
Southeast Memphis	Jackson/Memphis	1	771,000	11.5%	100.0%	$1,633,976	7.5%	$2.12	$2.73	13.8%
East Fayetteville	Fayetteville	1	506,115	7.6%	100.0%	$1,518,345	7.0%	$3.00	$3.05	15.7%
Illinois Industrial	St. Louis	1	450,668	6.7%	100.0%	$1,451,171	6.7%	$3.22	$3.57	3.6%
North Nashville	Nashville	3	374,580	5.6%	82.4%	$1,212,145	5.6%	$3.24	$3.58	6.6%
Southeast Columbus	Columbus	1	354,676	5.3%	100.0%	$1,195,258	5.5%	$3.37	$3.11	7.2%
Southwest Indianapolis	Indianapolis	1	260,400	3.9%	100.0%	$911,400	4.2%	$3.50	$4.19	8.5%
Raleigh/Durham	Raleigh/Durham	1	164,005	2.4%	100.0%	$861,655	4.0%	$5.25	$6.69	3.9%
South Central	Louisville	1	248,400	3.7%	100.0%	$757,620	3.5%	$3.05	$3.72	7.3%
Cincinnati International Airport	Cincinnati	1	218,064	3.3%	100.0%	$741,418	3.4%	$3.40	$3.87	5.0%
Southeast Nashville	Nashville	1	229,504	3.4%	61.4%	$443,970	2.0%	$1.93	$3.88	7.1%
Total / Wtd. Avg.		22	6,697,304	100.0%	97.7%	$21,790,244	100.0%	$3.43	$3.71	8.6%
(1)	Source: Appraisal.

(2)	Based on the actual in place occupancy of 97.7% as of July 1, 2015. The underwritten occupancy of 94.8% does not include Hat World, Inc., the only tenant at the 7555 Woodland Drive property, which is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

Indianapolis Market.    (7 properties totaling 1,822,592 sq. ft., 27.2% of NRA, 27.8% of U/W Base Rent) Indianapolis has emerged as one of the strongest industrial markets in the country, with quarterly absorption for Q4 2014 registering 2.4 million sq. ft. and net occupancy gains for the year reaching 5.5 million sq. ft. Overall industrial vacancy is currently 5.8% for all product types in the greater Indianapolis market. The key factors driving demand are technology, housing, auto and distribution centers related to internet sales. Indianapolis is also home to the warehousing and distribution operations for a number of the nation’s Fortune 1000 companies, including WellPoint, Eli Lilly, Brightpoint, Simon Property Group and Calumet Specialty Products. The Indianapolis area benefits from low cost of living and cost of doing business relative to other Midwestern states. Within Indianapolis is the “Crossroads of America”, which is the intersection of five major interstate highways. Additionally, Indianapolis International Airport also recently expanded to serve as a major FedEx shipping hub.

Louisville Market. (4 properties totaling 1,145,900 sq. ft., 17.1% of NRA, 18.2% of U/W Base Rent) Louisville’s industrial market had a vacancy rate of 6.1% as of Q4 2014, down from 6.9% as of Q4 2013. Over the same period of time, Louisville industrial market rents have increased 1.4% to $3.60 PSF NNN. Strong employment growth has been realized in Louisville as job creation accelerated in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

second half of 2014. United Parcel Service (UPS), the world’s 8th largest airline and Louisville’s largest employer, completed its $1.0 billion Worldport Expansion Project, which has created more than 4,900 new jobs in the area over the last three years. Louisville is also home to five Fortune 1000 companies, including Humana, Inc., Kindred Healthcare, Yum! Brands, Brown-Forman and PharMerica. All four assets in the Louisville market are located near Interstates 265 and 65 and proximate to the Louisville International Airport.

Columbia Market. (1 property totaling 660,200 sq. ft., 9.9% of NRA, 12.4% of U/W Base Rent) The 1080 Jenkins Brothers Road property is located in Richland County, South Carolina within the Columbia MSA, approximately 90 miles south of Charlotte and 200 miles east of Atlanta. Three major interstates (Interstates 26, 77 and 20), along with access to Interstates 85 and 95 provide the region with a vast transportation network. Additionally, Columbia’s proximity to the Ports of Charleston and Savannah provide access for distribution and manufacturing firms in the southeast United States. Columbia’s economic base includes the $14.0 billion energy-based holding company SCANA. Major international corporations such as DHL, Michelin, CSC, Kraft Foods, Husqvarna and Westinghouse Electric Company anchor the region’s industrial base. Area development includes headquarters operations, manufacturing facilities and distribution centers. Attracting businesses in the advanced manufacturing industry is a major focus of the local and state economic development communities and is supported in Columbia by the Center for Manufacturing and Technology. In October of 2012, Amazon opened its 1.0 million sq. ft. warehouse/distribution fulfillment center in West Columbia. Amazon brought over 1,100 new jobs to the region. Moreover, within the last two years, seven manufacturers have relocated to the Columbia area, bringing approximately 1,300 additional jobs to the region.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W PSF
Base Rent(1)	$22,459,468	$22,516,874	$22,706,119	$22,897,832	$22,214,652	$3.32
Value of Vacant Space	0	0	0	0	1,234,013	0.18
Gross Potential Rent	$22,459,468	$22,516,874	$22,706,119	$22,897,832	$23,448,665	$3.50
Total Recoveries	4,864,682	5,577,413	6,349,062	6,417,685	6,706,946	1.00
Total Other Income	62,808	10,310	6,768	7,730	0	0.00
Less: Vacancy(2)	0	0	0	0	(1,234,013)	(0.18)
Effective Gross Income	$27,386,958	$28,104,597	$29,061,949	$29,323,247	$28,921,598	$4.32
Total Operating Expenses	5,836,573	6,821,844	7,260,551	7,144,125	7,348,721	1.10
Net Operating Income	$21,550,385	$21,282,753	$21,801,398	$22,179,122	$21,572,877	$3.22
TI/LC/CapEx Reserve Credit(3)	0	0	0	0	(1,169,730)	(0.17)
TI/LC	0	0	0	0	1,306,736	0.20
Capital Expenditures	0	0	0	0	1,272,488	0.19
Net Cash Flow	$21,550,385	$21,282,753	$21,801,398	$22,179,122	$20,163,383	$3.01
Average Annual Rent PSF(4)	$3.41	$3.50	$3.42

(1)	U/W Base Rent includes $424,445 in contractual step rent through August 2018.

(2)	U/W Vacancy is based on economic vacancy and represents 4.1% of gross potential rent.

(3)	TI/LC/CapEx Reserve Credit represents the upfront outstanding TI/LC obligations, free rent and required repairs reserves amortized over the term of the Heartland Industrial Portfolio Loan.

(4)	Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the borrower.

Property Management.    The Heartland Industrial Portfolio is managed by Exeter Property Group Advisors II, L.P. Exeter Property Group Advisors II, L.P. is a real estate investment management firm specializing in the acquisition, development, leasing and management of industrial and related business park properties across the United States and Europe through an array of value add and core return private equity investment vehicles.

Lockbox / Cash Management.    The Heartland Industrial Portfolio Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit all rents and other payments in to the lockbox account controlled by the lender that was established by the borrowers at closing. Provided no Trigger Period (as defined below) is continuing, all funds in the cash management account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, all transfers to borrowers’ operating account will cease and all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed in accordance with the Heartland Industrial Portfolio Loan documents, with any excess funds being held by lender as additional collateral for the Heartland Industrial Portfolio Loan.

A “Trigger Period” will commence (i) upon an event of default or (ii) if the DSCR is less than 1.20x on the last day of any calendar quarter. A Trigger Period will cease to exist when (a) with respect to clause (i) of the definition of “Trigger Period”, such event of default

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

has been cured and (b) with respect to clause (ii) of the definition of “Trigger Period” the DSCR is at least 1.20x for two consecutive calendar quarters (which, at any time after August 1, 2017 (the “Lockout Date”), may be satisfied by the borrower prepaying a portion of the principal (together with any applicable yield maintenance premium applicable thereto) in an amount sufficient to cause the DSCR to be at least 1.20x and terminate the Trigger Period).

Initial Reserves.    At loan closing, the borrower deposited (i) $643,812 into a tax reserve account, (ii) $5,564,124 into a replacement reserve account, (iii) $5,848,650 into a TI/LC reserve account, (iv) $100,000 for free rent into a rollover reserve subaccount, (v) $390,457 for outstanding TI/LC obligations into a rollover reserve subaccount and (vi) $284,526 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $279,525 into a tax reserve account, (ii) $50,230 into a replacement reserve account and (iii) (a) $27,905 into a TI/LC reserve account or (b) from an after the date that the rollover reserve subaccount balance first falls below $1,500,000, the monthly TI/LC payment will increase to $139,527. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Property Releases; Kirkland Parcel Release.

Property Releases Generally. On any payment date after the Lockout Date, the borrower may obtain the release of any property, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.39x, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower makes a prepayment of the Heartland Industrial Portfolio Loan in an amount equal to 120% of the allocated loan amount for the released property and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

Property Release: Kirkland Sale. Kirkland’s has a one-time right to purchase the property located at 431 Smith Lane, Jackson, Tennessee (the “Kirkland Property”) effective May 31, 2019 with 12 months’ notice (the “Kirkland Purchase Option”). In the event Kirkland’s exercises the Kirkland Purchase Option, the borrower will be permitted to sell the Kirkland Property provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the DSCR immediately preceding the release, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower makes a prepayment of the Heartland Industrial Portfolio Loan in an amount equal to the greater of 120% of the allocated loan amount for the Kirkland Property and 100% of the net sales proceeds and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

Kirkland Expansion Right: Parcel Release. Kirkland’s has the option, exercisable by notice to the borrower at least 12 months prior to the expiration of initial term of its lease (by May 31, 2018) to elect to expand the improvements on the Kirkland Property on land at such property that is currently vacant (the “Kirkland Release Parcel”).

If, at the time Kirkland exercises is expansion option, Kirkland does not have a “fixed charge coverage ratio” (as such term is defined in the Kirkland lease) of at least 1.80x (the “Required FCCR”) then borrower will not be obligated to construct the expansion improvements and Kirkland may purchase the Kirkland Release Parcel, in which case, the Kirkland Release Parcel will be released from the lien of the related security instrument (whether prior to or after the Lockout Date), provided, among other things, (i) the Kirkland Release Parcel is a separate tax lot, (ii) borrower and Kirkland enter into all necessary easement and similar agreements necessary or desirable to ensure the continued use, operation and access to the remaining Kirkland Property, (iii) borrower makes a prepayment of the Heartland Industrial Portfolio Loan in an amount equal to 100% of the net sales proceeds and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

However, if, at the time Kirkland exercises is expansion option, Kirkland does meet the Required FCCR then the borrower will either (i) transfer the Kirkland Release Parcel to an affiliate of borrower (in which case the Kirkland Release Parcel will be released from the lien of the mortgage provided, among other things, that (A) the Kirkland Release Parcel is a separate tax lot, (B) the borrower and the transferee enter into all necessary easement and similar agreements necessary or desirable to ensure the continued use, operation and access to the remaining Kirkland Property and (C) such transferee enters into a new lease with Kirkland relating to the Kirkland Release Parcel and any expansion obligations relating thereto) or (ii) effect the release of the Kirkland Property in accordance with the general release provisions (see “Property Releases Generally” above); provided (A) such release will not be prohibited prior to the Lockout Date and (B) the DSCR requirement will be that the DSCR for the remaining properties is not less than the DSCR immediately preceding the release.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 1 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 74.4% 1.36x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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200 Southeast Second Avenue Miami, FL 33131	Collateral Asset Summary – Loan No. 2 Courtyard Miami Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 68.9% 1.57x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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200 Southeast Second Avenue Miami, FL 33131	Collateral Asset Summary – Loan No. 2 Courtyard Miami Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 68.9% 1.57x 11.0%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor(1):	Allan V. Rose
Borrower:	Miami Convention Hotel Corp.
Original Balance:	$52,000,000
Cut-off Date Balance:	$52,000,000
% by Initial UPB:	4.6%
Interest Rate:	4.9120%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$478,899	$47,890
Insurance:	$0	Springing
Required Repairs:	$120,275	NAP
FF&E(3):	$0	1/12 of 4.0% of gross income
Replacement:	$0	$1,583
PIP:	$3,000,000	Springing
Seasonality:	$396,000	Springing

Financial Information
Cut-off Date Balance / Room:	$223,176
Balloon Balance / Room:	$182,983
Cut-off Date LTV:	68.9%
Balloon LTV:	56.5%
Underwritten NOI DSCR:	1.72x
Underwritten NCF DSCR:	1.57x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield:	10.0%
Underwritten NOI Debt Yield at Balloon:	13.4%
Underwritten NCF Debt Yield at Balloon:	12.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Select Service Hospitality
Collateral:	Fee Simple
Location:	Miami, FL
Year Built / Renovated:	1975 / 2012
Total Rooms:	233
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$5,718,997
Underwritten NCF:	$5,219,250
Appraised Value:	$75,500,000
Appraisal Date:	May 1, 2015

Historical NOI
Most Recent NOI:	$5,909,357 (T-12 March 31, 2015)
2014 NOI:	$5,688,247 (December 31, 2014)
2013 NOI:	$4,877,899 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	84.1% (March 31, 2015)
2014 Occupancy:	83.5% (December 31, 2014)
2013 Occupancy:	84.9% (December 31, 2013)

(1)	The sponsor is also the sponsor under the mortgage loans identified on Annex A-1 to the Free Writing Prospectus as HGI & Homewood Suites Bossier City and Hampton Inn & Suites Irving, which have Cut-off Date Balances of $24,646,815 and $11,786,741, respectively.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Gross income excludes income associated with the parking garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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200 Southeast Second Avenue Miami, FL 33131	Collateral Asset Summary – Loan No. 2 Courtyard Miami Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 68.9% 1.57x 11.0%

The Loan. The Courtyard Miami Downtown loan (the “Courtyard Miami Downtown Loan”) is a $52.0 million fixed rate loan secured by the borrower’s fee simple interest in a 233-room, select service hotel located at 200 Southeast Second Avenue, Miami, Florida (the “Courtyard Miami Downtown Property”). The Courtyard Miami Downtown Loan has a 10-year term and amortizes on a 30-year schedule. The Courtyard Miami Downtown Loan accrues interest at a fixed rate equal to 4.9120%. Loan proceeds were used to retire existing debt of approximately $15.8 million, fund upfront reserves of approximately $4.0 million, pay closing costs and return approximately $31.6 million of equity to the sponsor. Based on the appraised value of $75.5 million as of May 1, 2015, the cut-off date LTV ratio is 68.9% with an implied equity of $23.5 million. The most recent prior financing of the Courtyard Miami Downtown Loan was included in JMPCC 2006-LDP7 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$52,000,000	100.0%	Loan Payoff	$15,832,726	30.4%
			Closing Costs	$592,002	1.1%
			Reserves	$3,995,174	7.7%
			Return of Equity	$31,580,097	60.7%
Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%

The Borrower / Sponsor. The borrower, Miami Convention Hotel Corp., is a single purpose Florida corporation structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse guarantor is Allan V. Rose. Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company founded in 1986. AVR has built, acquired and developed more than 30 million sq. ft. of commercial and residential space. In addition, AVR is an active hotel owner and currently owns 16 hotels totaling more than 3,200 rooms.

The Property. The Courtyard Miami Downtown Property is a 13-story, 233-room select service hotel located in downtown Miami, Florida. The sponsor acquired the Courtyard Miami Downtown Property in 1987 and converted it into a Holiday Inn in 1994. In 2002, the Courtyard Miami Downtown Property was converted to a Courtyard by Marriott. The Courtyard Miami Downtown Property underwent renovations in 2008-2009 and 2012-2013, for a total cost of nearly $9.9 million ($42,489 per room) over the last seven years. In 2008-2009, the Courtyard Miami Downtown Property underwent a mandatory (per the franchise agreement) six-year “refresh” at a cost of approximately $4.5 million ($19,313 per room) which included renovations to the lobby, business center, meeting rooms, guestrooms, and the addition of the Bistro Cafe. In 2012-2013, the Courtyard Miami Downtown Property underwent approximately $5.3 million ($22,747 per room) elective renovation which included the removal of all exterior balconies, removal and replacement of all windows, doors and railings, and installation of a new HVAC system.

Courtyard Miami Downtown Room Mix
Type	# of Rooms	SF
Double	83	377
King	71	325
King Deluxe	54	377
King Suites	25	648
Total/Wtd. Avg.	233	390

The Courtyard Miami Downtown Property features standard guest rooms comprised of one king bed or two full beds, as well as deluxe rooms that feature a living area with a sleeper sofa and suite rooms that offer a separate living room. Each room features floor to ceiling windows, with a view of the Miami skyline, along with a mini refrigerator and microwave, complimentary Wi-Fi, a 32-inch LCD TV and a work desk with a chair. The Courtyard Miami Downtown Property’s amenities include a business center, fitness center, pool, meeting space, valet parking (third-party managed) and the “Bistro Cafe”, which serves breakfast and dinner.

The Courtyard Miami Downtown Property operates under a franchise agreement with Marriott International, Inc. (“Marriott”) through December 13, 2027.

Environmental Matters. The Phase I environmental report dated June 16, 2015 recommended no further action at the Courtyard Miami Downtown Property.

The Market. The Courtyard Miami Downtown Property is located in the heart of downtown Miami, FL. The Courtyard Miami Downtown Property is accessible via Interstate 95, Brickell Avenue and I-395, which are considered the area’s major thoroughfares, and is also located approximately 6.9 miles from Miami International Airport, which has ranked among the top 30 airports in the world over the last decade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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200 Southeast Second Avenue Miami, FL 33131	Collateral Asset Summary – Loan No. 2 Courtyard Miami Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 68.9% 1.57x 11.0%

In 2014, Miami ranked as the second largest economy in the southeast, trailing only Atlanta, and ranked twelfth in the entire nation in gross metropolitan product ($281 billion in 2014). Tourism supported nearly 127,000 jobs in Miami-Dade County in 2014, an increase of over 25% since 2008. Tourism-related taxable income sales generated nearly $2.6 billion for Miami-Dade County in 2014. Unemployment has decreased during the three years prior to 2014, falling from just over 9.4% as of year-end 2011 to 6.8% as of year-end 2014. Additionally, consumer spending is up according to the Florida Department of Revenue, as taxable sales income in 2014 increased by over 13% over the prior three years.

In 2014, the Miami tourism industry experienced 2.4% increase in overnight visitation, its fifth consecutive year of positive growth. Domestic and international visitors increased over 3.0% and 1.8% on an annual basis, respectively. Overall, an estimated 14.5 million visitors stayed at least one night in Greater Miami in 2014.

Through 2014, Miami posted the fifth highest hotel occupancy among the top 10 US metropolitan areas with a market wide occupancy of 78.3%. Miami ranked fourth amongst these same metropolitan areas in ADR and RevPAR. The Miami lodging market consistently ranks among the top five markets in the country in both aggregate RevPAR and RevPAR growth. Miami’s 2014 RevPAR of $144.87 represents 7.1% growth year-over-year, ranking fourth nationally behind only New York City, San Francisco, and Oahu.

As of March 31, 2015, the Courtyard Miami Downtown Property reported T-12 occupancy, ADR and RevPAR of 83.7%, $153.68 and $128.65, respectively. The Courtyard Miami Downtown Property reported penetration rates of 99.8%, 103.0% and 102.8% for occupancy, ADR and RevPAR, respectively. Market penetration was based on the competitive set, which includes the Hyatt Regency Miami, Holiday Inn Port of Miami Downtown, YVE Hotel Miami, Hampton Inn & Suites Miami Brickell Downtown, Springhill Suites Miami Arts Health District, Aloft Miami Brickell and Courtyard Miami Coconut Grove.

Historical Occupancy, ADR, RevPAR(1)
	Courtyard Miami Downtown			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 March 2015	83.7%	$153.68	$128.65	83.9%	$149.17	$125.14	99.8%	103.0%	102.8%
T-12 December 2014	83.0%	$151.02	$125.40	83.4%	$145.77	$121.56	99.6%	103.6%	103.2%
T-12 December 2013	78.6%	$140.38	$110.37	79.8%	$138.54	$110.58	98.5%	101.3%	99.8%
T-12 December 2012(2)	62.0%	$130.36	$80.82	80.3%	$129.62	$104.11	77.2%	100.6%	77.6%
(1)	Source: Hospitality research report.

(2)	2012 was a renovation year.

Several new developments are planned for downtown Miami including Miami Worldcenter and The Brickell City Centre. Miami Worldcenter is a $2.0 billion project consisting of 765,000 sq. ft. of retail space anchored by a Macy’s & Bloomingdales, 600,000 sq. ft. of meeting space, and a 1,800 room Marriott Marquis. The Miami Worldcenter project is expected to generate an estimated 20,000 construction jobs and nearly 14,000 direct and indirect permanent jobs. Miami Worldcenter is located 0.8 miles to the north of the Courtyard Miami Downtown Property and is accessible via the Metromover transit line, located within walking distance of the Courtyard Miami Downtown Property. Brickell City Centre is a $1.05 billion mixed-use development located in the center of the Brickell financial district. The project consists of 5.4 million sq. ft. of office, residential, hotel, retail, and entertainment space in addition to a two-level underground parking garage that spans seven acres below the property. Brickell City Centre is estimated to add approximately 3,700 direct jobs and 2,500 indirect jobs. Brickell City Centre is located 1.2 miles to the south of the Courtyard Miami Downtown Property and is accessible via the Metromover transit line, located within walking distance of the Courtyard Miami Downtown Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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200 Southeast Second Avenue Miami, FL 33131	Collateral Asset Summary – Loan No. 2 Courtyard Miami Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 68.9% 1.57x 11.0%

Competitive Set(1)
Name	Courtyard Miami Downtown	Hyatt Regency Miami	Holiday Inn Port Of Miami Downtown	YVE Hotel Miami	Hampton Inn & Suites Miami Brickell Downtown	Springhill Suites Miami Arts Health District	Aloft Miami Brickell	Courtyard Miami Coconut Grove
# of Rooms	233	612	200	243	221	198	160	196
Location	Miami, FL	Miami, FL	Miami, FL	Miami, FL	Miami, FL	Miami, FL	Miami, FL	Miami, FL
Year Opened	1975	1982	1964	1935	2011	2009	2013	1973
Occupancy(2)	83.7%	79.0%	92.0%	80.0%	90.0%	90.0%	77.0%	82.0%
ADR(2)	$153.68	$140.00	$155.00	$175.00	$140.00	$130.00	$165.00	$130.00
RevPAR(2)	$128.65	$110.60	$142.60	$140.00	$126.00	$117.00	$127.05	$106.60
Restaurant	Yes	Yes	Yes	Yes	Yes	No	No	No
Lounge	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
Fitness Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
(1)	Source: Appraisal.

(2)	Occupancy, ADR and RevPAR for the Courtyard Miami Downtown Property is as of T-12 March 2015 and were obtained from a hospitality research report. Occupancy, ADR and RevPAR for the competitive set are 2014 annual estimated provided by the appraiser. The minor variances between the underwriting and the above table with respect to Occupancy, ADR, and RevPAR at the Courtyard Miami Downtown Property are attributed to variance in reporting methodologies and/or timing differences.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013	2014	T-12 3/31/2015	U/W	U/W per Room(2)
Occupancy	84.9%	83.5%	84.1%	84.1%
ADR	$130.00	$149.98	$152.91	$152.91
RevPAR	$110.42	$125.17	$128.56	$128.56

Room Revenue	$9,309,950	$10,645,272	$10,932,975	$10,932,975	$46,923
F&B Revenue	806,904	860,060	906,770	906,770	3,892
Other Revenue(3)	1,139,817	1,092,975	1,071,045	1,071,045	4,597
Total Revenue	$11,256,672	12,598,307	$12,910,789	$12,910,789	$55,411
Operating Expenses	2,651,352	2,731,188	2,723,577	2,723,577	11,689
Undistributed Expenses	3,118,079	3,517,201	3,606,189	3,787,283	16,254
Gross Operating Profit	$5,487,240	$6,349,918	$6,581,023	$6,399,929	$27,468
Total Fixed Charges	609,342	661,671	671,666	680,933	2,922
Net Operating Income	$4,877,899	$5,688,247	$5,909,357	$5,718,997	$24,545
FF&E	0	0	0	499,747	2,145
Net Cash Flow	$4,877,899	$5,688,247	$5,909,357	$5,219,250	$22,400
(1)	The minor variances between the Competitive Set and the above table with respect to Occupancy, ADR, and RevPAR at the Courtyard Miami Downtown Property are attributed to variance in reporting methodologies and/or timing differences.

(2)	U/W per Room is based on a total of 233 rooms.

(3)	Other Revenue includes parking revenue, market sales, and telecom revenue, among other things. Parking revenue represents approximately 83.3% of Other Revenue and is subject to a third party management agreement.

Property Management. The Courtyard Miami Downtown Property is managed by Dimension Development Two, LLC, a hospitality management company that currently manages 49 hotels in 12 states including the Courtyard Miami Dolphin Mall and Homewood Suites Miami. The company has managed the Courtyard Miami Downtown Property since 2002 and is based out of Natchitoches, LA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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200 Southeast Second Avenue Miami, FL 33131	Collateral Asset Summary – Loan No. 2 Courtyard Miami Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 68.9% 1.57x 11.0%

Lockbox / Cash Management. The Courtyard Miami Downtown Loan is structured with a hard lockbox and springing cash management. In place cash management and a full excess cash flow sweep are required upon (i) an event of default, (ii) a bankruptcy or similar event of the borrower, the guarantor, the sponsor or the property manager, (iii) the date that is the earlier of (x) 12 months prior to the expiration of the franchise agreement or (y) the date that borrower receives notice from franchisor of the termination of the franchise agreement, (iv) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.15x at any time that a property improvement plan is in place (until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.25x) or (v) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.25x at any time that a property improvement plan is not in place (until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.30x).

Initial Reserves. At loan closing, the borrower deposited (i) $478,899 into a tax reserve account, (ii) $120,275 into an immediate repairs reserve account, which represents 125% of the engineer’s recommendation, (iii) $3,000,000 into a PIP reserve account and (iv) $396,000 into a seasonality reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit (i) 1/12 of the required annual taxes, which currently equates to $47,890, into a tax reserve account, (ii) 1/12 of 4.0% of the prior year’s gross income (excluding income associated with the parking garage) into a FF&E reserve account and (iii) $1,583 into a replacement reserve account for repairs to be made to the parking garage. The borrower is required to deposit 1/12 of the estimated insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

On each payment date occurring in December, January, February, March and April of each year during the mortgage loan term, the borrower is initially required to deposit $79,200 into the seasonality reserve account based on the current cap of $396,000 (as such amount may be adjusted from time to time in the lender’s reasonable discretion , the “Seasonality Reserve Cap”). In the event the amount then on deposit in the seasonality reserve account equals or exceeds the amount that would be collected for the applicable calendar year, deposits are suspended until the amount on deposit equals the then applicable Seasonality Reserve Cap. Additionally, if at any time the lender estimates an increase in PIP expenses associated with the remaining PIP work, the borrower will be required to deposit such amount into the PIP reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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200 Southeast Second Avenue Miami, FL 33131	Collateral Asset Summary – Loan No. 2 Courtyard Miami Downtown	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 68.9% 1.57x 11.0%

Courtyard Miami Downtown
200 Southeast Second Avenue
Miami, FL 33131
Miami
Miami International University
Christ Fellowship Church
Bayside Market Place
State of Florida Government Offices
Federal Detention Center
Federal Courthouse
Federal Courthouse
Miami-Dade College
All Aboard Florida Miami Station (under construction)
C. Clyde Atkins United States Courthouse
United States Post Office
Holiday Inn Port of Miami
Bayside Marketplace
Proposed Parking
Miami Sun Hotel
Miami-Dade College
New World School of the Arts
Klipsch Amphitheater at Bayfront Park
Miami-Dade County Government Center
Eleventh Judical Circuit of Florida
Metromall
Security Building
Congress Bldg
urban@261
b2 miami
Leamington Hotel
New World Tower
History Miami
Dade County Courthouse
Alfred I. Dupont Bldg
Galleria International Mall
50 Biscayne
Bayfront Park
230
Suntrust International Center
One Biscayne Tower
Ultramont Mall
Huntington Building
Brand Institute HQ
Florida International University
CitiBank
Miami Tower
Met 3
Southeast Financial Center
Miami Center
InterContinental Hotel Miami
One Miami Condominiums
James L. Knight International Center
River Park Hotel
JW Marriott
Wells Fargo Center
300 Biscayne
One Riverview Square
Hyatt Regency
Epic Miami Residences & Hotel
Miami River
Biscayne Bay
Viceroy Miami
600 Brickell Avenue
First Presbyterian Church
701 Brickell Avenue
777 Brickell Avenue
800 Brickell Avenue
One Brickell Square
The Four Ambassadors
The Plaza At Brickell
NW 5TH ST
NW 4TH ST
NW 3RD ST
NE 3RD ST
NW 2ND ST
NW 1ST ST
NE 1ST ST
W FLAGLER ST
E FLAGLER ST
SW 1ST ST
SW 2ND ST
SE 2ND ST
SW 3RD ST
SE 3RD ST
S BISCAYNE BLVD
BISCAYNE BLVD
N MIAMI AVE
NE MIAMI AVE
NE 1ST AVE
NE 2ND AVE
NE 3RD AVE
NW 1ST AVE
NW 1ST CT
BRICKELL AVE
BRICKELL BAY DR
1
Sunrise
Weston
Fort Lauderdale
Davie
Pembroke Pines
Dania Beach
Miramar
Hollywood
Miami Gardens
Aventura
Hialeah
Miami
Miami Beach
Doral
Fountainebleau
Tamiami
Coral Gables
Kendall
Atlantic Ocean
75
595
95
821
826
Cartifact
MAP © 2015 CARTIFACT · DATA © OSM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 3 Shopko Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,600,000 68.7% 1.43x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Various	Collateral Asset Summary – Loan No. 3 Shopko Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,600,000 68.7% 1.43x 9.7%

Mortgage Loan Information
Loan Seller:	SPREF
Loan Purpose:	Acquisition
Sponsor:	LCN North American Fund REIT
Borrower:	LCN SKO Omaha (Multi) LLC
Original Balance:	$50,600,000
Cut-off Date Balance:	$50,600,000
% by Initial UPB:	4.5%
Interest Rate:	4.6300%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Anticipated Repayment Date(1):	July 6, 2025
Maturity Date:	July 6, 2045
Amortization:	Interest only for first 30 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Special Rollover Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$37
Balloon Balance / Sq. Ft.:	$32
Cut-off Date LTV:	68.7%
Balloon LTV:	59.6%
Underwritten NOI DSCR(3):	1.57x
Underwritten NCF DSCR(3):	1.43x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.8%
Underwritten NOI Debt Yield at Balloon:	11.2%
Underwritten NCF Debt Yield at Balloon:	10.1%

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Warehouse Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	1,376,000
Property Management:	Self-managed
Underwritten NOI:	$4,905,813
Underwritten NCF:	$4,451,831
Appraised Value:	$73,700,000
Appraisal Date:	Various

Historical NOI(4)
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	If the mortgage loan is not paid in full by the Anticipated Repayment Date (“ARD”), the interest rate will increase to 3.0000% per annum plus the greater of (i) 4.6300% or (ii) the treasury rate as described in the Shopko Industrial Portfolio Loan documents.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 2.07x and 1.87x, respectively.
(4)	Historical NOI is unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Various	Collateral Asset Summary – Loan No. 3 Shopko Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,600,000 68.7% 1.43x 9.7%

Property Summary
Property Name	Location	Sq. Ft.	Year Built/Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Omaha Distribution Center	Omaha, NE	535,000	2000/2004	$21,710,000	$31,500,000	100.0%
De Pere Distribution Center	De Pere, WI	494,000	1986/2000	$16,510,000	$24,100,000	100.0%
Boise Distribution Center	Boise, ID	347,000	1992/2000	$12,380,000	$18,100,000	100.0%
Total / Wtd. Avg.		1,376,000		$50,600,000	$73,700,000	100.0%
(1)	Occupancy based on rent roll dated August 6, 2015.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent	Lease Expiration(2)
Shopko	NR/NR/NR	1,376,000	100.0%	$3.76	100.0%	6/30/2035
Total Occupied Collateral		1,376,000	100.0%	$3.76	100.0%
Vacant		0	0.0%
Total		1,376,000	100.0%

(1)	Rent escalates at the lesser of 1.25x cumulative CPI or 6.0% every three years for the initial term and all renewals beginning on July 1, 2018.
(2)	Shopko has two, 10-year extension options. The tenant has the right to terminate in the event that certain confidentiality provisions in the lease are breached by the borrower and not cured within two business days of notice from the tenant. In the event that the lease is terminated as a result of a breach under the confidentiality provisions, the Shopko Industrial Portfolio Loan will become full recourse to the non-recourse carveout guarantor, LCN North American Fund REIT.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	3	1,376,000	100.0%	1,376,000	100.0%	$3.76	100.0%	100.0%
Vacant	NAP	0	0.0%	1,376,000	100.0%	NAP	NAP
Total / Wtd. Avg.	3	1,376,000	100.0%			$3.76	100.0%

The Loan.    The Shopko Industrial Portfolio loan (the “Shopko Industrial Portfolio Loan”) is a fixed rate loan with an original principal balance of $50.6 million secured by the borrower’s fee simple interest in three warehouse and industrial properties totaling 1,376,000 sq. ft. located in De Pere, Wisconsin, Omaha, Nebraska and Boise, Idaho (the “Shopko Industrial Portfolio Properties”). The Shopko Industrial Portfolio Loan has an anticipated repayment date of July 6, 2025 (the “Anticipated Repayment Date” or “ARD”) and a stated maturity date of July 6, 2045. The Shopko Industrial Portfolio Loan amortizes on a 30-year schedule after an initial 30 month interest-only period. Prior to the Anticipated Repayment Date, the Shopko Industrial Portfolio Loan accrues interest at a fixed rate equal to 4.6300%. On and after the Anticipated Repayment Date, the Shopko Industrial Portfolio Loan accrues interest at a fixed rate that is equal to 3.0000% per annum plus the greater of (i) 4.6300% or (ii) the treasury rate as described in the Shopko Industrial Portfolio Loan documents. Loan proceeds, along with approximately $21.69 million in equity from the sponsors, were used to acquire the Shopko Industrial Portfolio Properties for $72.29 million. Based on the appraised value of $73.7 million as of May 28, 2015 and June 1, 2015, the cut-off date LTV is 68.7%. The most recent prior financing of the Shopko Industrial Portfolio Properties was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Various	Collateral Asset Summary – Loan No. 3 Shopko Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,600,000 68.7% 1.43x 9.7%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$50,600,000	70.0%	Purchase Price	$72,290,000	100.0%
Sponsor Equity	$21,690,000	30.0%
Total Sources	$72,290,000	100.0%	Total Uses	$72,290,000	100.0%
(1)	Closing costs were paid by the seller out of sales proceeds at closing.

The Borrower / Sponsor.    The borrower, LCN SKO Omaha (Multi) LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower is 100% owned by real estate investment funds controlled by LCN North American Fund, LP. The nonrecourse carve-out guarantor is LCN North American Fund REIT. LCN North American Fund REIT is 99.9% owned by LCN North American Fund, L.P. LCN North American Fund REIT owns commercial real estate properties on behalf of LCN North American Fund, L.P.

LCN Capital Partners is a private equity firm with offices in New York and London. LCN Capital Partners pursues credit focused investments in corporate real estate across certain industry sectors and commercial property types in North America and Europe. LCN Capital Partners is a natural extension of the managing partners’ prior experiences:  the creation of an institutional and high net worth platform for global corporate sale leaseback investing.  Co-founder Edward V. LaPuma created and led W.P. Carey’s international businesses during his over 15-year tenure there, pioneering the sale-leaseback market in Europe as well as serving as president of two successful REITs of $2 billion and $700 million each.  Co-founder Bryan York Colwell is a 16-year veteran of Goldman Sachs investment banking/M&A, served as a global group head at ABN Amro Bank, and has a proven record in business creation and restructuring as a private investor.

The Properties.    The Shopko Industrial Portfolio Properties consist of the borrower’s fee interests in three industrial properties totaling 1,376,000 sq. ft. The Shopko Industrial Portfolio Properties are located in De Pere, Wisconsin, Omaha, Nebraska, and Boise, Idaho. The Shopko Industrial Portfolio Properties are 100.0% leased by Shopko on a 20-year, triple net lease. Approximately 35.9% of the Shopko Industrial Portfolio Properties net rentable area and 32.6% of the underwritten base rent is concentrated in the De Pere Distribution Center, 38.9% of the net rentable area and 42.9% of the underwritten base rent in the Omaha Distribution Center, and 25.2% of the net rentable area and 24.5% of the underwritten base rent in the Boise Distribution Center. Of the total Shopko Industrial Portfolio Properties net rentable area, 97.9% is warehouse and 2.1% is office space.

The Omaha Distribution Center sits on a 79.5 acre site and consists of 45-foot clear heights, 145 dock-high loading entrances, and two grade-level drive-in doors.  The De Pere Distribution Center sits on a 49.7 acre site and consists of clear heights that range from 28-45 feet, 152 dock-high loading entrances and two grade-level drive-in doors. The Boise Distribution Center sits on a 50 acre site and consists of 40-foot clear heights, 80 dock-high loading entrances, and four grade-level drive-in door doors.

Environmental Matters.    The Phase I environmental report dated June 15, 2015 for the Boise Distribution Center property revealed that a leaking underground storage tank case from 2013 was initiated relating to a release from piping associated with the two underground storage tanks located adjacent to the truck wash building. Groundwater was reported not to have been impacted and soils in the area dispenser island and tanks were impacted. Soil vapor monitoring was performed and it was determined that no vapor impacts above industrial air screening levels were detected in the truck wash building. The Idaho Department of Environmental Quality has approved the closure of the case with no further remediation pending the negotiation of a binding environmental covenant restricting the use of the property to commercial. Pursuant to the Shopko Industrial Portfolio loan agreement, the borrower must complete such environmental covenant within ninety days of the loan’s origination. Additionally, a covenant was added to the Shopko Industrial Portfolio loan agreement requiring the borrower to prepare a soil and groundwater management plan (and to comply with the terms thereof) for the De Pere Distribution Center. The Phase I environmental reports dated June 11, 2015 and June 12, 2015 recommended no further action at the De Pere Distribution Center and Omaha Distribution Center properties.

Major Tenant.

Shopko (1,376,000 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent). The Shopko Industrial Portfolio Properties are 100.0% leased by Shopko Stores (“Shopko”) on a 20-year, triple net lease guaranteed by Specialty Retail Shops Holding Corp. As of fiscal year ending January 2015, their EBITDA was approximately $96.9 million. Founded in 1962 and headquartered in Green Bay, Wisconsin, Shopko is a $3 billion retailer that operates 343 stores in 25 states throughout the Midwest, Mountain, North Central and Pacific Northwest regions. Retail formats include 131 Shopko stores, providing quality name-brand merchandise, pharmacy and optical services in small to mid-sized cities; 203 Shopko Hometown locations, a smaller concept store developed to meet the needs of smaller communities; five Shopko Express Rx stores, a neighborhood drugstore concept; and four Shopko Pharmacy locations. Shopko is an affiliate of Sun Capital Partners, Inc., a leading private investment firm focused on leverage buyouts, equity, debt, and other investments with over $9 billion of capital under management. The three Shopko Industrial Portfolio Properties act as the only regional distribution centers for Shopko. Each facility is used for the receipt, temporary storage, and redistribution of the company’s merchandise to Shopko stores within each facility’s region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Various	Collateral Asset Summary – Loan No. 3 Shopko Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,600,000 68.7% 1.43x 9.7%

The Market.

De Pere Distribution Center Property Market.    The De Pere Distribution Center is located in the Green Bay industrial market, and is more specifically located within the Ashwaubenon submarket. According to a third party market research report, as of the first quarter of 2015, the Ashwaubenon submarket had a total inventory of approximately 12.0 million sq. ft. of warehouse space within 304 buildings. Warehouse vacancy within the submarket was 1.0% during Q1 2015, with the submarket experiencing positive net absorption of 7,910 sq. ft. during the quarter. No new product has been delivered to the submarket since Q2 2013, when a 99,102 sq. ft building was completed, and there are currently no projects under construction. The average quoted rental rate for warehouse space within the submarket is $4.44 PSF (NNN). The appraiser concluded a market rent of $3.50 PSF (NNN).

Omaha Distribution Center Property Market.    The Omaha Distribution Center is located in the Omaha/Council Bluffs industrial market and the Outlying Sarpy County industrial submarket. According to a third party market research report, as of the first quarter of 2015, the Outlying Sarpy County submarket had a total inventory of approximately 12.5 million sq. ft. of warehouse space within 454 buildings. Warehouse vacancy within the submarket was 1.8% during Q1 2015, with the submarket experiencing positive net absorption of 209,345 sq. ft. during the quarter. Two warehouse buildings totaling 233,919 sq. ft. were delivered to the submarket in Q1 2015 with no additional inventory currently under construction. The average quoted rental rate for warehouse space within the submarket is $5.60 PSF (NNN). The appraiser concluded a market rent of $4.15 PSF (NNN).

Boise Distribution Center Property Market.    The Boise Distribution Center is located in the Boise City/Nampa industrial market and the Airport industrial submarket. According to a third party market research report, as of the first quarter of 2015, the Airport industrial submarket had a total inventory of approximately 5.9 million sq. ft. of warehouse space within 239 buildings. Warehouse vacancy within the submarket was 5.0% during Q1 2015, with the submarket experienced negative net absorption of 7,590 sq. ft. during the quarter. One warehouse building totaling 20,000 sq. ft. was delivered to the submarket in Q1 2015 with no additional inventory currently under construction. The average quoted rental rate for warehouse space within the submarket is $5.51 PSF (NNN). The appraiser concluded at market rent of $3.80 PSF (NNN).

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$5,172,000	$3.76
Value of Vacant Space	0	0.00
Gross Potential Rent	$5,172,000	$3.76
Total Recoveries(2)	151,726	0.11
Total Other Income	0	0.00
Less: Vacancy(3)	(266,186)	(0.19)
Effective Gross Income	$5,057,540	$3.68
Total Operating Expenses(2)	151,726	0.11
Net Operating Income	$4,905,813	$3.57
TI/LC	162,613	0.12
Capital Expenditures	291,370	0.21
Net Cash Flow	$4,451,831	$3.24

(1)	Historical NOI unavailable.
(2)	The tenant operates under an absolute net lease and pays all expenses directly. A 100.0% expense recovery ratio is utilized for presentation purposes only.
(3)	The underwritten economic vacancy is 5.0%. The Shopko Industrial Portfolio Properties were 100.0% physically occupied as of August 6, 2015.

Property Management.    The Shopko Industrial Portfolio Properties are self-managed by the tenant.

Lockbox / Cash Management.    The Shopko Industrial Portfolio Loan is structured with a hard lockbox and in place cash management. Funds deposited into the clearing account are swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the Shopko Industrial Portfolio Loan documents. During a Cash Trap Period (as defined below) that continues for any reason other than the continuance of a Lease Sweep Period (as defined below), all excess cash flow will be deposited into a lender controlled cash collateral account until the termination of such Cash Trap Period. During the continuance of a Lease Sweep Period, excess cash flow will be deposited into a special rollover reserve account.

A “Cash Trap Period” will commence upon the occurrence of any of the following: (i) the Anticipated Repayment Date, (ii) an event of default, (iii) the debt service coverage ratio being less than 1.15x at the end of any calendar quarter, or (iv) the commencement of a Lease Sweep Period. A Cash Trap Period will be cured with regard to clause (ii), when such event of default has been cured and no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Various	Collateral Asset Summary – Loan No. 3 Shopko Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,600,000 68.7% 1.43x 9.7%

other event of default has occurred and is continuing; with regard to clause (iii), when the debt service coverage ratio is greater than or equal to 1.20x for one calendar quarter; and with regard to clause (iv), upon the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence following the occurrence of any of the following: (i) any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date; (ii) any major tenant (Shopko or any tenant approved by the lender under a Major Lease) discontinues its business at the premises (“goes dark”) or gives notice that it intends to discontinue its business; and (iii) an insolvency event with respect to any tenant under a Major Lease. “Major Lease” means the Shopko lease and any future or replacement lease at the Shopko Industrial Portfolio Properties approved by the lender.

A Lease Sweep Period will end upon the earlier to occur of (x) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve account to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following: (1) with respect to clauses (i) or (ii) above, upon the date on which all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases in accordance with the terms of the loan documents, and all leasing expenses have been paid in full or an amount sufficient to pay such leasing expenses has been escrowed with the lender in the special rollover reserve account; (2) with respect to clause (ii) above, upon the earlier to occur of (a) the applicable tenant under a Major Lease having resumed occupancy and resumed its business operations at the space demised under the Major Lease for three (3) consecutive months and in accordance with the terms of the applicable Major Lease or (b) with respect to a Lease Sweep Period caused by a matter described in clause (ii) above where (x) the tenant under a Major Lease “goes dark” at more than one property, upon the accumulation of $7.50 PSF (of aggregate amount of square footage demised at each property) in the special rollover reserve account, or (y) the tenant under a Major Lease “goes dark” at only one property, upon the payment date which is the one year anniversary of the commencement of such Lease Sweep Period (which will result in approximately $2.05 million of actual excess cash flow swept during the amortization period); and (3) with respect to clause (iii) above, if (a) the applicable insolvency proceeding is dismissed within ninety (90) days after its commencement, (b) the subject Major Lease has been affirmed, assumed or assigned pursuant to an order of the applicable bankruptcy court or (c) the subject Major Lease has been rejected and the space demised under the Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases, approved by lender and entered into in accordance with the loan documents, and all leasing expenses or an amount sufficient to pay such leasing expenses has been escrowed with the lender in the special rollover reserve account.

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account; provided, however, the borrower is not required to make such monthly deposits so long as (A) no event of default or Cash Trap Period will have occurred and be continuing, (B) the Shopko lease is in full force and effect, (C) the Shopko tenant continues to be obligated under the Shopko lease to pay all real estate taxes directly to the applicable taxing authority with respect to the property, and (D) the Shopko tenant pays all real estate taxes with respect to the property directly to the applicable taxing authority and the borrower delivers to the lender evidence thereof within 20 days of the date prior to the date such real estate taxes would become delinquent if not paid, (ii) 1/12 of the estimated insurance premiums payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies; provided, however, that the borrower is not required to make such monthly deposits so long as (A) no event of default or Cash Trap Period will have occurred and be continuing, (B) the Shopko lease is in full force and effect, (C) the Shopko tenant continues to be obligated under the Shopko lease to maintain insurance covering the entire property in form and substance reasonably satisfactory to lender, (D) the policies maintained by the Shopko tenant covering the property are approved by the lender and the requirements of the loan documents are satisfied in accordance therewith, and (E) the borrower provides the lender with evidence reasonably satisfactory to the lender that the borrower or the Shopko Tenant has paid the annual premium on all insurance required to be maintained pursuant to the loan documents for the next 12 months, (iii) during the continuance of a Cash Trap Period or after the Anticipated Repayment Date, (a) $17,200 into a capital expenditure account and (b) $28,667 into a TI/LC reserve account. Additionally, upon the occurrence of a Lease Sweep Period, all excess cash will be deposited into a special rollover reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    None.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Various	Collateral Asset Summary – Loan No. 3 Shopko Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,600,000 68.7% 1.43x 9.7%

Howard
Green Bay
Port of Green Bay
University of Wisconsin-Green Bay
Northeast Wisconsin Technical College
DOWNTOWN
Green Bay
Hobart
Lambeau Field
AUSTIN STRAUBEL INTL AIRPORT
Allouez
Ashwaubenon
Bellevue
De Pere
St. Norbert College
1
STATE ST
Metropolitan Community College
EPPLEY AIRFIELD
Carter Lake
BLONDO ST
Omaha
Centurylink Center
Boys Town
PACIFIC ST
University of Nebraska at Omaha
DOWNTOWN OMAHA
College of St Mary
Oak View Mall
Rosenblatt Stadium
L ST
Ralston
Fun-Plex Amusement Park
HARRISON ST
La Vista
CORNHUSKER RD
Bellevue
2
Papillion
OFFUTT AIR FORCE BASE
Springfield
Memorial Stadium
W STATE ST
Hulls Gulch Camels Back Reserve
W USTICK RD
Military Reserve
W FAIRVIEW AVE
Boise Towne Square
Boise State University
W FRANKLIN RD
Boise
W OVERLAND RD
W VICTORY RD
BOISE AIRPORT
E AMITY RD
Simplot Sports Complex
3
CANADA
ND
MT
Billings
Bismarck
Fargo
MN
Minneapolis
SD
1
WI
3
ID
WY
Casper
Milwaukee
Chicago
Cheyenne
NE
2
IA
Des Moines
Salt Lake City
Denver
NV
UT
CO
Colorado Springs
KS
Kansas City
Wichita
MO
St Louis
St George
Las Vegas
Tulsa
OK
Flagstaff
Oklahoma City
AR
TN
Memphis
Little Rock
AZ
Albuquerque
NM
Phoenix
San Diego
Tucson
Las Cruces
Fort Worth
Dallas
MS
Jackson
Shreveport
TX
LA
Austin
Houston
San Antonio
New Orleans
MEXICO
Gulf of Mexico

Shopko Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY/STATE	ZIP CODE
1	De Pere Distribution Center	1717 Lawrence Drive	De Pere, WI	54115
2	Omaha Distribution Center	10808 South 132nd Street	Omaha, NE	68138
3	Boise Distribution Center	1001 East Gowen Road	Boise, ID	83716

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

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43

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Credit Assessment (Moody’s/Fitch/Kroll):	Baa2/AA/AA+
Sponsor(1):	WP Glimcher; O’Connor Capital Partners
Borrower:	BRE/Pearlridge, LLC
Original Balance(2):	$48,000,000
Cut-off Date Balance(2):	$48,000,000
% by Initial UPB:	4.3%
Interest Rate:	3.5300%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	Interest Only
Additional Debt(2)(3):	$82,400,000 Pari Passu Debt; $94,600,000 Subordinate Secured Debt Future Mezzanine Debt Permitted
Call Protection(4):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI/LC:	$3,787,426	$0
Ground Lease:	$442,842	Springing
Free Rent:	$572,470	$0

Financial Information
	Senior Loan(6)	Total Debt(7)
Cut-off Date Balance / Sq. Ft.:	$144	$249
Balloon Balance / Sq. Ft.:	$144	$249
Cut-off Date LTV:	30.5%	52.6%
Balloon LTV:	30.5%	52.6%
Underwritten NOI DSCR:	5.02x	2.91x
Underwritten NCF DSCR:	4.64x	2.69x
Underwritten NOI Debt Yield:	18.0%	10.4%
Underwritten NCF Debt Yield:	16.6%	9.6%
Underwritten NOI Debt Yield at Balloon:	18.0%	10.4%
Underwritten NCF Debt Yield at Balloon:	16.6%	9.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple/Leasehold
Location:	Aiea, HI
Year Built / Renovated:	1972, 1976 / 1996
Total Sq. Ft.:	903,692
Property Management:	WPG Management Associates, Inc.
Underwritten NOI(8):	$23,437,452
Underwritten NCF:	$21,674,193
Appraised Value:	$427,500,000
Appraisal Date:	April 15, 2015

Historical NOI
Most Recent NOI(8):	$21,716,377 (T-12 April 30, 2015)
2014 NOI:	$21,472,120 (December 31, 2014)
2013 NOI:	$21,956,124 (December 31, 2013)
2012 NOI:	$20,460,723 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(9):	94.4% (April 30, 2015)
2014 Occupancy	93.8% (December 31, 2014)
2013 Occupancy:	93.8% (January 31, 2014)
2012 Occupancy:	93.4% (January 31, 2013)

(1)     The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Scottsdale Quarter which has a Cut-off Date Balance of $28,000,000.

(2)     The Original Balance of $48.0 million represents the senior non-controlling Note A-2-C which, together with the senior pari passu Note A-1-C with an original principal balance of $72.0 million, two senior pari passu Notes A-1-S and A-2-S with an aggregate original principal balance of $10.4 million and four subordinate notes, evidenced by Note B-1-S and Note B-2-S with an aggregate original principal balance of $48.6 million and Note C-1-S and Note C-2-S with an aggregate original principal balance of $46.0 million comprise the Pearlridge Center Loan Combination with an aggregate original whole loan principal balance of $225.0 million. For additional information regarding the pari passu companion loan and subordinate companion loans, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(3)     See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)     See “Partial Release” herein.

(5)     See “Initial Reserves” and “Ongoing Reserves” herein.

(6)     Senior Loan DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate $130.4 million Pearlridge Center Senior Pari Passu Companion Loans.

(7)     Total Debt LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate $225.0 million Pearlridge Center Loan Combination.

(8)     UW NOI is higher than Most Recent NOI due to contractual rent steps through May 2016 and percentage in lieu tenant, Cinnamon Girl, calculated based on 8.0% of most recent sales and accounting for a total of $429,703. Additionally, UW NOI includes Pali Momi Medical Center, Kay Jewelers, Justice, Verizon Wireless and Harris Jewelers, which have executed their respective leases but have not yet taken occupancy or commenced paying rent.

(9)     Most Recent Occupancy account for five tenants (3.9% of NRA) that have executed leases but have not yet taken occupancy including Pali Momi Medical Center, Kay Jewelers, Justice, Verizon Wireless and Harris Jewelers. Excluding these tenants, the property is 90.5% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)(2)	% of Net Rentable Area	Lease Expiration	U/W Base Rent PSF(2)	Total Sales (000s)(3)(4)	Sales PSF(3)(4)	Occupancy Cost(3)(4)(5)
Non-Collateral Tenants(6)
Sears	C/Caa1/CCC+	185,000		6/30/2029	$3.83	$44,098	$238	2.0%
Toys “R” Us(7)	NR/NR/NR	46,000		1/31/2029	$17.19	$13,872	$302	5.1%
Big City Diner	NR/NR/NR	7,277		4/30/2032	$7.26	$2,987	$410	2.2%
Subtotal		238,277			$6.52	$60,957	$256	2.6%

Collateral Anchor Tenants
Macy’s(8)	BBB+/Baa2/BBB+	167,179	18.5%	2/28/2027	$2.42	$43,567	$290	3.3%

Major Retail Tenants (>15,000 sq. ft.)
Bed Bath & Beyond	NR/Baa1/A-	65,653	7.3%	1/31/2021	$11.89	NAV	NAV	NAV
Pearlridge Mall Theatres(9)	NR/NR/NR	40,730	4.5%	12/31/2022	$16.02	$5,898	$368,648	23.0%
Long’s Drug Store(10)	NR/NR/NR	27,684	3.1%	2/28/2021	$3.70	$24,797	$896	2.1%
Tropics Mini Golf	NR/NR/NR	17,860	2.0%	8/31/2017	$3.23	NAV	NAV	NAV
Subtotal / Wtd. Avg.		151,927	16.8%		$10.48

Major Office Tenants (>15,000 sq. ft.)
DSI Renal	NR/NR/NR	26,867	3.0%	8/31/2018	$31.79
Pali Momi Medical Center(11)	NR/NR/NR	24,260	2.7%	10/31/2035	$28.81
Straub Clinic & Hospital, Inc.	NR/NR/NR	16,500	1.8%	12/31/2018	$27.36
Subtotal / Wtd. Avg.		67,627	7.5%		$29.64

Other Tenants (<15,000 sq. ft.)
Other Retail Tenants		368,802	40.8%		$41.29
Other Office Tenants		97,471	10.8%		$32.49
Subtotal / Wtd. Avg.		466,273	51.6%		$39.45

Total Occupied Collateral		853,006	94.4%

Vacant Tenants
Vacant Retail		45,544	5.0%
Vacant Office		5,142	0.6%
Subtotal		50,686	5.6%

Total Space Type
Total Retail Collateral		733,452	81.2%
Total Office Collateral		170,240	18.8%
Total Collateral		903,692	100.0%

(1)       Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)       Net Rentable Area and U/W Base Rent PSF are based on the April 30, 2015 rent roll.

(3)       All sales information presented herein is based upon information provided by the borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales.  Further, because tenant sales information is self-reported, such information was not independently verified by the borrower.

(4)       Total Sales, Sales PSF and Occupancy Costs represent sales for the 12-month period ending April 30, 2015, except for Sears which shows full year 2014 information.

(5)       Occupancy Cost is based on borrower provided data of gross rent of each tenant including U/W Base Rent and expense reimbursements.

(6)       Sears, Toys “R” Us and Big City Diner own their improvements and the improvements are not collateral for the Pearlridge Center Mortgage Loan.

(7)       Toys “R” Us has the option to terminate its lease if all compliance costs and expenses exceed the sum of $1.0 million in the aggregate over the term of the lease, with six months’ prior notice.

(8)       Macy’s Total Sq. Ft and Base Rent includes Macy’s-Thisit’s tenant suite. Macy’s Total Sales PSF and Occupancy Cost exclude Macy’s-Thisit.

(9)       Pearlridge Mall Theatres Sales PSF is shown on a per screen basis – 16 screens.

(10)     Long’s Drug Store Total Sq. Ft and Base Rent include 1,184 sq. ft. storage space.

(11)     The Pali Momi Medical Center tenant is the hospital’s cancer center, not the hospital, which is located adjacent to Pearlridge Center and which is not part of the collateral. The tenant executed a lease and is required to take occupancy and commence rental payments in November 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	16	23,309	2.6%	23,309	2.6%	$31.20	3.0%	3.0%
2015	29	36,383	4.0%	59,692	6.6%	$47.37	7.2%	10.2%
2016	31	81,162	9.0%	140,854	15.6%	$36.34	12.3%	22.5%
2017	31	78,891	8.7%	219,745	24.3%	$32.59	10.7%	33.3%
2018	28	116,287	12.9%	336,032	37.2%	$34.55	16.8%	50.1%
2019	30	73,041	8.1%	409,073	45.3%	$33.18	10.1%	60.2%
2020	21	35,376	3.9%	444,449	49.2%	$36.67	5.4%	65.6%
2021	13	106,576	11.8%	551,025	61.0%	$13.69	6.1%	71.7%
2022	7	52,662	5.8%	603,687	66.8%	$23.71	5.2%	76.9%
2023	9	29,608	3.3%	633,295	70.1%	$41.72	5.2%	82.1%
2024	4	4,902	0.5%	638,197	70.6%	$60.96	1.2%	83.3%
2025	7	22,470	2.5%	660,667	73.1%	$58.15	5.5%	88.8%
Thereafter	8	192,339	21.3%	853,006	94.4%	$13.99	11.2%	100.0%
Vacant	NAP	50,686	5.6%	903,692	100.0%	NAP	NAP
Total / Wtd. Avg.	234	903,692	100.0%			$28.07	100.0%

(1)   Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The Loan.    The Pearlridge Center loan (the “Pearlridge Center Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interest in 903,692 sq. ft of a 1.1 million sq. ft. super regional mall located at 98-1005 Moanalua Road in Aiea, Hawaii (the “Pearlridge Center Property”). The Pearlridge Center Loan is evidenced by the senior non-controlling pari passu Note A-2-C with an original principle balance of $48.0 million and, together with the senior pari passu Note A-1-C, with an original principal balance of $72.0 million, the senior pari passu Note A-1-S and the senior pari passu Note A-2-S, with an aggregate original principal balance of $10.4 million (such senior pari passu notes, collectively, the “Pearlridge Center Senior Pari Passu Companion Loans”), and four subordinate notes, evidenced by Note B-1-S and Note B-2-S, with an aggregate original principal balance of $48.6 million, and Note C-1-S and Note C-2-S, with an aggregate original principal balance of $46.0 million (such subordinate notes, collectively, the “Pearlridge Center Subordinate Companion Loans”), comprising the whole loan with an aggregate original principal balance of $225.0 million (the “Pearlridge Center Loan Combination”). The Pearlridge Center Loan Combination was co-originated by JPMCB and GACC. Only the Note A-2-C will be included in the COMM 2015-CCRE25 mortgage trust. The Note A-1-C was included in the JPMBB 2015-C30 transaction. The remaining six notes (Note A-1-S, Note A-2-S, Note B-1-S, Note B-2-S, Note C-1-S and Note C-2-S) were included in the WP Glimcher Mall Trust 2015-WPG transaction.

The relationship between the holders of the Pearlridge Center Loan and the other Pearlridge Center Senior Pari Passu Companion Loans and the Pearlridge Center Subordinate Companion Loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—Pearlridge Center” in the Free Writing Prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-C	$72,000,000	$72,000,000	JPMBB 2015-C30	No
Note A-2-C	$48,000,000	$48,000,000	COMM 2015-CCRE25	No
Note A-1-S & A-2-S	$10,400,000	$10,400,000	WP Glimcher Mall Trust 2015-WPG	No
Note B-1-S & Note B-2-S	$48,600,000	$48,600,000	WP Glimcher Mall Trust 2015-WPG	Yes
Note C-1-S & Note C-2-S	$46,000,000	$46,000,000	WP Glimcher Mall Trust 2015-WPG	No
Whole Loan	$225,000,000	$225,000,000

The Pearlridge Center Loan Combination has a 10-year term and requires interest only payments for the term of the loan. The Pearlridge Center Loan accrues interest at a fixed rate equal to 3.5300% per annum and has a cut-off date balance of $48.0 million. The Pearlridge Center Loan Combination proceeds were used to refinance existing debt of approximately $171.6 million, fund upfront reserves of approximately $4.8 million, pay closing costs of approximately $1.6 million and return equity to the sponsor of approximately $47.0 million. Based on the appraised value of $427.5 million as of April 15, 2015, the cut-off date LTV is 30.5%. The most recent prior financing of the Pearlridge Center Property was included in the MSC 2011-C1 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$225,000,000	100.0%	Loan Payoff	$171,606,454	76.3%
			Return of Equity	$46,988,808	20.9%
			Reserves	$4,802,738	2.1%
			Closing Costs	$1,601,999	0.7%
Total Sources	$225,000,000	100.0%	Total Uses	$225,000,000	100.0%

The Borrower / Sponsor.    The borrower, BRE/Pearlridge LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower are WP Glimcher and O’Connor Capital Partners pursuant to a joint venture agreement. The non-recourse carveout guarantor is Washington Prime Group, L.P., a retail-focused real estate company founded in May 2014 as a spinoff of Simon Property Group. The company combined a national real estate portfolio with an investment-grade balance sheet and was created to leverage its expertise across the entire shopping center sector to increase cash flow through management of existing assets as well as select development and acquisitions of new assets with franchise value. In 2015, Washington Prime Group merged with Glimcher Realty Trust to create WP Glimcher, a real estate investment trust. Originally formed in 1971, O’Connor Capital Partners has sponsored a range of multi-strategy, real estate private equity funds. To date, its funds have invested over $2.5 billion in equity in over $15 billion of real estate transactions across the United States, Mexico, Europe, Argentina and Japan.

The Property. The Pearlridge Center Property is an approximately 1.1 million sq. ft. super regional mall located at 98-1005 Moanalua Road in Aiea, Hawaii and is the second largest shopping center in Hawaii. The Pearlridge Center Property is situated on a 44.6-acre site, 36.3-acres of which are subject to six ground leases with The Trustees of the Estate of Bernice Pauahi Bishop (35.8 acres) that expire on December 31, 2058, with two successive 10-year extension options and one ground lease with Territorial Savings Bank (0.5 acres) that expires on December 31, 2031 and does not contain any renewal options.

The collateral for the Pearlridge Center Loan Combination includes the borrower’s fee simple and leasehold interest in 903,692 sq. ft. as well as the leased fee interest in the non-collateral improvements owned by Sears, Toys “R” Us and Big City Diner, whose respective sites are ground leased from the borrower. The Pearlridge Center Property, which is situated on a 35.8-acre site, was built in three phases in 1972: Uptown, Downtown and Phase III, was expanded in 1976 and renovated in 1996. According to the sponsors, from 2012 to 2014, approximately $5.6 million ($4.88 PSF) was invested in property improvements, and an additional $1.3 million ($1.14 PSF) is expected to be spent on various repairs and renovations. The mall is anchored by Sears (185,000 sq. ft.) and Macy’s (150,000 sq. ft.) and includes several notable national retailers such as Toys “R” Us, Bed Bath & Beyond, Victoria’s Secret, Express, Kay Jewelers, Verizon Wireless and Forever 21. In addition, the Pearlridge Center Property features 170,240 sq. ft. of office space (18.8% of the net rentable area) contained within an eight-story office building that is 97.0% leased to 60 tenants as of April 30, 2015. The office tenant roster consists of financial, medical and legal firms. Other amenities include a monorail, movie theater, dining hall with a farmers market, valet parking and 6,487 parking spaces resulting in a parking ratio of approximately 5.6 spaces per 1,000 sq. ft. of net rentable area.

Historical Sales PSF
	2012	2013	2014	T-12 4/30/2015

Anchor Tenants
Macy’s(1)	$258	$263	$263	$261
Sears(2)(3)	$199	$213	$238	$238
Pearlridge Mall Theaters(4)	$369,330	$373,147	$379,819	$368,648

In-Line Tenant Sales PSF	$512	$509	$505	$505
In-Line Tenant Occupancy Costs	11.8%	11.8%	12.3%	12.4%

(1)   Macy’s sales do not include sales from “Macy’s-Thisit”

(2)   Sears is not included in the Pearlridge Center collateral sq. ft.

(3)   The trailing twelve month sales for Sears represent 2014 sales. The T-12 4/30/2015 sales were not available.

(4)   Pearlridge Mall Theaters sales PSF are based on 16 total screens.

As of April 30, 2015, the Pearlridge Center Property was 94.4% occupied by 234 tenants, and the three largest tenants are Macy’s, Bed Bath & Beyond, and Pearlridge Mall Theatres. The Pearlridge Center Property reported comparable in-line sales of $505 PSF and occupancy cost of 12.4% for the trailing twelve-month period ended April 30, 2015. Additionally, in-line sales PSF for comparable stores less than 10,000 sq. ft. were approximately $481, $512, $509, $505 and $505 in 2011, 2012, 2013, 2014 and the trailing twelve-month period ended April 30, 2015, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 sq. ft. for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

same time periods were approximately 12.1%, 11.8%, 11.8%, 12.3% and 12.4%. Both Sears and Macy’s at the Pearlridge Center Property outperform the national averages for their respective chains. Sears reported 2014 sales of approximately $238 PSF, which is approximately 47.8% above the 2013 national chain-wide average of $161 PSF and Macy’s reported trailing twelve-month April 30, 2015 sales of $290 PSF, which is approximately 55.9% above the 2013 national chain-wide average of $186 PSF. Additionally, the Sears at the Pearlridge Center Property has benefitted from the closure of the Sears at Ala Moana (a property listed in the “competitive set” chart below) in June 2013. Sales at the Pearlridge Center Property have increased from approximately $36.8 million in 2012 to approximately $39.5 million in 2013 to approximately $44.1 million in 2014.

The Pearlridge Center Property’s rollover is granular with no more than 16.8% of underwritten rent expiring in any given year during the loan term. As of April 30, 2015, the overall property is 95.6% leased, including anchors, and the Pearlridge Center Property collateral is 94.4% occupied. Physical occupancy accounts for five tenants, representing 3.9% of NRA, including Pali Momi Medical Center, Kay Jewelers, Justice, Verizon Wireless and Harris Jewelers that have executed leases but have not yet taken occupancy. In-line collateral occupancy is 88.8% as of April 30, 2015.

Environmental Matters. The Phase I environmental report dated April 20, 2015 recommended no further action.

The Market. The Pearlridge Center Property is located between Honolulu and West Oahu, one of the fastest growing regions in Hawaii. The area’s steady population, job growth and expanding local economy, driven primarily by the tourism, government (military), and construction sectors have sustained an active retail market. Regional access to the area is primarily provided by the H-1 Freeway, which also provides access to downtown Honolulu to the southeast and Mililani Town and North Shore to the north. Travel & tourism is the largest segment of Hawaii’s overall economy, directly accounting for approximately one-third of all jobs and 26.3% of gross state product. Hawaii’s attractive beaches, tropical climate and extensive visitor infrastructure have established the islands as one of the most desirable tourist destinations in the world. Hawaii is also working to support and promote other industries such as ocean research, film and television production, high tech manufacturing and agricultural products which will benefit both the metropolitan statistical area and state. Per the appraisal, the trade area consisting of a five-mile radius contains an estimated 200,103 people with an average household income of $94,228 as of 2014, and the appraiser estimates an 11.7% increase by 2019.

Retail: The Pearlridge Center Property is situated within the Leeward retail submarket. According to the appraisal, the submarket contained approximately 7.0 million sq. ft. of existing supply as of the Q1 2015, and maintained an overall occupancy rate of approximately 97.7% with asking rents of $37.70 PSF.

The appraisal identified four regional malls that are directly competitive with the Pearlridge Center Property. The properties range from approximately 452,000 to approximately 1.7 million sq. ft. and range from 92.7% to 99.0% occupied. One source of future competition is Ka Makana Ali’I, an approximately $500 million regional mall development project which is under construction and is located approximately 14 miles west of the Pearlridge Center Property. The new mall is being built to meet the needs of a growing population in western Oahu. Additionally, Ho‘opili, 1,600 acres of former ‘Ewa sugarcane land, is being developed by D.R. Horton with 11,750 homes within a sustainable living environment. Increased residential development may partially mitigate the competition from new supply in the market.

The chart below summarizes the Pearlridge Center Property’s competitive set.

Competitive Set(1)
Name	Pearlridge Center	Ala Moana Center	Kahala Mall	Ka Makana Ali’i	Windward Mall
Distance from Subject	NAP	10.4 mi.	14.0 mi.	10.0 mi.	14.0 mi.
Property Type	Super Regional Mall	Super Regional Mall	Regional Mall	Super Regional Mall	Regional Mall
Year Built / Renovated	1972, 1976 / 1996	1959 / 2015	1970 / 2000	Opening 2017	1982 / 2009
Occupancy	94.4%(2)	97.8%	99.0%	NAV	92.7%
Size (Sq. Ft.)	1,141,969(3)	1,716,487	452,000	1,400,000	518,000
Anchors / Major Tenants	Macy’s, Sears, Toys “R” Us, Long’s Drug Store, Pearlridge Mall Theatres	Long’s Drug Store, Macy’s, Neiman Marcus, Nordstrom	Long’s Drug Store, Macy’s, Whole Foods	Macy’s	Macy’s, Sears, Regal Cinemas

(1)    Source: Appraisal.

(2)    Based on the rent roll dated as of April 30, 2015.

(3)    Of the 1,141,969 total mall sq. ft., 903,692 sq. ft. represents the collateral for the Pearlridge Center Loan Combination.

Office: The Pearlridge Center Property is located adjacent to the 126-bed Pali Momi Medical Center (“Pali Momi”), which employs over 400 physicians and is not part of the collateral. The hospital is expanding and has agreed to lease 24,260 sq. ft. for $28.81 PSF in the Uptown phase of the Pearlridge Center Property to house its new cancer center.

According to the appraisal, the Leeward Oahu office submarket contained approximately 603,712 sq. ft. of existing supply and maintained an overall occupancy rate of 92.7% with asking rents of $47.40 PSF as of year-end 2014. According to a 2014 year-end

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

office market report, the Class B Office Market occupancy was reported to be 96.5%, which is comparable to the 97.0% occupancy of the office component at the Pearlridge Center Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W PSF
Base Rent(1)	$22,052,265	$22,614,579	$22,655,965	$22,769,997	$23,947,657	$26.50
Vacant Income	0	0	0	0	1,684,398	1.86
Gross Potential Rent	$22,052,265	$22,614,579	$22,655,965	$22,769,997	$25,632,055	$28.36
Total Recoveries	18,332,814	19,133,632	18,817,137	18,712,337	19,084,235	21.12
Other Income(2)	3,999,000	4,223,163	4,373,564	4,396,372	4,542,239	5.03
Less: Vacancy(3)	0	0	0	0	(1,684,398)	(1.86)
Effective Gross Income	$44,384,080	$45,971,375	$45,846,666	$45,878,706	$47,574,130	$52.64
Total Operating Expenses	23,923,356	24,015,251	24,374,546	24,162,329	24,136,679	26.71
Net Operating Income	$20,460,723	$21,956,124	$21,472,120	$21,716,377	$23,437,452	$25.94
TI/LC	0	0	0	0	1,494,012	1.65
Capital Expenditures	0	0	0	0	269,247	0.30
Net Cash Flow	$20,460,723	$21,956,124	$21,472,120	$21,716,377	$21,674,193	$23.98

(1)     Underwritten Base Rent includes rent steps through May 2016 and percentage in lieu tenant, Cinnamon Girl, calculated based on 8.0% of most recent sales and accounting for a total of $429,703.

(2)     Other Income consists primarily of specialty leasing, percentage rent, temporary tenant income, monorail, vending and pay phone.

(3)     U/W Vacancy represents 6.6% of Gross Potential Rent. The Leeward retail submarket has a Q1 2015 vacancy rate of 2.3% and the as of year-end 2014, the Leeward Oahu submarket had a Class B office vacancy rate of 3.5%.

Property Management.    The Pearlridge Center Property is managed by WPG Management Associates, Inc., an Indiana corporation and an affiliate of the sponsors. The current management agreement commenced on June 1, 2015 and will continue unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of the gross rental income, payable on a monthly basis. The management fees related to the Pearlridge Center Property are subordinate to the liens and interests of the Pearlridge Center loan.

Lockbox / Cash Management.    The Pearlridge Center Loan is structured with a hard lockbox and springing cash management. The borrower has delivered tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During a Trigger Period, all funds in the lockbox account are swept bi-weekly to a segregated cash management account under the control of the lender. To the extent there is a Trigger Period continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the Pearlridge Center Loan Combination.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Pearlridge Center Loan documents, (ii) any bankruptcy action of the borrower or property manager if borrower does not replace manager with a qualified manager within 60 days or (iii) the debt service coverage ratio is less than 1.20x as determined in the loan documents for two consecutive quarters (a “DSCR Trigger Period”).

Initial Reserves.     At origination, the borrower deposited into escrow (i) $3,787,426 for outstanding tenant improvements and leasing commissions, (ii) $572,470 for free rent and (iii) $442,842 for a ground lease reserve.

Ongoing Reserves.    The borrower is required to deposit monthly, during a DSCR Trigger Period or event of default, or, with respect to (i) below, if (x) taxes are not paid prior to assessment or any penalty or before they become delinquent or (y) if borrower fails to deliver evidence of payment of such taxes upon request of lender, (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of annual insurance premiums into an insurance account, (iii) $22,437 into replacement reserve account, subject to a replacement reserve cap equal to $538,494 and (iv) $116,702 into a tenant rollover reserve account, subject to a rollover reserve cap equal to $2,800,835. In addition, provided no event of default has occurred or is continuing, and so long as the borrower delivers evidence that the required ground rent payments have been made, the borrower is not required to deposit monthly reserves of 1/12 of the annual rent payable under the ground leases into a ground lease reserve account.

Current Mezzanine or Subordinate Indebtedness.    The Pearlridge Center Loan Combination includes the Pearlridge Center Subordinate Companion Loans, with an aggregate principal balance of $94.6 million. The Pearlridge Center Subordinate Companion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

Loans are coterminus with the Pearlridge Center Loan and the other Pearlridge Center Senior Pari Passu Companion Loans and accrue interest at a rate of 3.5300%. The Pearlridge Center Loan and the other Pearlridge Center Senior Pari Passu Companion Loans are generally senior in right of payment to the Pearlridge Center Subordinate Companion Loans.

Future Mezzanine or Subordinate Indebtedness Permitted.    The Pearlridge Center Loan permits certain direct and indirect owners of the borrower to obtain a mezzanine loan (including a refinancing of such mezzanine loan) secured by the ownership interests in the borrower upon certain terms and conditions set forth in the loan agreement, which include, without limitation: (i) based on the Pearlridge Center Loan Combination balance and mezzanine loan balance, (A) the LTV does not exceed 50.0%; (B) the DSCR, calculated as described in the loan documents, is not less than 2.92x and (C) the debt yield, calculated as described in the loan documents, is not less than 10.53%; (ii) the lenders enter into an acceptable intercreditor agreement and (iii) receipt of rating agency confirmation. In addition, the loan agreement permits the pledge of direct or indirect equity interests in the borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, and there is no requirement for an intercreditor agreement in connection with such pledges.

Partial Release.    The borrower is permitted to obtain the release of certain non-income producing portions of the Pearlridge Center Property, provided the borrower satisfies the terms and conditions set forth in the loan documents.

Ground Lease. A portion of the Pearlridge Center Property is located on land ground leased by the borrower from Kamehameha Schools (35.8 acres, six ground leases (the “Kamehameha Leases”)) and Territorial Savings Bank (0.5 acres (the “Territorial Savings Lease”)).  The Kamehameha Leases (i) expire on December 31, 2058, with two successive 10-year extension options and (ii) have annual fixed payments that change during the term of the Pearlridge Center Loan and payments of percentage rent based on revenues received by the borrower related to the premises subject to the Kamehameha Leases that exceed a certain threshold.  The Territorial Savings Lease expires on December 31, 2031 and does not contain any renewal options. The lender did not include any potential revenue from the parcel subject to the Territorial Savings Lease in its underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

98-1005 Moanalua Road Aiea, HI 96701	Collateral Asset Summary – Loan No. 4 Pearlridge Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 30.5% 4.64x 18.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

421 South Salisbury Street Raleigh, NC 27601	Collateral Asset Summary – Loan No. 5 Sheraton Raleigh	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,150,000 67.2% 1.52x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

421 South Salisbury Street Raleigh, NC 27601	Collateral Asset Summary – Loan No. 5 Sheraton Raleigh	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,150,000 67.2% 1.52x 11.8%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Acquisition
Sponsor:	Christopher F. Buccini; Robert E. Buccini; David B. Pollin
Borrower:	Raleigh Hotel XXIX Owner LLC
Original Balance:	$38,150,000
Cut-off Date Balance:	$38,150,000
% by Initial UPB:	3.4%
Interest Rate:	5.0488%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	360 months
Additional Debt(1):	$4,850,000 Mezzanine Debt
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$353,851	$25,275
Insurance:	$57,187	$9,531
FF&E:	$0	Springing
Required Repairs:	$366,250	NAP
PIP:	$7,133,250	Springing
Seasonality:	$430,000	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Room:	$108,074	$121,813
Balloon Balance / Room:	$89,008	$102,083
Cut-off Date LTV(3):	67.2%	75.7%
Balloon LTV:	55.3%	63.4%
Underwritten NOI DSCR:	1.82x	1.48x
Underwritten NCF DSCR:	1.52x	1.25x
Underwritten NOI Debt Yield:	11.8%	10.4%
Underwritten NCF Debt Yield:	9.9%	8.8%
Underwritten NOI Debt Yield at Balloon:	14.3%	12.5%
Underwritten NCF Debt Yield at Balloon:	12.0%	10.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral(4):	Fee Simple
Location:	Raleigh, NC
Year Built / Renovated:	1982 / 2012-2013
Total Rooms:	353
Property Management:	Pollin/Miller Hospitality Strategies, Inc.
Underwritten NOI:	$4,490,042
Underwritten NCF:	$3,768,314
Appraised Value(3):	$56,800,000
Appraisal Date(3):	July 1, 2016

Historical NOI
Most Recent NOI:	$4,698,513 (T-12 May 31, 2015)
2014 NOI:	$4,730,840 (December 31, 2014)
2013 NOI(5):	$2,410,416 (December 31, 2013)
2012 NOI:	$3,082,000 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	63.8% (May 31, 2015)
2014 Occupancy:	64.3% (December 31, 2014)
2013 Occupancy:	59.2% (December 31, 2013)
2012 Occupancy:	59.4% (December 31, 2012)
(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Cut-off Date LTV is based on the “As Complete” Appraised Value, which takes into account planned upgrades to be performed at the property. At closing, approximately $7.1 million was deposited in escrows for a PIP reserve. Based on the “As-is” Appraised Value as of June 11, 2015 of $48,800,000, the Cut-off Date LTV is 78.2% on the mortgage loan and 88.1% on the Total Debt.
(4)	The borrower also has leasehold interests under (i) a 200 space parking lease in a building across the street and (ii) a 14,800 sq. ft. lease, of which approximately 8,000 sq. ft. is banquet space, in the adjoining building. The parking space lease expires on December 31, 2017 and may be renewed as of right for a 10-year term provided the tenant is not in default. The banquet space lease expires on June 30, 2023 and may be renewed as of right for two 5-year terms provided the tenant is not in default.
(5)	See “Cash Flow Analysis” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

421 South Salisbury Street Raleigh, NC 27601	Collateral Asset Summary – Loan No. 5 Sheraton Raleigh	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,150,000 67.2% 1.52x 11.8%

The Loan.    The Sheraton Raleigh loan (the “Sheraton Raleigh Loan”) is an approximately $38.2 million fixed rate loan secured by the borrower’s fee simple interest in a 353-room full service hotel located at 421 South Salisbury Street in Raleigh, North Carolina (the “Sheraton Raleigh Property”). The Sheraton Raleigh Loan amortizes on a 30-year schedule and accrues interest at a fixed rate equal to 5.0488%. Loan proceeds, along with a $4.85 million mezzanine loan and approximately $14.6 million in sponsor equity, were used to acquire the Sheraton Raleigh Property for approximately $47.9 million, fund reserves of approximately $8.3 million, and pay closing costs of approximately $1.4 million. Based on the “As Complete” appraised value of $56.8 million as of July 1, 2016, the cut-off date LTV is 67.2%. The most recent prior financing of the Sheraton Raleigh Property was included in the GSMS 2013-GC10 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$38,150,000	66.3%	Purchase Price	$47,850,000	83.1%
Mezzanine Loan	$4,850,000	8.4%	Reserves	$8,340,537	14.5%
Sponsor Equity	$14,576,738	25.3%	Closing Costs	$1,386,201	2.4%
Total Sources	$57,576,738	100.0%	Total Uses	$57,576,738	100.0%

The Borrower / Sponsor.    The borrower, Raleigh Hotel XXIX Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors, on a joint and several basis, are Robert E. Buccini, Christopher F. Buccini and David B. Pollin who are the key principals of the Buccini/Pollin Group, Inc. (“BPG”).

BPG is a privately-held, real estate acquisition, development and management company founded in 1993. Through a group of affiliated companies, including PM Hospitality Strategies, Inc., BPG Real Estate Services, LLC, BPG Residential Services, LLC, and BPGS Construction, LLC, the sponsors of BPG oversee all aspects of project acquisition, finance, development, construction, leasing, operations, and disposition for its portfolio of properties. BPG has acquired or developed real estate assets having a value in excess of $4.0 billion with a portfolio including 6.0 million sq. ft. of office and retail space, 26 hotels, 10 residential communities and multiple entertainment venues.

The Property. The Sheraton Raleigh Property is a recently renovated 353-room full service hotel located in the downtown Raleigh, North Carolina along Fayetteville Street. The Sheraton Raleigh Property was built in 1982 and renovated most recently in 2013. The prior ownership spent over $5.0 million (approximately $14,000 per room) renovating the meeting and public spaces, adding Jimmy V’s Osteria + Bar and performing back of the house upgrades. The Sheraton Raleigh Property is a 17-story building located on 0.6 acres. The Sheraton Raleigh Property features an indoor pool and whirlpool, fitness room, business center, valet parking, meeting space, market pantry and an Avis rental car counter. The Sheraton Raleigh Property is operated under a franchise agreement with Starwood, under The Sheraton LLC flag, which expires in July 2035. In addition, the Sheraton Raleigh Property also leases approximately 8,000 sq. ft. of conference room space from a building adjacent to the Sheraton Raleigh Property.

The Sheraton Raleigh Property is currently undergoing an approximately $6.5 million (18,370 per room) three-phase property improvement program. The first phase is required to be completed by December 1, 2015, the second by September 1, 2016 and the third phase by June 1, 2020. The PIP includes upgrading the guestrooms, corridors, gym and pool area, meeting room, ballroom space and guest and public bathrooms. The lobby and restaurants were recently renovated and as such are not included in the PIP.

Sheraton Raleigh Renovation Cost Breakdown(1)
Renovation Phase	Budget Amount	Per Room
Phase I – Common Areas	$325,000	$921
Phase II – Guestrooms and Bathrooms	$3,550,000	$10,057
Phase II – Corridors	$744,773	$2,110
Phase II – Meeting Space	$40,000	$113
Phase II – Fitness Center	$525,000	$1,487
Other Costs(2)	$1,300,000	$3,683
Total/Avg.(3)	$6,484,773	$18,370
(1)	Phase III constitutes a selective renovation of guestrooms and suites and has not yet been budgeted.
(2)	Other Costs constitutes soft costs associated with the renovation.
(3)	The borrower reserved 110% of the total in connection with the PIP.

The Sheraton Raleigh Property features 353 guest rooms, including 196 single-king rooms, six suites, and 151 double rooms. The guestrooms include 32” LCD TVs and the suites are equipped with small kitchenettes, separate dens and larger bathrooms with whirlpool tubs. The Sheraton Raleigh Property leases 200 parking spaces from a parking garage located directly across the street.

Environmental Matters.    The Phase I environmental report dated June 2, 2015 recommended development and implementation of an Asbestos Operations and Maintenance (“O&M”) Plan and a Mold O&M at the Sheraton Raleigh Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

421 South Salisbury Street Raleigh, NC 27601	Collateral Asset Summary – Loan No. 5 Sheraton Raleigh	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,150,000 67.2% 1.52x 11.8%

The Market. The Sheraton Raleigh Property is located in downtown Raleigh proximate to the Raleigh Convention Center. The neighborhood includes street-level retail and restaurants, office buildings and hotels. Raleigh is the capital of North Carolina and the Capitol building is located four blocks north of the Sheraton Raleigh Property. The convention center opened in September of 2008. Other demand generators in downtown Raleigh include the Red Hat Amphitheater and the Duke Energy Center for the Performing Arts which are both 0.2 miles away from the Sheraton Raleigh Property. Corporate demand generators include BB&T, Fidelity National Title Insurance Company, Duke Progress Energy, Red Hat Inc., PNC Bank and Citrix, each of which are between 0.1 and 0.5 miles away. There is expected to be approximately 700,000 sq. ft. in new or renovated office space coming online over the next two years and 1,800 residential units under construction in downtown Raleigh.

Historical Occupancy, ADR, RevPAR(1)
	Sheraton Raleigh Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	59.4%	$126.27	$75.04	66.5%	$122.16	$81.25	89.4%	103.4%	92.4%
2013	58.5%	$129.45	$75.79	67.5%	$125.59	$84.74	86.8%	103.1%	89.4%
2014	64.3%	$140.05	$90.08	71.4%	$131.29	$93.79	90.0%	106.7%	96.0%
T-12 May 2015	63.8%	$142.63	$91.05	72.4%	$133.44	$96.63	88.2%	106.9%	94.2%
(1)	Source: Hospitality research report.

The Sheraton Raleigh Property competes to varying degrees with numerous hotels in the Raleigh area. Including the Sheraton Raleigh Property, the appraiser determined a primary competitive set of four hotels, spanning 1,510 rooms. The subsequent chart presents the primary competitive set to the Sheraton Raleigh Property:

Competitive Set(1)(2)
Property	Rooms	Year Opened	2014 Occupancy(2)	2014 ADR(2)	2014 RevPAR(2)
Sheraton Raleigh Property	353	1982	64%	$140.06	$90.09
Marriott Raleigh City Center	400	2008	73%	$148.00	$108.04
Hilton North Raleigh Midtown	338	1983	70%	$108.00	$75.60
DoubleTree by Hilton Raleigh Brownstone University	190	1966	73%	$124.00	$90.52
Renaissance Raleigh North Hills	229	2008	77%	$190.00	$146.30
Total / Wtd. Avg.	1,510		71%	$140.54	$100.18
(1)	Source: Appraisal.

(2)	2014 Occupancy, 2014 ADR and 2014 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2014 Occupancy, 2014 ADR and 2014 RevPAR at the Sheraton Raleigh Property are attributable to variances in reporting methodologies and/or timing differences.

The appraiser determined demand segmentation of 40% commercial, 40% meeting and group and 20% leisure travel for the Sheraton Raleigh Property, compared to 39% commercial, 40% meeting and group and 21% leisure travel for the primary competitive set. The market demand mix is presented in the table below:

Demand Segmentation(1)
		Estimated 2014 Market Mix
Property	Rooms	Commercial	Meeting and Group	Leisure
Sheraton Raleigh Property	353	40%	40%	20%
Marriott Raleigh City Center	400	25%	50%	25%
Hilton North Raleigh Midtown	338	45%	40%	15%
DoubleTree by Hilton Raleigh Brownstone University	190	30%	40%	30%
Renaissance Raleigh North Hills	229	60%	25%	15%
Total / Wtd. Avg.	1,510	39%	40%	21%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

421 South Salisbury Street Raleigh, NC 27601	Collateral Asset Summary – Loan No. 5 Sheraton Raleigh	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,150,000 67.2% 1.52x 11.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2012	2013	2014	T-12 5/31/2015	U/W	U/W per Room
Occupancy	59.4%	59.2%	64.3%	63.8%	63.8%
ADR	$125.87	$128.28	$140.06	$142.48	$142.48
RevPAR	$74.81	$75.95	$90.09	$90.95	$90.95

Room Revenue	$9,665,000	$9,785,265	$11,607,895	$11,718,886	$11,718,886	$33,198
F&B Revenue(2)	3,446,000	3,150,822	5,683,573	5,767,653	5,767,653	16,339
Telephone Revenue	130,000	118,428	179,893	155,762	155,762	441
Other Revenue(2)	338,000	234,357	372,100	400,907	400,907	1,136
Total Revenue	$13,579,000	$13,288,872	$17,843,461	$18,043,208	$18,043,208	$51,114
Operating Expenses	5,530,000	6,214,482	7,853,802	7,805,239	7,764,599	21,996
Undistributed Expenses	4,184,000	4,213,037	4,877,365	5,070,144	5,052,155	14,312
Gross Operating Profit	$3,865,000	$2,861,353	$5,112,294	$5,167,825	$5,226,454	$14,806
Total Fixed Charges	783,000	450,937	381,454	469,312	736,412	2,086
Net Operating Income(3)	$3,082,000	$2,410,416	$4,730,840	$4,698,513	$4,490,042	$12,720
FF&E(4)	543,000	531,555	713,738	721,728	721,728	2,045
Net Cash Flow	$2,539,000	$1,878,861	$4,017,102	$3,976,785	$3,768,314	$10,675

(1)	The minor variances between the Primary Competitive Set Table and the above table with respect to Occupancy, ADR, and RevPAR at the Sheraton Raleigh Property are attributed to variance in reporting methodologies and/or timing differences.

(2)	Includes revenues and expenses related to both (i) a lease of 200 parking spaces in a building across the street and (ii) a lease of 14,800 sq. ft. of which approximately 8,000 sq. ft. is banquet space in the adjoining building. The parking space lease expires on December 31, 2017 and may be renewed as of right for a 10-year term provided the tenant is not in default. The banquet space lease expires on June 30, 2023 and may be renewed as of right for two 5-year terms provided the tenant is not in default.

(3)	The 2013 Net Operating Income declined from 2012 due to the renovations performed at the Sheraton Raleigh Property by the seller.

(4)	U/W FF&E and historical FF&E represents 4.0% of gross revenues.

Property Management.    The Sheraton Raleigh Property is managed by Pollin/Miller Hospitality Strategies, Inc., an affiliate of the borrower.

Lockbox / Cash Management.    The Sheraton Raleigh Loan is structured with a hard lockbox and springing cash management. All rents and other gross revenue are required to be deposited directly by the credit card companies and otherwise by the borrower or manager into a lender controlled lockbox account and until the commencement of a Cash Sweep Event Period (as defined below), all sums deposited in the lockbox account will be transferred daily to the borrower’s operating account. Following the commencement of a Cash Sweep Event Period, funds deposited into the clearing account are required to be swept daily by the clearing bank into a lender controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. During a Cash Sweep Event Period, excess cash flow will be swept into an excess cash flow reserve and held as additional collateral for the loan.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default under the Sheraton Raleigh Loan or the Sheraton Raleigh Property management agreement, (ii) the DSCR for the Sheraton Raleigh Property falls below 1.10x, (iii) a default or breach under the franchise agreement or (iv) an event of default under the mezzanine loan agreement.

A Cash Sweep Event Period will cease to exist with respect to clause (i) above, the date such event of default has been cured; with respect to clause (ii) above, provided the net cash flow DSCR is equal to or greater than 1.20x for two consecutive calendar quarters; with respect to (iii) above, the date on which the default or breach under the franchise agreement has been cured and borrower has delivered to lender a “good standing” or similar letter from franchisor; and with respect to clause (iv) above, the date the mezzanine loan event of default has been cured.

Initial Reserves. At closing, the borrower deposited (i) $353,851 into a tax reserve account, (ii) $57,187 into an insurance reserve account, (iii) $7,133,250 into a PIP reserve account for property improvements at the Sheraton Raleigh Property, (iv) $366,250 into a required repairs reserve account, which represents 125% of the engineer’s recommendation and (v) $430,000 into a seasonality reserve.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $25,275, into a tax reserve account, (ii) 1/12 of the estimated insurance premiums which currently equates to $9,531 into an insurance reserve account, and (iii) the greater of (a) the amount required under the franchise agreement and (b) 1/12 of 2.0% of the annual gross revenue into an FF&E reserve account beginning July 6, 2016 which increases to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

421 South Salisbury Street Raleigh, NC 27601	Collateral Asset Summary – Loan No. 5 Sheraton Raleigh	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,150,000 67.2% 1.52x 11.8%

1/12 of 3.0% of the annual gross revenue beginning July 6, 2017 and to 1/12 of 4.0% of the annual gross revenue beginning July 6, 2018 through maturity.

On each payment date other than during the months of August, November, December and February, at any time the seasonality reserve balance falls below the cap of $430,000, the borrower is required to replenish the seasonality reserve in an amount equal to 25.0% of the seasonality reserve cap if no Cash Sweep Event Period is in effect. During a Cash Sweep Event Period, the borrower will be required to deposit the lesser of (i) 25.0% of the seasonality reserve cap and (ii) all available cash flow after prior waterfall distributions.

If at any time additional PIP work is required under the franchise agreement the borrower shall deposit an amount equal to (i) 125% of the estimated costs as determined by the lender less (ii) the amount of FF&E reserve funds that remain in the FF&E reserve account that are not allocated for completion of FF&E work, as further described in the loan documents.

Current Mezzanine or Subordinate Indebtedness.    A $4,850,000 mezzanine loan was funded concurrently with the funding of the Sheraton Raleigh Loan. The mezzanine loan is coterminous with the Sheraton Raleigh Loan, accrues interest at a rate of 11.0000% and amortizes on a 30-year schedule. The mezzanine borrower under the mezzanine loan is Raleigh Hotel XXIX Mezz LLC. The current holder of the mezzanine loan is Ladder Capital Finance LLC.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

421 South Salisbury Street Raleigh, NC 27601	Collateral Asset Summary – Loan No. 5 Sheraton Raleigh	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,150,000 67.2% 1.52x 11.8%

Sheraton Raleigh
421 South Salisbury Street
Raleigh, NC 27601
Raleigh
DOWNTOWN RALEIGH
POWER DISTRICT
WAREHOUSE DISTRICT
NORTH ST
W LANE ST
W JONES ST
W EDENTON ST
HILLSBOROUGH ST
W MORGAN ST
W HARGETT ST
W MARTIN ST
W DAVIE ST
W CABARRUS ST
W LENOIR ST
W SOUTH ST
HARGETT ST
E MARTIN ST
E DAVIE ST
E CABARRUS ST
E LENOIR ST
E SOUTH ST
MARTIN LUTHER KING JR PKWY
GLENWOOD AVE
N WEST ST
N DAWSON ST
N MCDOWELL ST
N SALISBURY ST
N WILMINGTON ST
S DAWSON ST
S MCDOWELL ST
S SALISBURY ST
FAYETTEVILLE ST
S WILMINGTON ST
S BLOUNT ST
S PERSON ST
S BLOODWORTH ST
Legislative Office Building
Dept. of Instruction
North Carolina State Legislative Building
Dept. of Admin
Quorum Center
NC Museum of Natural Sciences
NC Museum of History
Edenton St Methodist Church
NC Dept of Education
Clarion Hotel
First Baptist Church
Union Square
North Carolina State Capitol
Campbell Law School
NC Dept. of Revenue
NC Dept. of Transportation
Terry Sanford Federal Building
AT&T Building
NC Court of Appeals
NC Supreme Court
Wachovia Capital Center
Masonic Temple
Morgan Blount Center
Marbles Kids Museum
Raleigh Municipal Building
Fire Station
Nash Square
News & Observer Publishing Company
One Exchange Plaza
Moore Square
Wake County Justice Center
Post Office
RBC Bank HQ
Wake County Court Bldg
Wake County Public Safety
Wake County Office Bldg
The Hudson
The Edison
City Market
Sir Walter Apts
One Progress Plaza
Progress Energy Building II
Founders Row
Police Dept.
Two Hanover Plaza
One B of A Plaza
Raleigh Amphitheater
Raleigh Convention Center
Marriott Raleigh Hotel
Lincoln Theater
NC Association of Educators
Progress Energy Center for Performing Arts
Shaw University
Progress Energy Corp. Data Center
RESEARCH TRIANGLE PARK
NORTHWEST
RALEIGH/DURHAM INTERNATIONAL AIRPORT
FALLS OF NEUSE
NORTHEAST
Morrisville
Raleigh
EAST RALEIGH
Cary
North Carolina State University
Apex
SOUTHWEST
SOUTHEAST
Holly Springs
Garner
Land Use
Retail
Office
Hotel
Cultural & Civic
Residential
Generic
Parking
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

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63

8501 and 8601 West Cross Drive, 8695 West Berry and 8500 Crestline Avenue Denver, CO 80123	Collateral Asset Summary – Loan No. 6 Southwest Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.40x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

8501 and 8601 West Cross Drive, 8695 West Berry and 8500 Crestline Avenue Denver, CO 80123	Collateral Asset Summary – Loan No. 6 Southwest Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.40x 9.3%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	The Alan C. Fox Revocable Trust; Alan C. Fox
Borrower:	Southwest Commons 05 A, LLC
Original Balance:	$34,000,000
Cut-off Date Balance:	$34,000,000
% by Initial UPB:	3.0%
Interest Rate:	4.5150%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$332,390	$83,097
Insurance:	$0	Springing
Replacement:	$0	$4,878
TI/LC:	$0	$17,241
Required Repairs:	$102,813	NAP
Christy’s TI Reserve:	$279,973	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$110
Balloon Balance / Sq. Ft.:	$97
Cut-off Date LTV:	69.0%
Balloon LTV:	60.4%
Underwritten NOI DSCR(2):	1.52x
Underwritten NCF DSCR(2):	1.40x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	10.6%
Underwritten NCF Debt Yield at Balloon:	9.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Denver, CO
Year Built / Renovated:	1987, 1992, 1994, 1995, 2000, 2005 / NAP
Total Sq. Ft.:	308,073
Property Management:	ACF Property Management, Inc.
Underwritten NOI(3):	$3,157,683
Underwritten NCF:	$2,892,252
Appraised Value:	$49,300,000
Appraisal Date:	April 23, 2015

Historical NOI
Most Recent NOI(3):	$2,687,322 (T-12 May 31, 2015)
2014 NOI:	$2,678,002 (December 31, 2014)
2013 NOI:	$2,609,814 (December 31, 2013)
2012 NOI:	$2,980,241 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(4):	94.6% (June 1, 2015)
2014 Occupancy(4):	83.0% (December 31, 2014)
2013 Occupancy:	80.0% (December 31, 2013)
2012 Occupancy:	82.0% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.03x and 1.86x, respectively.
(3)	The increase in Underwritten NOI from T-12 Most Recent NOI is primarily due to the signing of the Christy Sports lease which contributes $347,810 in rent and recoveries.
(4)	The increase in Most Recent Occupancy from 2014 Occupancy is primarily due to the signing of the Christy Sports lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

8501 and 8601 West Cross Drive, 8695 West Berry and 8500 Crestline Avenue Denver, CO 80123	Collateral Asset Summary – Loan No. 6 Southwest Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.40x 9.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	Annual U/W Base Rent PSF	Total Sales (000s)(2)	Sales PSF	Occupancy Cost (% of Sales)(3)
Anchor Tenants
Tradesmart	NR/NR/NR	48,458	15.7%	5/31/2021	$8.25	$6,687	$138	6.0%
Christy Sports	NR/NR/NR	34,781	11.3%	6/30/2020	$5.00	NAV	NAV	NAV
Total Anchor Tenants		83,239	27.0%		$6.89

Major Tenants
PetSmart	NR/NR/B+	32,022	10.4%	7/31/2026	$13.20	NAV	NAV	NAV
Jo-Ann Fabrics	NR/B3/B	25,650	8.3%	1/31/2024	$11.00	$3,565	$139	11.2%
Newflower Market	NR/NR/NR	25,600	8.3%	8/31/2018	$14.50	$15,294	$597	3.4%
Total Major Tenants		83,272	27.0%		$12.92
Remaining Tenants		124,803	40.5%		$14.21	$14,328	$246	12.7%
Total Occupied Collateral		291,314	94.6%		$11.75	$39,874	$252	8.8%
Vacant		16,759	5.4%
Total		308,073	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Certain tenants do not report sales or sales were not available. Those tenants’ sales were not included in the total calculations.
(3)	Occupancy Cost (% of Sales) provided by the borrower are as of December 31, 2014

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	3,456	1.1%	3,456	1.1%	$15.00	1.5%	1.5%
2015	1	1,350	0.4%	4,806	1.6%	$18.00	0.7%	2.2%
2016	5	13,115	4.3%	17,921	5.8%	$18.69	7.2%	9.4%
2017	7	13,630	4.4%	31,551	10.2%	$23.70	9.4%	18.8%
2018	6	52,578	17.1%	84,129	27.3%	$14.16	21.8%	40.6%
2019	5	22,200	7.2%	106,329	34.5%	$14.33	9.3%	49.9%
2020	6	67,105	21.8%	173,434	56.3%	$7.01	13.7%	63.6%
2021	3	60,208	19.5%	233,642	75.8%	$8.98	15.8%	79.4%
2022	0	0	0.0%	233,642	75.8%	$0.00	0.0%	79.4%
2023	0	0	0.0%	233,642	75.8%	$0.00	0.0%	79.4%
2024	1	25,650	8.3%	259,292	84.2%	$11.00	8.2%	87.7%
2025	0	0	0.0%	259,292	84.2%	$0.00	0.0%	87.7%
Thereafter	1	32,022	10.4%	291,314	94.6%	$13.20	12.3%	100.0%
Vacant	NAP	16,759	5.4%	308,073	100.0%	NAP	NAP
Total / Wtd. Avg.	36	308,073	100.0%			$11.75	100.0%
(1)	Certain tenants have lease termination options, including those related to co-tenancy provisions and sales thresholds, that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

8501 and 8601 West Cross Drive, 8695 West Berry and 8500 Crestline Avenue Denver, CO 80123	Collateral Asset Summary – Loan No. 6 Southwest Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.40x 9.3%

The Loan.    The Southwest Commons loan (the “Southwest Commons Loan”) is a $34.0 million fixed rate loan secured by the borrower’s fee simple interest in the 308,073 sq. ft. anchored retail center located in Denver, Colorado (the “Southwest Commons Property”). The Southwest Commons Loan has a 10-year term and is interest only for the first 36 months of the term and amortizes on a 30-year schedule thereafter. The Southwest Commons Loan accrues interest at a fixed rate equal to 4.5150%. Loan proceeds along with approximately $7.2 million of sponsor equity were used to retire existing debt of approximately $40.1 million, fund reserves of approximately $0.7 million and pay closing costs of approximately $0.5 million. Based on the appraised value of $49.3 million as of April 23, 2015, the cut-off date LTV is 69.0%. The most recent prior financing of the Southwest Commons Property was included in the CSFB 2005-C5 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,000,000	82.5%	Loan Payoff	$40,062,797	97.2%
Sponsor Equity	$7,235,726	17.5%	Reserves	$715,175	1.7%
			Closing Costs	$457,754	1.1%
Total Sources	$41,235,726	100.0%	Total Uses	$41,235,726	100.0%

The Borrower / Sponsor.    The borrower, Southwest Commons 05 A, LLC, is a single purpose Colorado limited liability company structured to be bankruptcy-remote, and has a managing member that is a Delaware limited liability company and a single purpose entity, which has one independent director. The sponsors of the borrower and the nonrecourse carve-out guarantors are Alan C. Fox and The Alan C. Fox Revocable Trust, on a joint and several basis.

Alan C. Fox is the president and founder of ACF Property Management, Inc. (“ACF”). Based in Studio City, California, ACF owns 79 retail properties totaling more than 7 million sq. ft. primarily in Arizona, California, Colorado, Oregon, Texas and Washington.

The Property. The Southwest Commons Property is a 308,073 sq. ft. anchored retail center, built between 1987 and 2005. The Southwest Commons Property is anchored by Tradesmart (15.7% of NRA) and Christy Sports (11.3% of NRA) which signed a new lease in 2015. As of June 1, 2015, the Southwest Commons Property is 94.6% leased to 35 tenants. Major tenants include PetSmart (10.4% of NRA) and Jo-Ann Fabrics (8.3% of NRA). The Southwest Commons Property is located across the street from Southwest Plaza, a 1.3 million sq. ft. regional mall that is anchored by a Dillard’s, JCPenney, Macy’s, Sears and Dick’s Sporting Goods. The mall is currently undergoing a multi-million dollar redevelopment. The sponsor acquired the Southwest Commons Property in 2005 for $59.5 million.

Environmental Matters.    The Phase I environmental report dated May 1, 2015 recommended development and implementation of an Asbestos Operations and Maintenance Plan at the Southwest Commons Property.

The Market. The Southwest Commons Property is located in the Southwest Suburban retail submarket of the Denver MSA. Primary access to the area is provided by C-470, a major arterial that extends east to I-25 and west to State Highway 121, where it turns north and connects to I-70. Public transportation is provided by the Denver Regional Transportation District with bus stops near the Southwest Commons Property. The Denver CBD is located approximately 11 miles northeast of the Southwest Commons Property’s neighborhood. Within a five-mile radius there are approximately 232,972 residents with a median household income of $70,742, which is higher than the median income level of $52,523 for Denver County.

The area around the Southwest Commons Property contains extensive retail properties. The submarket includes approximately 10.2 million sq. ft. with a vacancy rate as of the first quarter of 2015 of 6.9% with a NNN asking rent of $15.12 PSF.

The primary competitive set for the Southwest Commons Property is presented in the following chart.

Competitive Set(1)
Name	Southwest Commons Property(2)	Bowles Village Center	Bowles Crossing	Bowles Avenue Marketplace	Marston Park Plaza
Distance from Subject	NAP	<1.0 mile	<1.0 mile	<1.0 mile	<1.0 mile
City, State	Denver, CO	Littleton, CO	Littleton, CO	Littleton, CO	Littleton, CO
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built / Renovated	Various / NAP	1991 / 2001	1986 / 1995	1984 / NAP	1985 / 2003
Total Occupancy	94.6%	93.5%	97.0%	91.3%	97.1%
Total Size (Sq. Ft.)	308,073	53,993	329,542	125,665	113,892
Anchor Tenants	Tradesmart, Christy Sports, PetSmart	Bed Bath & Beyond, Cold Stone Creamery	Burlington Coat Factory, DSW	Bally Total Fitness, Audio Express	C&S Wine & Liquor, Allstate, Chase Bank
(1)	Source: Appraisal.

(2)	Total Occupancy and Total Size (Sq. Ft.) for the Southwest Commons Property is as of the rent roll dated June 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

8501 and 8601 West Cross Drive, 8695 West Berry and 8500 Crestline Avenue Denver, CO 80123	Collateral Asset Summary – Loan No. 6 Southwest Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.40x 9.3%

Cash Flow Analysis.

Cash Flow Analysis

	2012	2013	2014	T-12 5/31/2015	U/W	U/W PSF
Base Rent(1)	$4,171,629	$3,954,175	$3,815,971	$3,698,395	$3,422,874	$11.11
Value of Vacant Space	0	0	0	0	216,538	0.70
Gross Potential Rent	$4,171,629	$3,954,175	$3,815,971	$3,698,395	$3,639,412	$11.81
Total Recoveries	1,327,900	1,226,394	1,302,975	1,264,442	1,411,014	4.58
Total Other Income	5,284	2,149	5,633	3,850	3,850	0.01
Vacancy & Credit Loss(2)	(989,915)	(1,036,114)	(870,221)	(620,355)	(303,026)	(0.98)
Effective Gross Income	$4,514,898	$4,146,604	$4,254,358	$4,346,333	$4,751,251	$15.42
Total Operating Expenses	1,534,657	1,536,790	1,576,356	1,659,011	1,593,567	5.17
Net Operating Income(3)	$2,980,241	$2,609,814	$2,678,002	$2,687,322	$3,157,683	$10.25
TI/LC	0	0	0	0	206,898	0.67
Capital Expenditures	0	0	0	0	58,534	0.19
Net Cash Flow	$2,980,241	$2,609,814	$2,678,002	$2,687,322	$2,892,252	$9.39

(1)   U/W Base Rent is based on the June 1, 2015 rent roll and includes $12,129 of contractual rent steps through February 1, 2016.

(2)	U/W Vacancy & Credit Loss represents 6.0% of gross income.
(3)	The increase in U/W Net Operating Income from T-12 Net Operating Income is primarily due to the signing of the Christy Sports lease which contributes $347,810 in rent and recoveries.

Property Management.    The Southwest Commons Property is managed ACF Property Management, Inc., an affiliate of the sponsor.

Lockbox / Cash Management.    The Southwest Commons Loan is structured with a hard lockbox and springing cash management. At closing, a lockbox controlled by lender was established by the borrower into which all rents, revenues and receipts from the Southwest Commons Property are required to be deposited directly by the tenants. Prior to a Cash Management Trigger Event (as defined herein), all sums deposited into the clearing account will be transferred into the borrower’s operating account on a daily basis. During a Cash Management Trigger Event, all transfers to borrower’s operating account will cease and such sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by the lender, to be applied to payment of all monthly amounts due under the Southwest Commons Loan documents, with any excess funds being held by the lender as additional collateral for the Southwest Commons Loan.

A “Cash Management Trigger Event” will commence (i) upon the occurrence of an event of default; (ii) an event of default under the property management agreement or (iii) if the DSCR falls below 1.20x. The borrower on the Southwest Commons Loan has the ability to prepay a portion of the Southwest Commons Loan to prevent a Cash Management Trigger Event described in clause (iii) subject to the payment of a yield maintenance premium on such amount. A Cash Management Trigger Event will cease, with respect to clause (i) above, upon the cure of the applicable event of default under the Southwest Commons Loan in accordance with the loan documents, with respect to clause (ii) above, upon the cure of the applicable event of default under the property management agreement or the replacement thereof, in each case, in accordance with the loan documents or with respect to clause (iii) above, if the DSCR exceeds 1.25x for two consecutive quarters.

Initial Reserves.    At closing, the borrower deposited (i) $332,390 into a tax reserve account, (ii) $102,813 into a required repairs reserve account, which represents 125% of the engineer’s recommendation and (iii) $279,973 in a reserve for outstanding TI work and HVAC repairs for Christy Sports (“Christy’s TI Reserve”).

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $83,097, into a tax reserve account and (ii) $4,878 into a capital expenditure account and (iii) $17,241 into a TI/LC reserve account. In addition, 1/12 of the annual insurance premium will be required to be deposited into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

8501 and 8601 West Cross Drive, 8695 West Berry and 8500 Crestline Avenue Denver, CO 80123	Collateral Asset Summary – Loan No. 6 Southwest Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.40x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

8501 and 8601 West Cross Drive, 8695 West Berry and 8500 Crestline Avenue Denver, CO 80123	Collateral Asset Summary – Loan No. 6 Southwest Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 69.0% 1.40x 9.3%

CARTIFACT
Southwest Commons
8501-8601 West Cross Drive
Denver, CO 80123
Southwest Plaza
Bowles Crossing Shopping Center
Edgewater
Denver
Lakewood
Sheridan
Morrison
Bow Mar
Littleton
Columbine Valley
Central West Denver
Southwestern Denver
Elitch Gardens
LODO
Pepsi Center
Auraria
Sports Authority Field at Mile High
Colorado Mills
St. Anthony Hospital
Fairfield Commons Shopping Center
Belmar Colorado
Teikyo Loretto Heights University
Englewood City Center
Arapahoe Community College
Marston Lake
Chatfield Lake
Bear Creek Lake
W Colfax Ave
W Alameda Ave
W Mississippi Ave
W Jewell Ave
W Evans Ave
W Yale Ave
W Oxford Ave
W Quincy Ave
W Bowles Ave
W Belleview Ave
W Littleton Blvd
W Coal Mine Ave
W Ken Caryl Ave
W Chatfield Ave
W Mineral Ave
W County Line
S Wadsworth Blvd
S Kipling Pky
S Sheridan Blvd
S Federal Blvd
S Pierce St
S Platte Canyon Rd
W Morrison Rd
Morrison Rd
Bear Creek Blvd
W Alameda Pky
W 20th Ave
S Golden Rd
Boulder
Broomfield
Thornton
Westminster
Arvada
Golden
Aurora
Englewood
Centennial
Highlands Ranch
Denver International Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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71

1109 University Parkway Johnson City, TN 37604	Collateral Asset Summary – Loan No. 7 Monarch 815 at East Tennessee State	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,900,000 71.7% 1.29x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

1109 University Parkway Johnson City, TN 37604	Collateral Asset Summary – Loan No. 7 Monarch 815 at East Tennessee State	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,900,000 71.7% 1.29x 8.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Thomas Masaschi; Jason Teller
Borrower:	ETSU 815, LLC
Original Balance:	$31,900,000
Cut-off Date Balance:	$31,900,000
% by Initial UPB:	2.8%
Interest Rate:	4.9535%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$269,031	$24,457
Insurance:	$9,642	$4,821
Replacement:	$0	$7,200

Financial Information
Cut-off Date Balance / Bed:	$55,382
Balloon Balance / Bed:	$48,979
Cut-off Date LTV:	71.7%
Balloon LTV:	63.4%
Underwritten NOI DSCR(3):	1.33x
Underwritten NCF DSCR(3):	1.29x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.2%
Underwritten NOI Debt Yield at Balloon:	9.6%
Underwritten NCF Debt Yield at Balloon:	9.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Student Housing Multifamily
Collateral:	Fee Simple
Location:	Johnson City, TN
Year Built / Renovated:	2014-2015 / NAP
Total Units:	176
Total Beds:	576
Property Management:	D.P. Preiss Company, Inc.
Underwritten NOI:	$2,715,543
Underwritten NCF:	$2,629,143
Appraised Value:	$44,500,000
Appraisal Date:	May 13, 2015

Historical NOI(4)
Most Recent NOI:	$2,070,125 (T-12 June 30, 2015)
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	96.4% (July 9, 2015)
2014 Occupancy(5):	98.4% (December 1, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 1.69x and 1.64x, respectively.
(4)	The Monarch 815 Property was built in 2014-2015. Most Recent Occupancy is based on the Fall 2015 pre-leased rent roll.
(5)	2014 Occupancy is based on the number of available beds as of December 1, 2014 (368 beds).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

1109 University Parkway Johnson City, TN 37604	Collateral Asset Summary – Loan No. 7 Monarch 815 at East Tennessee State	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,900,000 71.7% 1.29x 8.5%

Unit Mix Summary(1)
Unit Type	# of Units	# of Beds	% of Total	Avg. Unit Size (Sq. Ft.)(2)	Actual Monthly Rate Per Bed	Market Monthly Rate Per Bed
2 Bed / 2 Bath	64	128	36.4%	926	$656	$690
4 Bed / 4 Bath	112	448	63.6%	1404	$582	$595
Total / Wtd. Avg.	176	576	100.0%	1,230	$598	$616
(1)	Source: Underwritten rent roll.
(2)	Source: Appraisal

The Loan.    The Monarch 815 at East Tennessee State loan (the “Monarch 815 Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 576-bed East Tennessee State University student housing complex located adjacent to East Tennessee State University in Johnson City, Tennessee (the “Monarch 815 Property”) with an original and cut-off date principal balance of $31.9 million. The Monarch 815 Loan has a 10-year term and amortizes on a 30-year schedule after an initial interest only period of 36 months. The Monarch 815 Loan accrues interest at a fixed rate equal to 4.9535%. Loan proceeds were used to refinance approximately $28.8 million of existing debt, fund upfront reserves of approximately $0.3 million, pay closing costs of approximately $1.2 million and return approximately $1.6 million of equity to the sponsor. Based on the appraised value of $44.5 million as of May 13, 2015, the cut-off date LTV ratio is 71.7%. The most recent prior financing of the Monarch 815 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,900,000	100.0%	Loan Payoff	$28,797,015	90.3%
			Closing Costs	$1,198,990	3.8%
			Reserves	$278,673	0.9%
			Return of Equity	$1,625,322	5.1%
Total Sources	$31,900,000	100.0%	Total Uses	$31,900,000	100.0%

The Borrower / Sponsor.    The borrower is ETSU 815, LLC, a North Carolina limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Thomas Masaschi and Jason Teller, on a joint and several basis.

Thomas Masaschi and Jason Teller are the co-founders of DHD Ventures, which specializes in commercial real estate construction, including site selection, permitting, cost analysis, construction, property leasing, and management. DHD Ventures real estate portfolio includes 30 properties, 11 of which are residential and student housing properties.

The Property.    Built in 2014-2015, the Monarch 815 Property is a Class A, off-campus student housing complex totaling 576 beds (176 units) located in Johnson City, Tennessee. Located within walking distance of East Tennessee State University (0.2 miles), the Monarch 815 Property consists of 64 two-bedroom units and 112 four-bedroom units, each of which are fully furnished and include individual bathrooms for each bedroom. Each unit features stainless steel appliances, granite countertops, wood flooring, keyless entry, flat-screen televisions and full-size, in-unit washer/dryers.

Situated as a resort-style complex, the Monarch 815 Property consists of four, four-story apartment buildings with an average unit size of 1,230 sq. ft. Community amenities include a resort-style pool, cabanas, private yoga studio, Starbucks coffee and snack bar, internet café, fitness facility, a dog park and free Wi-Fi.

As of July 9, 2015, the Monarch 815 Property was 96.4% pre-leased for the Fall 2015 school year. Each lease requires a parental guarantee. Lease terms range from 11.5 to 12 months.

Environmental Matters.    The Phase I environmental report dated July 7, 2015 recommended no further action at the Monarch 815 Property.

The Market.    The Monarch 815 Property is located in Johnson City, Tennessee, approximately 0.2 miles from the main campus of East Tennessee State University (“ETSU”). Founded in 1911, ETSU is the fourth largest university in Tennessee with a student population in 2014 of approximately 13,800 students, which is approximately 18.6% greater than the 2005 student population. Additionally, ETSU is the fifth largest employer in the Johnson City MSA. In 2015, the population and household income within a three-mile radius of the Monarch 815 Property is 46,974 and $33,338, respectively.

ETSU houses approximately 2,355 students in 10 on-campus dormitories and freshmen are not required to live on campus. According to the appraiser, the average rent per bed for on-campus housing is $618 while the average rent per bed at the Monarch 815 East Tennessee State Property is $598. The Monarch 815 Property is the closest off-campus student housing property for ETSU students.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

1109 University Parkway Johnson City, TN 37604	Collateral Asset Summary – Loan No. 7 Monarch 815 at East Tennessee State	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,900,000 71.7% 1.29x 8.5%

The appraiser identified four comparable student housing properties within the ETSU market. A summary of the four comparable properties is show in the chart below.

Competitive Set(1)
Name	Monarch 815 at East Tennessee State	University Edge	Heights at 1301	The Haven at Knob Creek	The Reserve at Johnson City
Distance from Subject	NAP	0.5 miles	0.9 miles	3.5 miles	3.6 miles
Distance from ETSU	0.2 miles	0.4 miles	0.3 miles	4.7 miles	5.2 miles
Year Built	2014-2015	2011	2003	2008	2014
Total Occupancy	96.4%(2)	93.7%	91.7%	94.9%	84.0%
Avg. Sq. Ft. per Unit	1,230	1,211	1,310	1,026	1,089
No. of Beds	576	624	528	606	402
Avg. Monthly Rent Per Bed	$598(3)	$530	$405	$556	$524
(1)	Source: Appraisal.
(2)	Based on the Fall 2015 pre-leased rent roll dated July 9, 2015.
(3)	Represents underwritten rent per bed.

Cash Flow Analysis.

Cash Flow Analysis
	T-12 6/30/2015	U/W	U/W per Bed
Gross Potential Rent(1)	$3,155,186	$4,134,396	$7,178
Total Other Income(2)	173,208	200,208	348
Less: Vacancy & Credit Loss(3)	0	(206,720)	(359)
Effective Gross Income	$3,328,394	$4,127,884	$7,166
Total Operating Expenses	1,258,269	1,412,342	2,452
Net Operating Income	$2,070,125	$2,715,543	$4,714
Capital Expenditures	0	86,400	150
Net Cash Flow	$2,070,125	$2,629,143	$4,564

(1)	Gross Potential Rent is based on the Fall 2015 pre-leased rent roll dated July 9, 2015.
(2)	Total Other Income consists of parking, vending, and laundry.
(3)	U/W Vacancy & Credit Loss represents 5.0% of U/W Gross Potential Rent. In place vacancy based on the Fall 2015 pre-leased rent roll dated July 9, 2015 at the Monarch 815 Property is 3.6%. The appraiser concluded a vacancy rate of 4.5%.

Property Management.    The Monarch 815 Property is managed by D.P. Preiss Company, Inc. which is the third largest privately-held provider of off-campus housing in the nation. D.P. Priess Company, Inc. owns or manages a portfolio of over 20,000 beds in fourteen states and 23 markets.

Lockbox / Cash Management.    The Monarch 815 Loan is structured with a soft lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantors, the sponsor or the property manager, (iii) the incurrence of future mezzanine financing or (iv) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.15x (on a 30-year amortizing basis), until such time that the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.15x. A full excess cash flow sweep is required upon the occurrence of clauses (i), (ii) and (iv) above.

Initial Reserves.    At loan closing, the borrower deposited (i) $269,031 into a tax reserve account and (ii) $9,642 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $24,457, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $4,821, into an insurance reserve account and (iii) $7,200 ($13 per bed or $150 per bed annually) into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   The borrower may obtain an approved mezzanine loan provided that, among other things, the mezzanine loan (i) has a term that is no less than the term of the Monarch 815 Loan and (ii) results in a combined (a) loan to value ratio of no more than 75.0%, (b) debt service coverage ratio greater than or equal to 1.20x and (c) a debt yield of at least 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

1109 University Parkway Johnson City, TN 37604	Collateral Asset Summary – Loan No. 7 Monarch 815 at East Tennessee State	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,900,000 71.7% 1.29x 8.5%

Johnson City
Monarch 815 at East Tennessee State
1109 University Parkway
Johnson City, TN 37604
East Tennessee State University
Johnson City Medical Center
North Side Hospital
Sunset Shopping Center
Johnson City Plaza Shopping Center
The Mall At Johnson City
Johnson City Market Place
WEST OAKLAND PARK
ARBOR HEIGHTS
WEST HILLS
BREEZY HILLS
Central
Pine Crest
W MARKET ST
W WALNUT ST
W STATE OF FRANKLIN RD
N STATE OF FRANKLIN RD
JOHN EXUM PKY
N ROAN ST
S ROAN ST
E OAKLAND AVE
BROADWAY ST
KNOB CREEK RD
SUNSET DR
CARROLL CREEK RD
OLD JONESBOROUGH RD
MATSON RD
MILLIGAN HWY
PRINCETON RD
Monte Vista Memorial Park Cemetery
Johnson City Country Club
Carson Park
Rutherford Park
Memorial Home National Cemetery
Willow Springs Park
Buffalo Mountain Park
26
23
19W
381
36
400
91
321
67
Lexington
WEST VIRGINIA
Beckley
KENTUCKY
London
VIRGINIA
Wytheville
TENNESSEE
Knoxville
NORTH CAROLINA
High Point
Asheville
Charlotte
Spartanburg
SOUTH CAROLINA
Greenville
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

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77

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Credit Assessment (Moody’s/Fitch/KBRA):	Baa1/AA/A-
Sponsor(1):	WP Glimcher; O’Connor Capital Partners
Borrower:	SDQ Fee, LLC
Original Balance(2):	$28,000,000
Cut-off Date Balance(2):	$28,000,000
% by Initial UPB:	2.5%
Interest Rate:	3.5300%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	Interest Only
Additional Debt(2)(3):	$67,000,000 Pari Passu Debt; $70,000,000 Subordinate Secured Debt Future Mezzanine Debt Permitted
Call Protection(4):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI/LC:	$2,256,941	$0
Free Rent:	$128,492	$0

Financial Information
Senior Loan(6)		Total Debt(7)
Cut-off Date Balance / Sq. Ft.:	$175	$304
Balloon Balance / Sq. Ft.:	$175	$304
Cut-off Date LTV:	27.1%	47.0%
Balloon LTV:	27.1%	47.0%
Underwritten NOI DSCR:	4.32x	2.48x
Underwritten NCF DSCR:	4.01x	2.31x
Underwritten NOI Debt Yield:	15.4%	8.9%
Underwritten NCF Debt Yield:	14.4%	8.3%
Underwritten NOI Debt Yield at Balloon:	15.4%	8.9%
Underwritten NCF Debt Yield at Balloon:	14.4%	8.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail / Office
Collateral:	Fee Simple
Location:	Scottsdale, AZ
Year Built / Renovated:	2009-2010 / NAP
Total Sq. Ft.:	541,971
Property Management:	WPG Management Associates, Inc.
Underwritten NOI(8):	$14,673,391
Underwritten NCF:	$13,640,405
Appraised Value:	$351,000,000
Appraisal Date:	April 8, 2015

Historical NOI(9)
Most Recent NOI(8):	$12,830,119 (T-12 April 30, 2015)
2014 NOI:	$12,493,190 (December 31, 2014)
2013 NOI:	$10,850,638 (December 31, 2013)
2012 NOI:	$8,003,947 (December 31, 2012)

Historical Occupancy(9)
Most Recent Occupancy:	95.6% (April 30, 2015)
2014 Occupancy	94.7% (December 31, 2014)
2013 Occupancy:	93.2% (January 31, 2014)
2012 Occupancy:	88.0% (January 31, 2013)
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Pearlridge Center, which has a Cut-off Date Balance of $48,000,000.
(2)	The Original Balance of $28.0 million represents the senior non-controlling Note A-2-C which, together with senior pari passu Note A-1-C with an original principal balance of $42.0 million, two senior pari passu Notes A-1-S and A-2-S with an aggregate original principal balance of $25.0 million and four subordinate notes, evidenced by Note B-1-S and Note B-2-S with an aggregate original principal balance of $13.0 million and Note C-1-S and Note C-2-S with an aggregate original principal balance of $57.0 million, comprises the Scottsdale Quarter Loan Combination with an aggregate original whole loan principal balance of $165.0 million. For additional information regarding the pari passu companion loan and subordinate companion loans, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.
(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(4)	See “Partial Release” herein.
(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)	Senior Loan DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate $95.0 million Scottsdale Quarter Senior Pari Passu Companion Loans (as defined herein).
(7)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate $165.0 million Scottsdale Quarter Loan Combination.
(8)	Underwritten NOI is higher than Most Recent NOI due to contractual rent steps through May 2016 and percentage in lieu tenants, which include Express, Ludvic Art Exhibit, Paper Source and Kendra Scott Jewelry, accounting for a total of $469,048.
(9)	NOI growth from 2012 through 2014 can be attributed to increased leasing at the property as occupancy grew from 88.0% to 94.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/ S&P)(1)	Net Rentable Area (Sq. Ft.)(2)	% of Net Rentable Area	Lease Expiration	Annual U/W Base Rent PSF(2)	Total Sales (000s)(3)(4)	Sales PSF(3)(4)	Occupancy Cost(3)(4)(5)
Major Retail Tenants (>15,000 sq. ft.)
iPiC Theaters(6)	NR/NR/NR	44,416	8.2%	12/31/2025	$26.50	$8,465	$1,058,096	17.0%
H&M	NR/NR/NR	24,310	4.5%	1/31/2020	$36.77	$5,418	$223	17.6%
Restoration Hardware(7)	NR/NR/NR	22,405	4.1%	1/31/2028	$45.34	$20,310	$906	5.8%
Nike	AA/A1/AA-	18,426	3.4%	1/31/2021	$28.00	$6,687	$363	7.3%
Pottery Barn	NR/NR/NR	15,624	2.9%	1/31/2022	$39.81	$7,070	$452	10.4%
West Elm	NR/NR/NR	15,116	2.8%	4/30/2021	$37.71	$3,792	$251	15.0%
Subtotal / Wtd. Avg.		140,297	25.9%		$34.18	$51,741	$369	13.1%

Major Office Tenants (>15,000 sq. ft.)
Starwood Hotels & Resorts(8)	BBB/Baa2/BBB	67,627	12.5%	2/28/2027	$25.28
Maracay Homes(9)	NA/B1/B+	19,066	3.5%	6/30/2022	$27.79
iCrossing(10)	NR/NR/NR	17,904	3.3%	11/30/2020	$30.49
Superior Home Service(11)	NR/NR/NR	17,629	3.3%	1/31/2021	$30.48
Subtotal / Wtd. Avg.		122,226	22.6%		$27.19

Other Tenants (<15,000 sq. ft.)
Other Retail Tenants		213,673	39.4%		$39.79
Other Office Tenants		41,733	7.7%		$29.06
Subtotal / Wtd. Avg.		255,406	47.1%		$38.04
Total Occupied Collateral		517,929	95.6%		$34.43
Vacant Space Type
Vacant Retail		11,855	2.2%
Vacant Office		12,187	2.2%
Subtotal / Wtd. Avg.		24,042	4.4%

Total Space Type
Total Retail		365,825	67.5%
Total Office		176,146	32.5%
Total Collateral		541,971	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sq. Ft. and Base Rent PSF are based on the April 30, 2015 rent roll.
(3)	All sales information presented herein is based upon information provided by the borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales. Further, because tenant sales information is self-reported, such information was not independently verified by the borrower.
(4)	Total Sales (000’s), Sales PSF and Occupancy Costs represent sales for the 12-month period ended April 30, 2015.
(5)	Occupancy Cost is based on the borrower provided data of gross rent of each tenant including U/W Base Rent and expense reimbursements.
(6)	iPic Theaters’ Sales PSF is shown on a per screen basis. The theatre has eight screens.
(7)	Restoration Hardware has the option to terminate its lease beginning November 1, 2016 and expiring November 30, 2017, if gross sales for the trailing twelve month period ending November 30, 2017, do not exceed $450 PSF, with two months’ prior notice and payment of a termination fee equal to the unamortized portion of tenant improvements allowance paid by landlord in connection with the lease.
(8)	Starwood Hotels & Resorts has the option to terminate its lease beginning March 1, 2023 with 12 months’ prior notice and payment of a termination fee equal to 12 months rent plus the unamortized portion of tenant improvements allowance and brokerage commissions paid by landlord in connection with the lease.
(9)	Maracay Homes has the option to terminate its lease beginning June 1, 2019 with nine months’ prior notice and payment of a termination fee equal to 12 months rent plus the unamortized portion of tenant improvements allowance and brokerage commissions paid by landlord in connection with the lease.
(10)	iCrossing has the option to terminate its lease beginning May 1, 2015 with 12 months’ prior notice and payment of a termination fee equal to the unamortized portion of tenant improvements allowance and brokerage commissions paid by landlord in connection with the lease.
(11)	Superior Home Service has the option to terminate its lease beginning June 1, 2015 with nine months’ prior notice and payment of a termination fee equal to the unamortized portion of tenant improvements allowance and brokerage commissions paid by landlord in connection with the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	2,566	0.5%	2,566	0.5%	$0.00	0.0%	0.0%
2015	1	1,089	0.3%	4,375	0.8%	$23.22	0.2%	0.2%
2016	3	6,576	1.2%	10,951	2.0%	$28.84	1.1%	1.3%
2017	3	5,634	1.0%	16,585	3.1%	$25.78	0.8%	2.1%
2018	9	34,767	6.4%	51,352	9.5%	$32.97	6.4%	8.5%
2019	7	17,960	3.3%	69,312	12.8%	$60.80	6.1%	14.7%
2020	11	64,258	11.9%	133,570	24.6%	$37.49	13.5%	28.2%
2021	18	92,702	17.1%	226,272	41.7%	$38.09	19.8%	48.0%
2022	15	76,935	14.2%	303,207	55.9%	$29.24	12.6%	60.6%
2023	5	16,325	3.0%	319,532	59.0%	$35.38	3.2%	63.8%
2024	5	18,875	3.5%	338,407	62.4%	$36.24	3.8%	67.7%
2025	7	67,602	12.5%	406,009	74.9%	$29.59	11.2%	78.9%
Thereafter	8	111,920	20.7%	517,929	95.6%	$33.65	21.1%	100.0%
Vacant	NAP	24,042	4.4%	541,971	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	93	541,971	100.0%			$34.43	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan. The Scottsdale Quarter loan (the “Scottsdale Quarter Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 541,971 sq. ft. mixed use retail and office center in Scottsdale, Arizona (the “Scottsdale Quarter Property”). The Scottsdale Quarter Loan is evidenced by the senior non-controlling pari passu Note A-2-C, with an original principle balance of $28.0 million and, together with the senior pari passu Note A-1-C, with an original principal balance of $42.0 million, the senior pari passu Note A-1-S and the senior pari passu Note A-2-S with an aggregate original principal balance of $25.0 million (such senior pari passu notes, collectively, the “Scottsdale Quarter Senior Pari Passu Companion Loans”), and four subordinate notes, evidenced by Note B-1-S and Note B-2-S with an aggregate original principal balance of $13.0 million, and Note C-1-S and Note C-2-S with an aggregate original principal balance of $57.0 million (such subordinate notes, collectively, the “Scottsdale Quarter Subordinate Companion Loans”), comprising the whole loan with an aggregate original principal balance of $165.0 million (the “Scottsdale Quarter Loan Combination”). The Scottsdale Quarter Loan Combination was co-originated by GACC and JPMCB. Only the Note A-2-C will be included in the COMM 2015-CCRE25 mortgage trust. The Note A-1-C was included in the JPMBB 2015-C30 transaction. The remaining six notes (Note A-1-S, Note A-2-S, Note B-1-S, Note B-2-S, Note C-1-S and Note C-2-S) were included in the WP Glimcher Mall Trust 2015-WPG transaction.

The relationship between the holders of the Scottsdale Quarter Loan and the other Scottsdale Quarter Senior Pari Passu Companion Loans and the Scottsdale Quarter Subordinate Companion Loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—Scottsdale Quarter” in the Free Writing Prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-C	$42,000,000	$42,000,000	JPMBB 2015-C30	No
Note A-2-C	$28,000,000	$28,000,000	COMM 2015-CCRE25	No
Note A-1-S & A-2-S	$25,000,000	$25,000,000	WP Glimcher Mall Trust 2015-WPG	No
Note B-1-S & Note B-2-S	$13,000,000	$13,000,000	WP Glimcher Mall Trust 2015-WPG	Yes
Note C-1-S & Note C-2-S	$57,000,000	$57,000,000	WP Glimcher Mall Trust 2015-WPG	No
Whole Loan	$165,000,000	$165,000,000

The Scottsdale Quarter Loan Combination has a 10-year term and requires interest only payments for the term of the loan. The Scottsdale Quarter Loan accrues interest at a fixed rate equal to 3.5300% per annum. The Scottsdale Quarter Loan Combination proceeds, along with approximately $34.2 million of sponsor equity were used to refinance existing debt of approximately $195.6 million, fund upfront reserves of approximately $2.4 million and pay closing costs of approximately $1.2 million. Based on the appraised value of $351.0 million as of April 8, 2015, the cut-off date LTV is 27.1%. The previous existing debt on the leased fee component of the collateral was securitized in 2010 as part of the COMM 2010-C1 securitization (when the improvements were under development).  The fee and leasehold interests were collapsed prior to closing the Scottsdale Quarter Loan. The most recent prior financing of the Scottsdale Quarter Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$165,000,000	82.8%	Loan Payoff	$195,619,609	98.2%
Sponsor Equity	$34,169,602	17.2%	Reserves	$2,385,433	1.2%
			Closing Costs	$1,164,560	0.6%
Total Sources	$199,169,602	100.0%	Total Uses	$199,169,602	100.0%

The Borrower / Sponsor. The borrower, SDQ Fee, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower are WP Glimcher and O’Connor Capital Partners pursuant to a joint venture agreement. The non-recourse carveout guarantor is Washington Prime Group, L.P., a retail-focused real estate company founded in May 2014 as a spinoff of Simon Property Group. The company combined a national real estate portfolio with an investment-grade balance sheet and was created to leverage its expertise across the entire shopping center sector to increase cash flow through management of existing assets as well as select development and acquisitions of new assets with franchise value. In 2015, Washington Prime Group merged with Glimcher Realty Trust to create WP Glimcher, a premier real estate investment trust. Originally formed in 1971, O’Connor Capital Partners has sponsored a range of multi-strategy, real estate private equity funds. To date, its funds have invested over $2.5 billion in equity in over $15 billion of real estate transactions across the United States, Mexico, Europe, Argentina and Japan.

The Property. The Scottsdale Quarter Property is an open air mixed use retail and Class A office center located at 15037 North Scottsdale Road in Scottsdale, Arizona. Situated on a 14.5-acre site, the Scottsdale Quarter Property was developed in two phases by an affiliate of the sponsors, with Phase I opening in March 2009 and Phase II opening in October 2010. The nine-building, four-story property totals 541,971 sq. ft. of gross leasable area and consists of retail space (67.5% of the NRA, inclusive of theater space that makes up 8.2% of NRA), and office space (32.5% of the NRA). The Scottsdale Quarter Property contains 2,379 surface and garage parking spaces with a parking ratio of approximately 4.39 spaces per 1,000 sq. ft.

According to the sponsors, approximately $1.9 million ($3.56 PSF) has been spent on property upgrades since 2012, including painting, landscaping upgrades, lighting and décor. The sponsors intend to invest an additional $732,000 ($1.35 PSF) in 2015 for upgrades to lighting, carpet, paint, tile and security cameras in certain areas of the property. Furthermore, the sponsors are currently in the process of constructing new residential, office, hotel and retail space adjacent to the Scottsdale Quarter Property, which new construction (known as Phase III), will not be a part of the collateral. Phase III is expected to be finalized by the end of 2015.

As of April 30, 2015, the Scottsdale Quarter Property was 95.6% leased by 78 retail and 15 office tenants. The three largest tenants at the Scottsdale Quarter Property occupy a total of 25.2% of the total net rentable area (“NRA”) and account for 21.2% of underwritten base revenue. The largest tenant, Starwood Hotels & Resorts, occupies 67,627 sq. ft., or 12.5% of total NRA, and accounts for 9.6% of underwritten base rent. The second largest tenant, iPic Theaters, occupies 44,416 sq. ft. or 8.2% of total NRA, and accounts for 6.6% of underwritten base rent. The third largest tenant, H&M, occupies 24,310 sq. ft., or 4.5% of total NRA, and accounts for 5.0% of underwritten base rent. No other tenant at the Scottsdale Quarter Property occupies greater than 4.1% of total NRA or accounts for greater than 5.7% of underwritten base rent.

Historical Sales PSF
	2012	2013	2014	T-12 4/30/2015
Historical Occupancy	88.0%	93.2%	94.7%	95.6%

In-line Tenants	$518	$560	$557	$570
Apple	$4,565	$4,593	$4,199	$4,208
Total In-line Tenants	$952	$835	$774	$780

iPic Theater(1)	$1,204,355	$1,223,092	$1,099,571	$1,058,096

(1)	iPic Theater’s sales PSF are based on eight total screens.

In 2014, the retail component of the Scottsdale Quarter Property generated comparable in-line sales of approximately $774 PSF. The Scottsdale Quarter Property features an Apple store, with 2014 sales of $4,199 PSF. Excluding Apple, comparable in-line sales in 2014 were approximately $557 PSF. Corresponding occupancy costs were approximately 6.3% with Apple and 8.4% excluding Apple. Additional tenants exhibiting exceptional 2014 sales volumes include Restoration Hardware ($18.9 million, $844 PSF), Lululemon Athletica ($10.1 million, $4,043 PSF), True Food Restaurant ($8.4 million, $1,846 PSF), Pottery Barn ($7.0 million, $448 PSF), and Nike ($6.6 million, $360 PSF). Additionally, the Scottsdale Quarter Property serves the flagship stores in Arizona for several tenants, including Apple, H&M and Nike.

Environmental Matters. The Phase I environmental report dated April 20, 2015 recommended no further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

Major Tenants.

Starwood Hotels & Resorts (67,627 sq. ft.; 12.5% of NRA; 9.6% of U/W Base Rent) Starwood Hotels & Resorts (NASDAQ: HOT, BBB/Baa2/BBB by Fitch/Moody’s/S&P), operates as a hotel and leisure company worldwide together with its subsidiaries. The company owns, operates, and franchises luxury and upscale full-service hotels, resorts, residences, retreats, select-service hotels, and extended stay hotels under the St. Regis, The Luxury Collection, W, Westin, Le Méridien, Sheraton, Four Points, Aloft, and Element brand names. As of 2014, the tenant operated approximately 1,200 properties in some 100 countries. The tenant has been at the property since April 2011, and operates subject to a lease that expires in February 2027 with two five-year extension options.

iPic Theaters (44,416 sq. ft.; 8.2% of NRA; 6.6% of U/W Base Rent) iPic Theaters is a developer and operator of entertainment destinations, operating venues that include premium movie theaters, restaurants and stylized bowling centers. The tenant operates 11 theaters in Arizona, California, Illinois, Maryland, Texas, Washington and Wisconsin. The tenant has been at the property since December 2010, and operates pursuant to a lease that expires in December 2025 with four five-year extension options.

H&M (24,310 sq. ft.; 4.5% of NRA; 5.0% of U/W Base Rent) H&M is a Swedish multinational retail-clothing company known for its fast-fashion clothing for men, women, teenagers and children. The tenant opened its flagship store at the property in November 2009 and operates pursuant to a lease that expires in January 2020.

The Market. Scottsdale Quarter is located in the area known as Scottsdale Airpark, approximately 20 miles northeast of the Phoenix central business district. Regional access to the area is primarily provided by Arizona State Route 101 and Interstate 17. Per the appraisal, the trade area consisting of a five-mile radius contains an estimated 190,230 people with an average household income of $109,394 as of 2014.

Retail: The property is located in the North Scottsdale/Paradise Valley retail submarket. According to the appraisal, the submarket contained approximately 12.2 million sq. ft. of existing supply and maintained an overall vacancy rate of 9.3% with asking rents of $24.74 PSF as of Q4 2014. The appraiser identified rent comparables for 11 retail, 14 movie theatre and eight anchor spaces, with rents ranging from $16.92 to $80.00 PSF. The appraiser concluded a weighted average market rental rate of $38.23 PSF, which is 1.8% higher than the $37.57 PSF weighted average rental rate in place for the retail component.

Office: The property is located in the North Phoenix office submarket. According to the appraisal, the submarket contained approximately 2.0 million sq. ft. of existing supply and maintained an overall vacancy rate of 31.0% with Class A asking rents of $24.50 PSF as of the Q4 2014. The appraisal identified six office rent comparables with rents ranging from $26.50 to $34.00 PSF. The appraiser concluded a weighted average office market rental rate of $33.00 PSF, which is 19.3% higher than the $27.66 PSF weighted average rental rate in place for the office component.

Overall, the appraiser concluded a weighted average market rental rate of $36.58 PSF for the Scottsdale Quarter Property, which is 6.2% higher than the $34.43 PSF weighted average rental rate in place. Additionally, the appraiser concluded to a stabilized total vacancy and collection loss of 4.0% based on historical occupancy of the subject, the current vacancy in the market.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W PSF
Base Rent(1)	$12,375,671	$15,109,214	$16,531,758	$16,952,372	$17,849,278	$32.93
Base Rent Steps	0	0	0	0	452,816	0.84
Vacant Income	0	0	0	0	919,432	1.70
Gross Potential Rent	$12,375,671	$15,109,214	$16,531,758	$16,952,372	$19,221,526	$35.47
Total Recoveries	2,463,954	3,228,713	3,682,429	3,583,412	4,424,277	8.16
Other Income(2)	770,970	528,144	664,309	707,371	741,221	1.37
Less: Vacancy(3)	0	0	0	0	(919,432)	(1.70)
Effective Gross Income	$15,610,595	$18,866,070	$20,878,496	$21,243,155	$23,467,592	$43.30
Total Operating Expenses	7,606,648	8,015,432	8,385,306	8,413,036	8,794,201	16.23
Net Operating Income	$8,003,947	$10,850,638	$12,493,190	$12,830,119	$14,673,391	$27.07
TI/LC	0	0	0	0	924,591	1.71
Capital Expenditures	0	0	0	0	108,394	0.20
Net Cash Flow	$8,003,947	$10,850,638	$12,493,190	$12,830,119	$13,640,405	$25.17

(1)	The Base Rent increase from 2012 to 2014 is primarily due to occupancy rising from 88.0% to 94.7%. Underwritten Base Rent includes $16,232 percentage in lieu rents from Express, Ludvic Art Exhibit, Paper Source and Kendra Scott Jewelry.
(2)	Other Income consists primarily of overage rent, temporary tenant income and sponsorship, marketing, compactor pad and gift card income.
(3)	U/W Vacancy represents 4.8% of Gross Potential Rent. The physical vacancy at the Scottsdale Quarter Property is 4.4% as of April 30, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

Property Management. The Scottsdale Quarter Property is managed by WPG Management Associates, Inc., an Indiana corporation and an affiliate of the sponsors. The current management agreement commenced on May 20, 2015, has a two-year term and will automatically renew each year unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of the gross rental income, payable on a monthly basis. The management fees related to the Scottsdale Quarter Property are subordinate to the liens and interests of the Scottsdale Quarter Loan.

Lockbox / Cash Management. The Scottsdale Quarter Loan is structured with a hard lockbox and springing cash management. The borrower has delivered tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During a Trigger Period, all funds in the lockbox account are swept bi-weekly to a segregated cash management account under the control of the lender. To the extent there is a Trigger Period continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the Scottsdale Quarter Loan.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Scottsdale Quarter Loan documents, (ii) any bankruptcy action of the borrower or property manager if borrower does not replace manager with a qualified manager within 60 days or (iii) the debt service coverage ratio is less than 1.20x as determined in the loan documents for two consecutive quarters (a “DSCR Trigger Period”).

Initial Reserves. At origination, the borrower deposited into escrow $2,256,941 for outstanding tenant improvements and leasing commissions and $128,492 for free rent.

Ongoing Reserves. The borrower is required to deposit monthly, during a DSCR Trigger Period or an event of default, or, with respect to (i) below, if (x) taxes are not paid prior to assessment or any penalty or before they become delinquent or (y) if borrower fails to deliver evidence of payment of such taxes upon request of lender, (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of annual insurance premiums into an insurance account, (iii) $9,033 into capital expenditure reserve, subject to a replacement reserve cap equal to $216,788 and (iv) $79,038 into a tenant rollover reserve, subject to a rollover reserve cap equal to $1,896,899.

Current Mezzanine or Subordinate Indebtedness. The Scottsdale Quarter Loan Combination includes the Scottsdale Quarter Subordinate Companion Loans, with an aggregate principal balance of $70.0 million. The Scottsdale Quarter Subordinate Companion Loans are coterminous with the Scottsdale Quarter Loan and the other Scottsdale Quarter Senior Pari Passu Companion Loans and accrue interest at a rate of 3.5300%. The Scottsdale Quarter Loan and the other Scottsdale Quarter Senior Pari Passu Companion Loans are generally senior in right of payment to the Scottsdale Quarter Subordinate Companion Loans.

Future Mezzanine or Subordinate Indebtedness Permitted. The Scottsdale Quarter Loan permits certain direct and indirect owners of the borrower to obtain a mezzanine loan (including a refinancing of such mezzanine loan) secured by the ownership interests in the borrower upon certain terms and conditions set forth in the loan agreement, which include, without limitation: (i) based on the Scottsdale Quarter Loan Combination balance and the mezzanine loan balance, (A) the LTV of the property does not exceed 44.7%; (B) the DSCR, as described in the loan documents, is not less than 2.48x and (C) the debt yield, as described in the loan documents, is not less than 8.96%; (ii) the lenders enter into an acceptable intercreditor agreement and (iii) the subordinate mezzanine loan is subject to rating agency confirmation. In addition, the loan agreement permits the pledge of direct or indirect equity interests in the borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, and there is no requirement for an intercreditor agreement in connection with such pledges.

Partial Release. The borrower is permitted to obtain the release of non-income producing portions of the Scottsdale Quarter Property, provided the borrower satisfies the terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

15037 North Scottsdale Road Scottsdale, AZ 85254	Collateral Asset Summary – Loan No. 8 Scottsdale Quarter	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 27.1% 4.01x 15.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Sponsor:	Steven E. Johnson; Mac One Realty Management, L.P.; Octopus Realty Management, L.P.
Borrower:	Pinnacle North II, LLC
Original Balance:	$27,000,000
Cut-off Date Balance:	$27,000,000
% by Initial UPB:	2.4%
Interest Rate:	4.6500%
Payment Date:	1st of each month
First Payment Date:	September 1, 2015
Maturity Date:	August 1, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$273,569	$39,081
Insurance:	$0	Springing
TI/LC:	$15,264	$15,264
Rent Concession:	$26,934	$0
Outstanding TI/LC:	$610,907	$0
Lease Termination Fees:	$0	Springing
Major Tenant Rollover:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$124
Balloon Balance / Sq. Ft.:	$106
Cut-off Date LTV:	74.0%
Balloon LTV:	63.4%
Underwritten NOI DSCR(2):	1.50x
Underwritten NCF DSCR(2):	1.45x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	9.0%
Underwritten NOI Debt Yield at Balloon:	10.8%
Underwritten NCF Debt Yield at Balloon:	10.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Bristol, TN
Year Built / Renovated:	2014-2015 / NAP
Total Sq. Ft.:	217,846
Property Management:	Johnson Management, LLC
Underwritten NOI:	$2,506,100
Underwritten NCF:	$2,428,886
Appraised Value:	$36,500,000
Appraisal Date:	April 20, 2015

Historical NOI(3)
Most Recent NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(3)
Most Recent Occupancy:	95.0% (July 15, 2015)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.97x and 1.91x, respectively.
(3)	The Pinnacle at Bristol Phase I Property was constructed in 2014-2015; as such, Historical NOI and Historical Occupancy are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	U/W Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)

Non-Collateral Anchor Tenant
Belk(3)	NR/NR/NR	129,272	NAP	3/3/2035	NAP	NAP	NAP	NAP

Anchor Tenant
Dick’s Sporting Goods	NR/NR/NR	50,000	23.0%	1/31/2026	$9.00	NAP	NAP	NAP
Bed Bath & Beyond	NR/Baa1/A-	23,400	10.7%	4/2/2025	$8.92	NAP	NAP	NAP
Marshalls(4)	NR/A3/A+	23,000	10.6%	3/31/2025	$6.50	NAP	NAP	NAP
Michael’s	NR/NR/B+	21,386	9.8%	3/31/2025	$11.50	NAP	NAP	NAP
Total Anchor Tenants		117,786	54.1%		$8.95

Major Tenants
Shoe Carnival(5)	NR/NR/NR	12,000	5.5%	5/31/2025	$13.25	NAP	NAP	NAP
Ulta(6)	NR/NR/NR	10,090	4.6%	6/30/2025	$11.95	NAP	NAP	NAP
Boot Barn	NR/NR/NR	10,000	4.6%	4/30/2025	$13.00	NAP	NAP	NAP
Total Major Tenants		32,090	14.7%		$12.76

Remaining Tenants		57,169	26.2%		$20.33	NAP	NAP	NAP
Total Occupied Collateral		207,045	95.0%		$12.68

Vacant		10,801	5.0%
Total		217,846	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	No sales figures are available, as the first tenant to open for business was in January 2015.
(3)	Belk owns its own improvements and leases the land from the borrower.
(4)	In the event Marshalls gross sales during the period between the fourth anniversary and the fifth anniversary of the lease commencement date do not exceed $5,250,000, Marshalls shall have the right to terminate the lease by giving notice within 120 days after the fifth anniversary of the lease commencement date, provided that Marshalls gives Landlord notice at least six months prior to the termination date set forth in Marshalls notice and pays a $250,000 termination fee.
(5)	In the event Shoe Carnival’s gross receipts from the premises during the fifth year do not exceed $235.00 PSF, Shoe Carnival shall have the right to terminate its lease with written notice within six months after the end of the fifth year and shall be effective on the last day of the sixth lease year. In the event Shoe Carnival terminates, Shoe Carnival shall pay a $40,000 termination fee.
(6)	In the event Ulta’s net sales from the premises do not equal or exceed $3,500,000 ($350 PSF) during the period commencing June 1, 2017 and expiring May 31, 2018 (“Measuring Period”), Ulta shall have the right to terminate its lease. If Ulta exercises its termination right, the lease shall terminate upon the 60th day after the expiration of the Measuring Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	6	9,717	4.5%	9,717	4.5%	$25.48	9.4%	9.4%
2021	0	0	0.0%	9,717	4.5%	$0.00	0.0%	9.4%
2022	0	0	0.0%	9,717	4.5%	$0.00	0.0%	9.4%
2023	2	5,601	2.6%	15,318	7.0%	$22.50	4.8%	14.2%
2024	0	0	0.0%	15,318	7.0%	$0.00	0.0%	14.2%
2025	13	134,227	61.6%	149,545	68.6%	$12.20	62.4%	76.6%
Thereafter	2	57,500	26.4%	207,045	95.0%	$10.70	23.4%	100.0%
Vacant	NAP	10,801	5.0%	217,846	100.0%	NAP	NAP
Total / Wtd. Avg.	23	217,846	100.0%			$12.68	100.0%
(1)	Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan. The Pinnacle at Bristol Phase I loan (the “Pinnacle at Bristol Phase I Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 217,846 sq. ft. anchored retail power center located at 408-466 Pinnacle Parkway in Bristol, Tennessee (the “Pinnacle at Bristol Phase I Property”). The Pinnacle at Bristol Phase I Loan has a 10-year term and subsequent to a 24-month interest only period, amortizes on a 30-year schedule. The Pinnacle at Bristol Phase I Loan accrues interest at a fixed rate equal to 4.6500% and has a cut-off date balance of $27.0 million.

The proceeds of the Pinnacle at Bristol Phase I Loan along with sponsor equity of approximately $2.2 million were used to retire existing debt of approximately $27.7 million, fund reserves of approximately $0.9 million and pay closing costs of approximately $0.6 million.

Based on the “As Is” appraised value of $36.5 million as of April 20, 2015, the cut-off date LTV of the Pinnacle at Bristol Phase I Loan is 74.0% and the remaining implied equity is $9.5 million. The most recent prior financing of the Pinnacle at Bristol Phase I Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$27,000,000	92.5%	Loan Payoff	$27,682,534	94.9%
Sponsor Equity	$2,181,807	7.5%	Reserves	$926,674	3.2%
			Closing Costs	$572,599	2.0%
Total Sources	$29,181,807	100.0%	Total Uses	$29,181,807	100.0%

The Borrower / Sponsor.   The borrower, Pinnacle North II, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. The sponsors of the borrower and non-recourse carve-out guarantors are Steven E. Johnson, Mac One Realty Management, L.P. and Octopus Realty Management, L.P.

Steven E. Johnson formed Johnson Commercial Development, a full-service real estate development and management company based in Bristol, Virginia. Over the past 15 years, Johnson Commercial Development has developed over 50 retail properties containing approximately 3.0 million sq. ft. Johnson Commercial Development’s portfolio currently includes 29 properties located in Florida, North Carolina, South Carolina, Tennessee and Virginia.

Oldacre McDonald, LLC, a sponsor affiliate, is a full-service commercial real estate firm specializing in the development of shopping centers and build-to-suit projects throughout the United States. Over the past 25 years, the company’s principals have developed over 330 retail, office, hotel, and residential projects in 23 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

The Property. The Pinnacle at Bristol Phase I Property is an anchored retail power center consisting of 217,846 collateral sq. ft., and a pad site that is ground leased to Belk (129,272 sq. ft. owned by the tenant) located in Bristol, Tennessee. The Pinnacle at Bristol Phase I Property is located on a 33-acre site, within the 230-acre, master planned mixed-use development called The Pinnacle (“Pinnacle”). Bass Pro Shops serves as the anchor and destination tenant of Pinnacle, and is located on the east side of the master planned development. Access to Pinnacle is via Pinnacle Parkway off State Highway 11 from the west; therefore, all traffic must pass the Pinnacle at Bristol Phase I Property, the proposed Crescent and Tower Shops (Phase II of Pinnacle to contain complimentary in-line tenants), and the recently constructed Marquee Cinema on the way to the Bass Pro Shops store. Also located within Pinnacle is the newly developed Pinnacle Park, a four-acre park, where visitors and residents can enjoy the views of the mountains and Pinnacle Lake, and various restaurants located on pad sites to the south of the Pinnacle at Bristol Phase I Property. Upon completion, Pinnacle will include approximately 1.3 million sq. ft. of retail, restaurant, hotel and medical office space, as well as an outdoor amphitheater.

Non-collateral anchor tenant Belk relocated its store at the Bristol Mall to the Pinnacle at Bristol Phase I Property where they lease the ground for a 20-year term. It is reported that Belk invested approximately $20.0 million into their improvements. Bed Bath & Beyond (23,400 sq. ft., 10.7% of NRA; rated Baa1/A- by Moody’s/S&P) also relocated to the Pinnacle at Bristol Phase I Property from another retail center in the market. Additional anchor tenants at the Pinnacle at Bristol Phase I Property include Dick’s Sporting Goods (50,000 sq. ft., 23.0% of NRA), Marshalls (23,000 sq. ft., 10.6% of NRA; rated A3/A+ by Moody’s/S&P) and Michael’s (21,386 sq. ft., 9.8% of NRA; rated B+ by S&P). Junior anchor tenants include Shoe Carnival, Ulta, Boot Barn, Pier 1, Versona and Kirkland’s. The Pinnacle at Bristol Phase I Property also includes 1,464 surface parking spaces.

The sponsor developed the Pinnacle at Bristol Phase I Property in 2014-2015 for a total cost basis of approximately $37.2 million. As of July 15, 2015, 95.0% of the Pinnacle at Bristol Phase I Property was leased to 23 tenants. Twenty of such tenants comprising 90.5% of the NRA have opened for business and commenced rent, and three tenants comprising 9,800 sq. ft. (4.5% of NRA) are estimated to open for business and commence rent on or prior to October 1, 2015.

The Market.  The Pinnacle at Bristol Phase I Property is located on Pinnacle Parkway in Bristol, Tennessee, approximately five miles west of downtown Bristol, one mile northwest of the Wellmont Bristol Regional Medical Center and 14 miles north of the Tri Cites Regional Airport. Bristol Tennessee-Virginia is a twin city located directly on the Tennessee-Virginia state line. The property is located just north of Interstate 81 and State Route 11 within the Kingsport/Bristol/Bristol, TN-VA Metropolitan Statistical Area (“MSA”). The MSA is part of the Johnson City-Kingsport-Bristol Tri-Cities Region which has an estimated 2015 population of 510,501.

Interstate 81 provides access to Knoxville, Tennessee to the west and Roanoke, Virginia to the east. Interstates 77 and 40 connect to Interstate 81 east of Bristol, which provide access to Cleveland, Ohio to the north and Charlotte, North Carolina to the east. Traffic counts during 2014 along Interstate 81 at the subject property were approximately 33,636 vehicles per day and traffic counts along State Route 11 were approximately 10,472 vehicles per day.

Bristol attracts tourists and residents due to the sports, music, outdoor adventures, and historic downtown area. Bristol Motor Speedway and the Bristol Dragway, located approximately seven miles south of the Pinnacle at Bristol Phase I Property, attract more than one million visitors annually. Bristol earned the title of the Birthplace of country music which is portrayed in the Birthplace of Country Music Museum, and the city hosts various music festivals and concerts throughout the year. Outdoor attractions include guided tours of the Appalachian Caverns and Bristol Caverns, and miles of trails for hiking on the Virginia Creeper Trail or the Appalachian Trail. In addition, tourists and residents may hike, camp, bike, boat, paddleboat or play golf in the 2,100-acre Steele Creek Park, visit the 640,000-acre Cherokee National Forest or the 40 square miles of inland lakes and streams located nearby.

The estimated 2015 population within an approximate 10-, 20- and 30-minute drive of the Pinnacle at Bristol Phase I Property is 26,508, 92,801 and 219,106, respectively. The 2015 average household income within a 10-, 20- and 30-minute drive of the Pinnacle at Bristol Phase I Property is $44,659, $53,249 and $55,256, respectively.

The Pinnacle at Bristol Phase I Property is located within the Kingsport/Bristol/Bristol retail market and the Sullivan County retail submarket. The Kingsport/Bristol/Bristol general retail market contains 11.8 million sq. ft. of space within 1,247 buildings with vacancy as of Q1 2015 of 5.0% and asking rents of $7.65 PSF NNN. The Sullivan County general retail submarket contains 6.3 million sq. ft. of space within 581 buildings with a vacancy as of Q1 2015 of 4.0% and asking rents of $9.38 PSF NNN.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

The appraiser identified five comparable retail centers which are detailed below.

Competitive Set (1)
Name	Pinnacle at Bristol Phase I Property	Carter County Plaza	Abingdon Town Center	The Shoppes on West Market	Hamilton Place Town Center	East Stone Commons
Distance from Subject	NAP	21.6 miles	19.0 miles	26.2 miles	31.4 miles	15.5 miles
City, State	Bristol, TN	Elizabethton, TN	Abingdon, VA	Johnson City, TN	Johnson City, TN	Kingsport, TN
Year Built	2014-2015	1972	1988	2006	2008	2005
Total Occupancy	95.0%(2)	94.8%	95.6%	94.1%	100.0%	98.3%
Total Size (Sq. Ft.)	217,846(2)	118,834	165,684	40,760	44,457	272,145
Anchor Tenants	Belk Dick’s Sporting Goods	Ingles, Peebles	Kmart, Food City	Walmart (shadow)	Decorators Warehouse	Ross, TJMaxx, PetSmart
(1)	Source: Appraisal.
(2)	Based on rent roll dated July 15, 2015. Total size excludes Belk’s 129,272 sq. ft. as Belk owns its own improvements and leases the land from the borrower.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$2,626,014	$12.05
Value of Vacant Space	235,224	1.08
Gross Potential Rent	$2,861,238	$13.13
Total Recoveries	1,414,244	6.49
Total Other Income	0	0.00
Less: Vacancy & Credit Loss(2)	(261,362)	(1.20)
Effective Gross Income	$4,014,120	$18.43
Total Operating Expenses	1,508,020	6.92
Net Operating Income	$2,506,100	$11.50
TI/LC	44,537	0.20
Capital Expenditures	32,677	0.15
Net Cash Flow	$2,428,886	$11.15

(1)	The Pinnacle at Bristol Phase I Property was opened in 2015; as such, Historical NOI and Historical Occupancy are not available.
(2)	U/W Vacancy & Credit Loss represents 6.1% of gross income.

Property Management.   The Pinnacle at Bristol Phase I Property is managed by Johnson Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Pinnacle at Bristol Phase I Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit all rents and other revenue into a clearing account within two business days of receipt. All funds in the clearing account are swept daily into the borrower’s operating account unless a Cash Sweep Event (as defined herein) is continuing, in which event funds will be swept on a daily basis into the cash management account and disbursed in accordance with the loan documents. The lender will have a security interest in the cash management account and such account will be under the lender’s control and the borrower will have no rights of withdrawal with respect to such account.

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default, (ii) bankruptcy, insolvency, or similar action of the borrower or the property manager, (iii) if the debt service coverage ratio falls below 1.20x on a trailing three-month basis, (iv) February 1, 2024, or (v) if any tenant who leases more than 10,000 sq. ft. at the property ceases operations, vacates, or abandons the property (or gives notice), terminates its lease prior the expiration of the current term, or files for bankruptcy, insolvency or similar action of such tenant.

Initial Reserves.   At closing, the borrower deposited (i) $273,569 into a tax reserve, (ii) $610,907 into a TI/LC reserve for outstanding tenant improvement and leasing expenses, (iii) $15,264 into a rollover reserve and (iv) $26,934 into a rent concession reserve which equates to the rent related to tenants whose rent had not commenced as of the loan origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $39,081, (ii) 1/12 of the annual insurance premiums into an insurance reserve which will spring upon (a) an event of default, (b) lender has not received evidence of insurance or (c) any cancellation, termination, or lapse (or notice thereof) of any required coverage thereof and (iii) $15,264 into a rollover reserve; provided, however, on February 1, 2024, borrower shall deposit an additional amount which shall reflect an aggregate rollover reserve balance of $1,300,000 (or borrower may post a letter of credit in such amount). Additionally, the borrower will be required to deposit within one business day of receipt, any fees or payments received in connection with the rejection, buy-out, termination, surrender, or cancellation of any lease into the lease termination fees reserve.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

408-466 Pinnacle Parkway Bristol, TN 37620	Collateral Asset Summary – Loan No. 9 The Pinnacle at Bristol Phase I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 74.0% 1.45x 9.3%

MAP © 2015 CARTIFACT · DATA © OSM
CARTIFACT
Mendota
Snowflake
VIRGINIA
Gate City
Weber City
The Pinnacle at Bristol Phase I
408-466 Pinnacle Parkway
Bristol, TN 37620
Bristol Mall
Virginia Intermont College
Bristol Regional Medical Center
King University
Mt Carmel
Bloomingdale
Hunter Wright Stadium
Kingsport
Kingsport Town Center
81
Bristol
Holston Valley
Blountville
Bristol Motor Speedway
23
26
Colonial Heights
Northeast State Community College
TRI-CITIES REGIONAL AIRPORT
Bluff City
Spurgeon
Fall Branch
TENNESSEE
Oak Grove
Watauga
Hunter
North Side Hospital
The Mall At Johnson City
Elizabethton
Johnson City
Johnson City Medical Center
East Tennessee State University
Jonesborough
Hampton
Erwin
Lexington
WEST VIRGINIA
Beckley
KENTUCKY
London
VIRGINIA
Wytheville
TENNESSEE
Knoxville
NORTH CAROLINA
High Point
Asheville
Charlotte
Spartanburg
Greenville
SOUTH CAROLINA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

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99

14041 Worth Avenue Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 10 Square 95	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,850,000 74.2% 1.25x 7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

14041 Worth Avenue Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 10 Square 95	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,850,000 74.2% 1.25x 7.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Clay W. Hamlin, III
Borrower:	Alliance HSP Potomac Mills LLC
Original Balance:	$24,850,000
Cut-off Date Balance:	$24,850,000
% by Initial UPB:	2.2%
Interest Rate:	4.5430%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(35), D(79), O(6)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$59,000	$19,667
Insurance:	$8,682	$1,447
TI/LC:	$0	$3,883
Replacement:	$0	$1,941
Free Rent:	$343,728	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$160
Balloon Balance / Sq. Ft.:	$137
Cut-off Date LTV:	74.2%
Balloon LTV:	63.4%
Underwritten NOI DSCR(2):	1.30x
Underwritten NCF DSCR(2):	1.25x
Underwritten NOI Debt Yield:	7.9%
Underwritten NCF Debt Yield:	7.7%
Underwritten NOI Debt Yield at Balloon:	9.3%
Underwritten NCF Debt Yield at Balloon:	9.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Woodbridge, VA
Year Built / Renovated:	1996 / 2013-2014
Total Sq. Ft.:	155,309
Property Management:	Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$1,974,348
Underwritten NCF:	$1,904,459
Appraised Value:	$33,500,000
Appraisal Date:	June 15, 2015

Historical NOI(3)
Most Recent NOI:	$886,479 (T-12 May 31, 2015)
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(3)
Most Recent Occupancy:	100.0% (July 1, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	NAV
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	Based on amortizing debt service payments. Based on current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.72x and 1.66x, respectively.

(3)	The sponsor acquired the Square 95 Property in 2010 and the in-place tenant, General Dynamics, vacated at the end of its lease term in December 2012. Upon General Dynamics vacating, the sponsor renovated the Square 95 Property in 2013-2014. As a result, Historical Occupancy and Historical NOI are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

14041 Worth Avenue Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 10 Square 95	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,850,000 74.2% 1.25x 7.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% Total of U/W Base Rent	Lease Expiration

Gander Mountain(1)	NR/NR/NR	78,925	50.8%	$15.75	57.6%	11/30/2029
Floor and Décor(2)	NR/NR/NR	76,384	49.2%	$12.00	42.4%	7/31/2026
Total Occupied Collateral		155,309	100.0%	$13.91	100.0%
Vacant		0	0%
Total Collateral		155,309	100.0%

(1)	Gander Mountain has four, five-year automatic renewal options. The tenant has no termination options.

(2)	Floor & Décor has the three, five-year renewal options. The tenant has no termination options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter(1)	2	155,309	100.0%	155,309	100.0%	$13.91	100.0%	100.0%
Vacant	NAP	0	0.0%	155,309	100.0%	NAP	NAP
Total / Wtd. Avg.	2	155,309	100.0%			$13.91	100.0%

(1)	The Square 95 Loan is structured with a full excess cash flow sweep in connection with Floor & Décor’s lease expiration in July 2026. See “Lockbox / Cash Management” herein.

The Loan.    The Square 95 loan (the “Square 95 Loan”) is a $24.85 million fixed rate loan secured by the borrower’s fee simple interest in a 155,309 sq. ft. anchored retail center located at 14041 Worth Avenue in Woodbridge, Virginia (the “Square 95 Property”). The Square 95 Loan has a 10-year term and subsequent to a 24-month interest only period, amortizes on a 30-year schedule. The Square 95 Loan accrues interest at a rate of 4.5430%. Loan proceeds were used to retire existing debt of approximately $20.83 million, fund upfront reserves of approximately $0.4 million, pay closing costs, and return approximately $2.9 million of equity to the sponsor. Based on the appraised value of $33.5 million as of June 15, 2015, the cut-off date LTV ratio is 74.2%. The most recent financing of the Square 95 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$24,850,000	100.0%	Loan Payoff	$20,828,601	83.8%
			Closing Costs	$758,803	3.1%
			Reserves	$411,410	1.7%
			Return of Equity	$2,851,186	11.5%
Total Sources	$24,850,000	100.0%	Total Uses	$24,850,000	100.0%

The Borrower / Sponsor.    The borrower, Alliance HSP Potomac Mills LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. The sponsor and non-recourse carve-out guarantor is Clay W. Hamlin, III. Clay W. Hamlin, III is the founder and managing partner of Alliance Partners HSP, LLC (“Alliance”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

14041 Worth Avenue Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 10 Square 95	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,850,000 74.2% 1.25x 7.9%

Alliance is a private real estate investment and operating company focused on commercial real estate located in Eastern and Central United States. Alliance is the east coast operating platform of the Shidler Group, who, through its affiliates has acquired and managed 2,000 properties across the country, comprising over 150 million leasable square feet.

The Property.    The Square 95 Property is a 155,309 sq. ft., anchored retail center located in Woodbridge, Virginia. Situated adjacent to Potomac Mills Mall, the largest outlet mall in Virginia, the Square 95 Property was originally developed in 1996 as an industrial property. The sponsor acquired the Square 95 Property in 2010. Upon the single tenant vacating in December 2012, the sponsor invested approximately $5.5 million in 2013-2014 to convert the property to its current retail use. As of July 1, 2015, the Square 95 Property is 100.0% occupied by two national tenants, Gander Mountain and Floor & Décor. See “Risk Factors---Risks Related to the Mortgage Loans—Retail Properties Have Special Risks—The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property” in the Free Writing Prospectus.

Tenancy.

Gander Mountain. (78,925 sq. ft.; 50.8% NRA; 57.6% of U/W Base Rent) Gander Mountain is one the nation’s largest retailers of outdoor specialty items for shooting sports, hunting, fishing, camping, marine, apparel, footwear, and outdoor lifestyle. As of December 2014, the company operated 154 stores in 26 states. The next proximate Gander Mountain store is located over 30-miles away.

In November 2014, Gander Mountain executed a 15-year lease, which will expire on November 30, 2029. Base rent for the lease is currently $1,243,069 ($15.75 PSF) with contractual increases of 10.0% every five years. The lease is structured with four, five-year renewal options and no termination options.

Floor & Décor. (76,384 sq. ft.; 49.2% NRA; 42.4% of U/W Base Rent) Floor & Décor is a specialty retailer in the hard surface flooring market, offering a broad in-stock selection of tile, wood, stone related tools and floor accessories. Floor & Décor was founded in 2000 and is headquartered in Atlanta, Georgia. Floor & Décor serves homeowners and professional contractors. There are currently 48 Floor & Décor locations in 22 states. In November 2014, Floor & Décor reported sales of approximately $441.4 million.

In July 2014, Floor & Décor executed a 12-year lease, which will expire on July 31, 2026. Base rent for the lease is currently $572,880 ($7.50 PSF). Beginning August 2016, the base rent will increase to $916,608 ($12.00 PSF). The lease is structured with three, five-year renewal options and no termination options.

Environmental Matters.    The Phase I environmental report dated July 14th, 2015 recommended no further action at the Square 95 Property.

The Market.    The Square 95 Property is located in Woodbridge, Virginia, in Prince William County and is approximately 20 miles southwest from Washington, DC. According to the appraiser, Woodbridge is one of the region’s largest premier shopping centers due to its close proximity to Potomac Mills Mall, the largest outlet mall in Virginia with over 200 stores. The Square 95 Property is situated on the ring road of Potomac Mills Mall with a daily traffic count of approximately 50,000 vehicles. Within a three-mile radius, the 2015 population and median household income is 117,986 and $84,379, respectively.

The Square 95 Property is located in the Woodbridge/ I-95 Corridor retail submarket. As of Q1 2015, the submarket reported an inventory of approximately 12.5 million sq. ft. with a vacancy rate of 6.1%. From 2006-2014, the submarket reported an average vacancy rate of 5.9%. The appraiser concluded the Square 95 Property’s in-place contractual rent is approximately 18.3% below market rent. The appraiser analyzed a set of six comparable properties which are presented in the subsequent chart.

Competitive Set(1)
Name	Square 95	Walmart Neighborhood Center	Lutherville Station	Gmart International Foods	Fairfax Centre II	BJ’s Wholesale Club	Bed Bath & Beyond
City, State	Woodbridge, VA	Lynchburg, VA	Lutherville, MD	Fairfax, VA	Fairfax, VA	Gainesville, VA	Vienna, VA
Year Built / Renovated	1996 / 2013-2014	2015 / NAV	1972 / 1997	1993 / NAV	1986 / NAV	2011 / NAV	1970 / 2011
Total Occupancy	100%(2)	100%	100%	100%	98%	100.0%	100%
Total Size (Sq. Ft.)	155,309	41,117	284,172	37,000	140,241	79,963	55,695
Rent PSF	$13.91(2)	$14.88	$15.00	$18.05	$14.25	$12.97	$25.00
(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated July 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

14041 Worth Avenue Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 10 Square 95	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,850,000 74.2% 1.25x 7.9%

Cash Flow Analysis.

Cash Flow Analysis
	T-12 5/31/2015	U/W	U/W PSF
Base Rent(1)	$1,188,483	$2,159,677	$13.91
Value of Vacant Space	0	0	0.00
Gross Potential Rent	$1,188,483	$2,159,677	$13.91
Total Recoveries	340,801	484,446	3.12
Total Other Income	0	0	0.00
Less: Vacancy(2)	0	(132,206)	(0.85)
Effective Gross Income	$1,529,284	$2,511,916	$16.17
Total Operating Expenses	642,805	537,568	3.46
Net Operating Income	$886,479	$1,974,348	$12.71
TI/LC	0	46,593	0.30
Capital Expenditures	0	23,296	0.15
Net Cash Flow	$886,479	$1,904,459	$12.26

(1)	U/W Base Rent is based on the in-place rent for Gander Mountain and the contractual rent step scheduled for August 2016 for Floor & Décor. At closing, the borrower deposited $343,728 into a free rent reserve, which represents the bridge rent until Floor & Décor’s rent step occurs.
(2)	U/W Vacancy is based on a 5.0% economic vacancy, which is greater than the appraiser’s vacancy conclusion of 3.0%. The Square 95 Property is 100.0% occupied as of July 1, 2015.

Property Management.    The Square 95 Property is managed by Jones Lang LaSalle Americas, Inc. (“JLL”). JLL is a global financial and professional services firm that specializes in real estate services and investment management. With a staff of over 58,000 employees across 230 corporate offices, JLL reported revenue in 2014 of approximately $4 billion and manages a portfolio of over 3.0 billion square feet.

Lockbox / Cash Management.    The Square 95 Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox and in-place cash management are required upon (i) any event of default, (ii) any bankruptcy action of borrower, guarantor or property manager, (iii) failure of the borrower after the end of four consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.15x (until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.25x) or (iv) the occurrence of a Lease Trigger Event (as defined below). Additionally, a full excess cash flow sweep is required upon clauses (i), (ii) and (iv) above as well as failure of the borrower after the end of four consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.10x (until the debt service coverage ratio after the end of two consecutive calendar quarters is at least 1.25x).

A “Lease Trigger Event” will occur upon (i) the failure of Floor & Décor to extend its lease at least two years beyond the maturity date of the Square 95 Loan prior to the earlier of (a) February 6, 2025 or (b) the date in which Floor & Décor is required to extend its lease, (ii) Floor & Décor or Gander Mountain becoming subject to any bankruptcy action, (iii) Floor & Décor or Gander Mountain providing notice to terminate their respective leases or (iv) Floor & Décor or Gander Mountain “going dark.”

Initial Reserves.    At closing, the borrower deposited (i) $59,000 into an initial tax reserve, (ii) $8,682 into an insurance reserve and (iii) and $343,728 into a free rent reserve account, which represents the bridge rent until Floor & Décor’s rent step occurs in August 2016.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $19,667, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $1,447, into an insurance reserve account, (iii) $1,941 ($0.15 PSF annually) into a replacement reserve account and (iv) $3,883 into a tenant improvement and leasing commission reserve account.

Current Mezzanine Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

14041 Worth Avenue Woodbridge, VA 22192	Collateral Asset Summary – Loan No. 10 Square 95	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,850,000 74.2% 1.25x 7.9%

CARTIFACT
MAP © 2015 CARTIFACT · DATA © OSM
Lake Ridge
Lake Ridge Commons
Dillingham Square
Prince William County Stadium
Occoquan
Tackett's Mill Center
Merchant Plaza
Agnewville
OLD BRIDGE RD
GORDON BLVD
PRINCE WILLIAM PKWY
MINNIEVILLE RD
DALE BLVD
Bethel
Woodbridge Square
Gordon Plaza
Station Plaza Shopping Center
WOODBRIDGE STATION
Woodbridge Shopping Center
Potomac Plaza Shopping Center
Rollingwood Shopping Center
Smoketown Plaza Shopping Center
Crossing East Shopping Center
Crossing West Shopping Center
Springwood Shopping Center
Lancaster Park
Jefferson Plaza Shopping Center
Marumsco Plaza Shopping Center
Square 95
14041 Worth Avenue
Woodbridge, VA 22192
Daly City Farmer's Market
Glendale Plaza Shopping Center
Center Plaza Shopping Center
Cheshire Station Shopping Center
Forestdale Plaza Shopping Center
Potomac Mills
Woodbridge
Veterans Memorial Regional Park
Occoquan Bay National Wildlife Refuge
Prince William Plaza Shopping Center
Lynnwood Plaza
Prince William Square Shopping Center
Sentara Northern Virginia Medical Center
Minnieville
Dale City
Potomac Festival
OPITZ BLVD
Featherstone Shopping Center
Market at Opitz Crossing
Stonebridge at Potomac Town Center
Ashdale Plaza Shopping Center
Occoquan Bay
Northern Virginia Community College
RIPPON STATION
EAGLE POINTE
DUMFRIES RD
Montclair
Fortuna Center Plaza
Prince William Forest Park
River Oaks Shopping Center
Shoppes at Quantico Center
Southbridge
Germantown
Columbia
Olney
Poolesville
Gaithersburg
South Gate
Damestown
Rockville
Odenton
Travilah
MARYLAND
Potomac
Beltsville
Bowie
Crofton
Herndon
Great Falls
Bethesda
Silver Spring
College Park
Seabrook
Reston
DISTRICT OF COLUMBIA
Mitchellville
Tysons
Washington, D.C.
Arlington
Chantilly
Largo
Fairfax
Annandale
Greater Upper Marlboro
Centreville
Burke
Alexandria
VIRGINIA
Springfield
Franconia
Clinton
Marlton
Manassas
Groveton
Newington
Fort Washington
Dunkirk
Lorton
Accokeek
Woodbridge
Dale City
Waldorf
Potomac Heights
St. Charles
Dumfries
Indian Head
La Plata
Hughesville
Quantico Station

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

2015 Old Minden Road Bossier City, LA 71111	Collateral Asset Summary – Loan No. 11 HGI & Homewood Suites Bossier City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,646,815 69.8% 1.69x 11.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Allan V. Rose
Borrower:	RT Bossier Hotel Partners LLC
Original Balance:	$24,710,000
Cut-off Date Balance:	$24,646,815
% by Initial UPB:	2.2%
Interest Rate:	4.4150%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$118,027	$29,507
Insurance(3):	$0	Springing
FF&E(4):	$0	At least 4.0% of prior month’s gross revenue
Comfort Letter Transfer(5):	$2,500	$0

Financial Information
Cut-off Date Balance / Room:	$84,697
Balloon Balance / Room:	$68,461
Cut-off Date LTV:	69.8%
Balloon LTV:	56.4%
Underwritten NOI DSCR:	1.94x
Underwritten NCF DSCR:	1.69x
Underwritten NOI Debt Yield:	11.7%
Underwritten NCF Debt Yield:	10.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple
Location:	Bossier City, LA
Year Built / Renovated:	2012 / NAP
Total Rooms:	291
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$2,881,800
Underwritten NCF:	$2,511,720
Appraised Value:	$35,300,000
Appraisal Date:	March 20, 2015

Historical NOI
Most Recent NOI:	$2,875,914 (T-12 May 31, 2015)
2014 NOI:	$2,845,355 (December 31, 2014)
2013 NOI:	$1,484,549 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	73.5% (May 31, 2015)
2014 Occupancy:	74.1% (December 31, 2014)
2013 Occupancy:	55.7% (December 31, 2013)
(1)	The sponsor is also the sponsor under the mortgage loans identified on Annex A-1 to the Free Writing Prospectus as Courtyard Miami Downtown and Hampton Inn & Suites Irving, which have Cut-off Date Balances of $52,000,000 and $11,786,741, respectively.
(2)	Cash management will be triggered upon (i) an event of default or (ii) the failure by the borrower to maintain a DSCR of at least 1.15x, until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(3)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.
(4)	On a monthly basis, the borrower is required to deposit the greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under the management agreement or franchise agreement for FF&E work.
(5)	The $2,500 on deposit in the comfort letter transfer reserve is to be paid to the franchisor for an assignment of the comfort letter or issuance of a new comfort letter, as the case may be, in connection with a secondary market transaction.

TRANSACTION HIGHLIGHTS

■	Property. The HGI & Homewood Suites Bossier City property is a combination of a Hilton Garden Inn limited service hotel and a Homewood Suites extended stay hotel operating on a single property for a combined 291 rooms, located in Bossier City, Louisiana, approximately 3.0 miles east of downtown Shreveport. The four-story property was recently developed in 2012 and operates pursuant to two Hilton brand franchises that expire in August 2033, including 177 rooms operated under the Hilton Garden Inn flag and 114 rooms operated under the Homewood Suites flag. The Hilton Garden Inn component mainly features standard king and double queen rooms that make up 163 (92.1%) of the 177 rooms, while the remaining 14 rooms are configured as one-bedroom suites. The Homewood Suites component mainly features one- and two-bedroom suites that make up 85 (74.6%) of the 114 rooms, respectively, while the remaining 29 rooms are configured as studio suites. All of the rooms within the Homewood Suites component feature kitchenette areas as part of the extended stay concept.

■	Amenities. Amenities at the HGI & Homewood Suites Bossier City property are shared by both hotel components and include a pool, a fitness center, a business center and 11,289 sq. ft. of meeting space. The property benefits from one of the largest offering of meetings space within its competitive set. Both hotel components also share 279 surface parking spots.

■	Location. The property is located in Bossier City, Louisiana within three miles of the area’s many demand generators, including Barksdale Air Force Base, Harrah’s Louisiana Downs, Louisiana Boardwalk, Shreveport Convention Center, Bossier Parish Community College, which enrolls approximately 6,500 students, several casinos and other local corporate businesses. The property is conveniently accessible by Interstate 20, with an exit ramp approximately 100 feet from the property, which connects the areas to eastern South Carolina, western Texas, Dallas, Fort Worth and Jackson, Mississippi. Interstate 20 also connects the property to the Shreveport central business district, approximately 3.0 miles to the west and to Shreveport Regional Airport, approximately 9.0 miles northeast of the property.

■	Performance. As of May 31, 2015 the HGI & Homewood Suites Bossier City property had occupancy of 73.5%, ADR of $105.84 and RevPAR of $77.75. According to a market research report, both Hilton Garden Inn and Homewood Suites hotel components outperform their respective competitive sets, with reported RevPAR penetration levels of 140.9% and 135.5%, respectively, for the trailing 12-month period ending May 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

1980 Main Street Irvine, CA 92614	Collateral Asset Summary – Loan No. 12 Equinox Irvine	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,600,000 62.1% 1.59x 7.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Related Special Assets LLC
Borrower:	1980 Main, LLC
Original Balance:	$23,600,000
Cut-off Date Balance:	$23,600,000
% by Initial UPB:	2.1%
Interest Rate:	4.6510%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(90), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes(1):	$0	Springing
Insurance(1):	$0	Springing
Replacement(2):	$0	Springing
TI/LC(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$172
Balloon Balance / Sq. Ft.:	$172
Cut-off Date LTV:	62.1%
Balloon LTV:	62.1%
Underwritten NOI DSCR:	1.68x
Underwritten NCF DSCR:	1.59x
Underwritten NOI Debt Yield:	7.9%
Underwritten NCF Debt Yield:	7.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Irvine, CA
Year Built / Renovated:	1990 / 2006
Total Sq. Ft.:	136,926
Property Management:	Self-managed
Underwritten NOI:	$1,867,549
Underwritten NCF:	$1,771,701
Appraised Value:	$38,000,000
Appraisal Date:	May 12, 2015

Historical NOI
2015 NOI(4):	$1,964,600 (December 31, 2015)
2014 NOI:	$1,786,100 (December 31, 2014)
2013 NOI:	$1,786,100 (December 31, 2013)
2012 NOI:	$1,786,100 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	The borrower is required to deposit 1/12 of the annual taxes and/or insurance premiums upon (i) an event of default, (ii) (a) the date Equinox ceases to operate, “goes dark” or vacates its space or otherwise indicates in writing its intention to vacate its space, (b) the occurrence of a default by Equinox under its lease, (c) the date Equinox terminates, or gives notice of its intent to terminate, its lease or (d) the occurrence of certain bankruptcy or insolvency-related events involving Equinox (any of the events in clause (ii) being an “Equinox Cash Trap Period”),(iii) Equinox fails to pay taxes or insurance premiums directly, (iv) the Equinox lease is no longer in full force and effect, (v) with respect to taxes, Equinox is in monetary default in its performance of its obligations under its lease, (vi) with respect to insurance, if Equinox fails to maintain the insurance required under the loan documents, or (vii) Equinox fails to provide satisfactory evidence to the lender that Equinox (or with respect to insurance premiums, Equinox or the borrower) has paid all taxes and insurance premiums.
(2)	The borrower will be required to deposit $2,282 monthly into the replacement reserve upon the occurrence of (i) an event default, (ii) the commencement of an Equinox Cash Trap Period, (iii) such time that the borrower and/or Equinox has failed to timely complete any specified repair or provide evidence of such completion (a “Maintenance Trigger Event”), or (iv) such time that the Equinox Lease (or a replacement lease entered into in accordance with the terms of the loan documents) is not in force and effect. Additionally, in the event a Maintenance Trigger Event has occurred, all excess cash will deposited into the replacement reserve, subject to a cap equal to the cost of such specified repair.
(3)	The borrower is required to deposit $5,705 monthly into the TI/LC reserve upon the occurrence of an event of default or the commencement of an Equinox Cash Trap Period. Additionally, during the continuance of an Equinox Cash Trap Period, all excess cash will be swept into the TI/LC reserve. During the continuance of an event of default, all excess cash will be deposited into an excess cash reserve.
(4)	2015 NOI represents the in-place rent per the triple-net lease.

TRANSACTION HIGHLIGHTS

■	Property. The Equinox Irvine property is 136,926 sq. ft., single tenant retail building located in Irvine, California that is 100.0% leased to Equinox, which tenant is under common ownership with the sponsor. The property is a health & fitness club offering a wide range of amenities, including a basketball court, volleyball court, an outdoor swimming pool with sundeck cabanas, a full service restaurant, salon & spa, tennis and squash courts and a Pilates studio.
■	Performance. According to the tenant, the Equinox Irvine property has approximately 4,500 members and is ranked “Top 15 ” out of 74 clubs. As of year-end 2014, the property generated $13.3 million in operating revenue, resulting in an EBITDAR of $5.0 million, which represents approximately 2.6x coverage to the tenant’s year-one required rent payment of approximately $2.0 million.
■	Lease. In July 2015, Equinox executed a 26-year triple-net lease amendment, which will expire on October 31, 2041. Base rent for the lease is $1,964,600 ($14.35 PSF) with contractual five-year increases of 5.1930% scheduled to begin on July 1, 2020. The lease is structured with five, five-year renewal options and no termination options. Equinox has invested approximately $4 million in the property since 2012.
■	Market & Location. The Equinox Irvine property is located within the Irvine Concourse Business Park, a master-planned business park comprising 3 million square feet of Class A office space across 48 acres. As of Q1 2015, the retail trade area within a three-mile radius of the property reported an average vacancy of 2.7%.
■	Sponsor. Founded in 1972 by Stephen Ross, The Related Companies LLC (“Related”), the parent company of Related Special Assets LLC, is a privately-owned, real estate firm that develops, acquires, manages, finances and markets real estate developments both within the United States and internationally. Related’s real estate portfolio is currently valued in excess of $15.0 billion and includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Abu Dhabi and Sao Paulo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

4480 Paradise Road Las Vegas, NV 89169	Collateral Asset Summary – Loan No. 13 Paradise Esplanade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 64.1% 1.41x 8.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Brian M. Good; David B. Kaufman; Corey I Spound
Borrower(1):	Thayerack LLC; Eagle Paradise LLC
Original Balance:	$23,500,000
Cut-off Date Balance:	$23,500,000
% by Initial UPB:	2.1%
Interest Rate:	4.5585%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(3):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$17,250	$5,750
Insurance:	$5,782	$1,927
Required Repairs:	$4,830	NAP
Replacement:	$0	$1,171
TI/LC:	$0	$4,390

Financial Information
Cut-off Date Balance / Sq. Ft.:	$516
Balloon Balance / Sq. Ft.:	$453
Cut-off Date LTV:	64.1%
Balloon LTV:	56.2%
Underwritten NOI DSCR(4):	1.45x
Underwritten NCF DSCR(4):	1.41x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Las Vegas, NV
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	45,522
Property Management:	Virtus Commercial, LLC
Underwritten NOI(5):	$2,093,060
Underwritten NCF:	$2,026,330
Appraised Value:	$36,650,000
Appraisal Date:	May 1, 2015

Historical NOI
Most Recent NOI:	$1,741,414 (T-12 March 1, 2015)
2014 NOI:	$1,701,655 (December 31, 2014)
2013 NOI:	$1,658,820 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	96.7% (July 1, 2015)
2014 Occupancy:	94.3% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(1)	The borrowing entity is comprised of two tenant-in-common entities: Thayerack LLC; Eagle Paradise LLC.
(2)	Mezzanine debt is permitted after the 24th payment date provided, among other things the borrower maintains, (i) a combined LTV ratio of less than or equal to 65.0% and (ii) a debt yield of no less than 8.5%.
(3)	A hard lockbox, in place cash management and an excess cash flow sweep will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, sole member of the borrower, guarantor or property manager or (iii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.15x for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.93x and 1.87x, respectively.
(5)	The increase from Most Recent NOI to Underwritten NOI is mostly due to the January 2016 expiration of free rent associated with recent leasing activity.

TRANSACTION HIGHLIGHTS

■	Property/Tenancy. The Paradise Esplanade property is a 45,522 sq. ft., Class B anchored shopping center located in Las Vegas, Nevada. The Paradise Esplanade property is anchored by CVS Pharmacy (rated Baa1/BBB+ by Moody’s/S&P), on a ground lease through January 2027.

■	Location. The Paradise Esplanade property is located less than a mile from the Las Vegas Strip and is directly adjacent to University of Nevada, Las Vegas (“UNLV”). The Paradise Esplanade property is situated at the intersection of Harmon Avenue and Paradise Road. Area traffic is driven by UNLV (28,515 students) and the McCarran International Airport. The 2014 population within a three-mile and five-mile radius is approximately 124,415 and 395,445, respectively.

■	Diversified Rent Roll. Sixteen different tenants contribute to the 96.7% occupancy as of July 1, 2015, while the three largest tenants comprise 19.5%, 17.6%, and 7.3% of the NRA. The Paradise Esplanade property has maintained occupancy above 90.0% since 2012 and has averaged 95.4% since then.

■	Strong Tenant Sales. According to the borrower, CVS has reported sales in excess of $1,000 PSF, Ferraro’s Italian Restaurant reports sales in excess of $400 PSF, and Joe’s New York Pizza/Capriotti’s Sandwich Shop report sales in excess of $1,000 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

27339 Chagrin Boulevard Woodmere, OH 44122	Collateral Asset Summary – Loan No. 14 Village Square Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 75.0% 1.37x 8.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	John V. Goodman
Borrower:	Village/Chagrin Partners, L.L.C.
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	2.0%
Interest Rate:	4.5450%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$78,804	$39,402
Insurance:	$7,983	$2,661
Required Repairs:	$111,375	NAP
Replacement:	$282,397	$1,857
TI/LC(2):	$500,000	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$202
Balloon Balance / Sq. Ft.:	$177
Cut-off Date LTV:	75.0%
Balloon LTV:	65.7%
Underwritten NOI DSCR(3):	1.43x
Underwritten NCF DSCR(3):	1.37x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Woodmere, OH
Year Built / Renovated:	1960 / NAP
Total Sq. Ft.:	111,426
Property Management:	Sterling Realty Advisors, Inc.
Underwritten NOI:	$1,966,050
Underwritten NCF:	$1,888,051
Appraised Value:	$30,000,000
Appraisal Date:	May 27, 2015

Historical NOI
2014 NOI:	$1,831,560 (December 31, 2014)
2013 NOI:	$2,073,147 (December 31, 2013)
2012 NOI:	$1,894,220 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (June 30, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	A hard lockbox and in place cash management will be triggered upon a Cash Management Period. A “Cash Management Period” will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor, or property manager, (iii) the occurrence of any anchor tenant trigger event, as defined in the loan documents, (iv) failure of the borrower to maintain a debt service coverage ratio of at least 1.10x at the end of two calendar quarters until such time that the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.
(2)	The borrower is required to deposit $4,643 monthly into the TI/LC reserve upon any of the following: (i) the occurrence of a Cash Management Period, (ii) if the balance of the TI/LC reserve is less than $500,000 or (iii) if occupancy falls below 85.0%.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.90x and 1.82x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The Village Square Shopping Center property is a 111,426 sq. ft. anchored shopping center located in Woodmere, Ohio and as of June 30, 2015 is 100.0% occupied. The Village Square Shopping Center property is anchored by Whole Foods (26.9% of NRA; December 31, 2020 expiration; rated BBB- by S&P) and TJ Maxx (24.3% of NRA; January 31, 2019 expiration; rated A3/A+ by Moody’s/S&P).

■	Location. The Village Square Shopping Center property is located in Woodmere, Ohio, an eastern suburb of Cleveland. Chagrin Boulevard is the main retail corridor for the surrounding area and has an average daily traffic count of 31,000. Nearby developments include the 630-acre master planned Chagrin Highlands development and the adjacent 310,000 sq. ft. Eton Chagrin Boulevard Shopping Center.

■	Loan Structure. The borrower escrowed $500,000 in the TI/LC reserve at loan closing. Monthly deposits of $0.50 PSF are required if (i) amounts in this reserve account fall below $500,000 (subject to a cap of $500,000) or (ii) occupancy falls below 85.0%.

■	Leasing and Tenancy. The Village Square Shopping Center property has been 100.0% occupied by all 19 tenants since 2005. The largest tenant, Whole Foods, recently exercised a five-year extension option, with the current term ending December 31, 2020. In 2014, anchors Whole Foods and TJ Maxx reported sales of $27,012,017 ($900 PSF) and $14,742,858 ($544 PSF), respectively, which equates to occupancy costs of 3.1% and 4.7%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

3121 Village Court Janesville, WI 53546	Collateral Asset Summary – Loan No. 15 Village Green East Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,500,000 73.7% 1.26x 8.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	J. Peter Jungbacker
Borrower:	Village Green East Apartments, LLC
Original Balance:	$20,500,000
Cut-off Date Balance:	$20,500,000
% by Initial UPB:	1.8%
Interest Rate:	4.6110%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$46,667	$23,333
Insurance:	$27,818	$4,636
Replacement:	$0	$8,458
Required Repairs:	$14,969	NAP
Environmental(2):	$75,500	$0

Financial Information
Cut-off Date Balance / Unit:	$50,493
Balloon Balance / Unit:	$40,984
Cut-off Date LTV:	73.7%
Balloon LTV:	59.9%
Underwritten NOI DSCR:	1.34x
Underwritten NCF DSCR:	1.26x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	7.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Janesville, WI
Year Built / Renovated:	1973-1979 / 2012-2014
Total Units(3):	406
Property Management:	Olympic Realty Corp.
Underwritten NOI:	$1,697,158
Underwritten NCF:	$1,595,658
Appraised Value:	$27,800,000
Appraisal Date:	May 29, 2015

Historical NOI(4)
Most Recent NOI:	$1,627,994 (T-12 May 31, 2015)
2014 NOI:	$1,367,241 (December 31, 2014)
2013 NOI:	$844,580 (December 31, 2013)
2012 NOI:	$863,663 (December 31, 2012)

Historical Occupancy(4)
Most Recent Occupancy:	92.1% (May 31, 2015)
2014 Occupancy:	93.0% (December 31, 2014)
2013 Occupancy:	78.0% (December 31, 2013)
2012 Occupancy:	64.0% (December 31, 2012)
(1)	A soft lockbox and in place cash management will be triggered upon (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower, managing member of the borrower, guarantor or property manager or (iii) the failure by the borrower to maintain a DSCR of at least 1.20x for two calendar quarters until such time that the NOI DSCR is at least 1.25x for two consecutive calendar quarters.
(2)	The borrower deposited $75,500 into a radon mitigation reserve, which represents 125% of the cost for the long-term testing and installation of a radon mitigation system. As of July 31, 2015, testing has been complete and the reserve is in the process of being released to the borrower.
(3)	The property is subject to land use restrictions that require the borrower to rent 82 out of 406 units to low income tenants for fifteen years. Notwithstanding the foregoing restriction, the average rent per unit is at or above the current fair market value.
(4)	The increase in Historical NOI and Historical Occupancy is primarily the result of an approximately $6.25 million renovation.

TRANSACTION HIGHLIGHTS

■	Property. The Village Green East Apartments property is a 406-unit, Class B garden multifamily complex located in Janesville, Wisconsin and as of May 31, 2015 is 92.1% occupied. The improvements were built from 1973-1979 and completely renovated starting in 2012 through 2014.

■	Recent Renovations. The Village Green East Apartments property was purchased by the sponsors in 1981. In 2012-2014, the Village Green East Apartments property underwent an approximately $6.25 million ($15,406/unit) renovation that included updating all of the units, new roofs, windows, siding, tank-less water heaters, boilers, and water softeners. Following the renovation, occupancy increased from 78.0% as of year-end 2013 to 92.1% as of May 2015.

■	Market. The Village Green East Apartments property is located in Janesville, Wisconsin, which is 32 miles south of Madison, WI, 60 miles southwest of Milwaukee, WI, and 90 miles northwest of Chicago. The Janesville submarket reported a Q1 2015 vacancy rate of 4.1% and average asking rents of $692 per month per unit. The Village Green East Apartments property is accessible via Highway 90/39, which runs directly alongside the property in a north-south direction.

■	Sponsorship. J. Peter Jungbacker is the managing member of Alexander & Bishop Real Estate Capital Markets, LLC, which has developed over 3.0 million sq. ft. of shopping centers, office buildings and multifamily apartment communities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

606 West Palace Parkway Grand Prairie, TX 75050	Collateral Asset Summary – Loan No. 16 Derby Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,340,000 74.8% 1.23x 8.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Edward I. Biskind
Borrower:	InterGerman Derby Limited Partnership
Original Balance(1):	$20,340,000
Cut-off Date Balance:	$20,340,000
% by Initial UPB:	1.8%
Interest Rate:	4.7600%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$229,683	$38,280
Insurance(3):	$0	Springing
Replacement:	$0	$7,500
Required Repairs:	$25,750	NAP
Capital Expenditure Holdback(1):	$1,619,900	$0

Financial Information
Cut-off Date Balance / Unit:	$56,500
Balloon Balance / Unit:	$49,756
Cut-off Date LTV(4):	74.8%
Balloon LTV(4):	65.9%
Underwritten NOI DSCR(5):	1.30x
Underwritten NCF DSCR(5):	1.23x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	7.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Grand Prairie, TX
Year Built / Renovated:	1984 / 2015
Total Units:	360
Property Management:	Vesta Management Services, LLC
Underwritten NOI:	$1,662,977
Underwritten NCF:	$1,572,977
“As Is” Appraised Value(4):	$25,000,000
“As Is” Appraised Date(4):	April 28, 2015
“As Renovated” Appraised Value(4):	$27,200,000
“As Renovated” Appraisal Date(4):	November 1, 2016

Historical NOI
Most Recent NOI:	$1,631,473 (T-12 April 30, 2015)
2014 NOI:	$1,601,001 (December 31, 2014)
2013 NOI:	$1,457,827 (December 31, 2013)
2012 NOI:	$1,408,052 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.9% (June 8, 2015)
2014 Occupancy:	95.4% (December 31, 2014)
2013 Occupancy:	92.8% (December 31, 2013)
2012 Occupancy:	92.0% (December 31, 2012)
(1)	The loan is structured with a $1,619,900 capital expenditure holdback for renovations, which may be released to the borrower (subject to certain conditions in the loan agreement) as follows: (i) $1,244,900 of the holdback may be released to the borrower upon satisfactory completion of capital expenditure work and (ii) the remaining $375,000 may be released upon satisfactory completion of the capital expenditure work, provided that the debt yield (based on the loan balance less the remaining amounts in the holdback reserve and the trailing three-month NCF), is at least 8%. However, if at any time during term of the loan, the debt yield, based on the full loan amount, is equal to or greater than 8.0%, the satisfaction of a debt yield test will not be required for release of holdback reserve amounts.
(2)	A soft lockbox and in place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(3)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.
(4)	The Cut-off Date LTV and Balloon LTV are based on the “As Renovated” appraised value of $27.2 million ($75,556 per unit) as of November 1, 2016 and take into account the completion of all required immediate repairs. The “As Is” appraised value of $25.0 million ($69,444 per unit) as of April 28, 2015, results in a Cut-off Date LTV of 81.4%.
(5)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.69x and 1.60x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. Derby Park is a Class B, 360-unit garden style apartment complex located in Grand Prairie, Texas. The amenities at the property include two swimming pools, a tennis court, a sports court, a clubhouse, a business center, BBQ grills, a playground, a dog park, a fitness center, access gates and parking for 1,199 vehicles, 360 of which are in carports. The property was constructed in 1984 and was acquired by the sponsor in 2015 for $24.0 million ($66,667 per unit). The sponsor intends to invest approximately $1.6 million ($4,347 per unit) to renovate the property, with $720,000 ($2,000 per unit) budgeted for interior unit renovations. The loan is structured with an upfront holdback of approximately $1.6 million for the renovation.

■	Location. The property benefits from its location just north of Interstate 20 within Grand Prairie, Texas that connects it to the Dallas central business district (“CBD”) approximately 12.0 miles to the east of the property and Fort Worth CBD approximately 20.0 miles to the west of the property. Derby Park is also proximate to the area’s major employers, including Lockheed Martin and Dallas Baptist University, which are located within an 8.0 mile radius of the property. According to the appraiser, the estimated 2015 population and median annual household income within a three-mile radius of the property are 61,501 and $41,764, respectively.

■	Market. The Derby Park property is located within the Grand Prairie apartment submarket, which according to MPF Research had 14,993 units, an overall occupancy rate of 94.8% and monthly rental rates that averaged $841 per unit as of the Q1 2015, which is up 4.5% over the past year. The appraiser identified five comparable properties with occupancies ranging from 94.0% to 99.0% and monthly rents ranging from $711 to $877 per unit. As of June 8, 2015, the property was 96.9% occupied with an average monthly rent of $714 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

22067 Ferrero Parkway City of Industry, CA 91789	Collateral Asset Summary – Loan No. 17 Markwins International HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,976,693 55.9% 1.57x 10.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Sung-Tsei “Eric” Chen; Lina Chen
Borrower:	Le Chen, LLC
Original Balance:	$20,000,000
Cut-off Date Balance:	$19,976,693
% by Initial UPB:	1.8%
Interest Rate:	4.6000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$213,851	$35,642
Insurance:	$21,210	$2,651
Replacement:	$0	$4,062
TI/LC:	$0	$5,415
Required Repairs:	$33,063	NAP
Roof:	$0	$4,167
Lease Sweep(1):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$61
Balloon Balance / St. Ft.:	$50
Cut-off Date LTV:	55.9%
Balloon LTV:	45.4%
Underwritten NOI DSCR:	1.66x
Underwritten NCF DSCR:	1.57x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	City of Industry, CA
Year Built / Renovated:	1999 / 2014
Total Sq. Ft.:	324,925
Property Management:	Self-managed
Underwritten NOI:	$2,044,053
Underwritten NCF:	$1,929,516
Appraised Value:	$35,750,000
Appraisal Date:	April 30, 2015

Historical NOI(2)
Most Recent NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(3)
Most Recent Occupancy:	100.0% (August 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	During a Lease Sweep Period, all excess cash flow will be deposited into a lease sweep reserve account. A “Lease Sweep Period” will commence if the sole tenant at the property terminates its lease, defaults under its lease, “goes dark”, ceases operations at the property, or declares bankruptcy.
(2)	Historical NOI is not available given owner-occupied space and newly executed 15-year lease at closing.
(3)	The Markwins International HQ property is 100.0% leased to Markwins International Corporation, a borrower affiliate.

TRANSACTION HIGHLIGHTS

■	Property. The Markwins International HQ property is a 324,925 sq. ft. single tenant industrial building located in City of Industry, California, approximately 2.0 miles north of the Pomona Freeway, which connects it to the Los Angeles central business district, approximately 27 miles to the west of the property. The single story building was constructed in 1999 on a 14.7 acre site and features 29’ to 36.5’ clear ceiling heights, 44 dock high doors, two drive in doors, 477 surface parking spaces and approximately 15.1% of office space within the mezzanine level of the property. The sponsor, an affiliate of the tenant, acquired the property for approximately $14.9 million ($45.77 PSF) after its construction in 1999. The sponsor has invested approximately $2.6 million ($8.00 PSF) towards capital improvements on the property since 1999 and is currently in the process of a $1.4 million ($4.36 PSF) project to build out 17,549 sq. ft. of additional office and mezzanine space.

■	Market. The Markwins International HQ property is located within City of Industry, California, an area built out with approximately 92.0% industrial uses. The property is situated adjacent to a 41-mile long rail bypass that connects it to the West Coast’s largest seaports: the Port of Los Angeles and the Port of Long Beach. The appraiser identified six comparable leases that had rents ranging from $6.24 PSF to $7.44 PSF.

■	Guaranteed Occupancy Through 2030. As of August 6, 2015, the building is 100.0% leased to Markwins International Corporation, a developer and manufacturer of cosmetics that was founded in 1984, which produces adult makeup brands including The Color Workshop and PRO ART, as well as children’s brands including Disney and Barbie. The company has used the property as its headquarters since its construction in 1999 and at closing executed a new 15-year lease that expires on June 30, 2030. The lease is guaranteed by the sponsor and has no extension or termination options. Markwins International Corporation reported net sales of approximately $343.2 million, total assets of approximately $255.9 million and EBITDA of approximately $17.7 million, as of fiscal year 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 18 ART Multi-State Portfolio III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,633,000 68.2% 1.45x 10.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Arbor Realty SR, Inc.
Borrower:	Candlelight Apartments, LLC; Candlelight Apartments II, LLC; Roanoke Apartments of Jefferson County, LLC; Stonehenge Apartments of Glasgow, LLC; Winthrop Court Apartments of Frankfort, LLC; Cedar Hill Apartments of Knoxville, LLC; Empirian Woodlands LP
Original Balance:	$19,633,000
Cut-off Date Balance:	$19,633,000
% by Initial UPB:	1.7%
Interest Rate:	4.9395%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$121,459	$17,351
Insurance:	$25,610	$2,846
Replacement:	$0	$13,525
Required Repairs(3):	$107,580	NAP

Financial Information
Cut-off Date Balance / Unit:	$39,904
Balloon Balance / Unit:	$34,475
Cut-off Date LTV:	68.2%
Balloon LTV:	58.9%
Underwritten NOI DSCR(4):	1.58x
Underwritten NCF DSCR(4):	1.45x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	9.3%

Property Information
Single Asset / Portfolio:	Portfolio of six properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Pennsylvania, Florida, Tennessee, & Kentucky
Year Built / Renovated:	1982-1986 / 2013-2014
Total Units:	492
Property Management:	Elon Property Management Company, L.L.C.
Underwritten NOI:	$1,987,509
Underwritten NCF:	$1,825,212
Appraised Value:	$28,800,000
Appraisal Date:	April 2015

Historical NOI
Most Recent NOI:	$1,943,305 (T-12 May 31, 2015)
2014 NOI:	$1,835,759 (December 31, 2014)
2013 NOI:	$1,603,845 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	93.1% (April 22, 2015)
2014 Occupancy:	89.5% (December 31, 2014)
2013 Occupancy:	87.0% (December 31, 2013)
(1)	After the expiration of the lockout period and prior to the open prepayment date, the borrower may obtain the release of an individual property provided, among other things, the borrower partially defeases the loan in an amount equal to the greater of (i) 115% of the Allocated Loan Amount with respect to such individual property and (ii) an amount that, after giving effect to such release results in (a) a debt service coverage ratio for the remaining properties that is not less than 1.35x and (b) a loan to value ratio for the remaining properties that does not exceed 68.2%. The “Allocated Loan Amounts” are as follows: Candlelight property - $3,817,528, Roanoke property - $2,522,295, Stonehenge property - $1,499,743, Winthrop Court property - $2,931,315, Cedar Hill property - $3,272,167, Woodlands property - $5,589,952.
(2)	In place cash management and an excess cash flow sweep will be triggered upon (i) an event of default or (ii) the failure of the borrower to maintain a debt service coverage ratio of at least 1.10x at the end of one calendar quarter, until such time that the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.
(3)	The borrower reserved 125.0% of the engineer’s estimated required repairs, which includes is primarily comprised of miscellaneous repairs.
(4)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.02x and 1.86x, respectively.

TRANSACTION HIGHLIGHTS

■	Properties. The ART Multi-State Portfolio III is comprised of six, single-story garden style apartment communities, containing an aggregate of 492 units. The properties are located in Pennsylvania, Florida, Tennessee and Kentucky. The ART Multi-State Portfolio III properties have increased in occupancy since acquisition by Arbor Realty SR, Inc. from 85.3% on January 1, 2013 to 93.1% as of April 22, 2015.

■	Market. As of Q4 2014 and Q1 2015, the respective multifamily submarkets reported vacancy rates ranging from approximately 4.0% to 6.0%.

■	Sponsorship. Arbor Realty SR, Inc., a subsidiary of Arbor Realty Trust, Inc. (“Arbor”) (NYSE: ABR), acquired the portfolio in 2011. Arbor is a REIT that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans and preferred equity.

■	Management. Additionally, the ART Multi-State Portfolio III will be managed by Elon Property Management Company, L.L.C., who currently manages Arbor’s portfolio of approximately 15,000 units across 150 apartment communities throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2840, 2850, 2870, & 2890 East Skyline Drive Tucson, AZ 85718	Collateral Asset Summary – Loan No. 19 Plaza Colonial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,250,000 62.3% 1.49x 9.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	BWL Investments, LLC
Borrower:	Plaza Colonial, LLC
Original Balance:	$18,250,000
Cut-off Date Balance:	$18,250,000
% by Initial UPB:	1.6%
Interest Rate:	4.7440%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$125,500	$20,917
Insurance:	$124	$2,155
Required Repairs:	$143,750	NAP
Replacement:	$0	$1,186
TI/LC:	$250,000	$6,978
Recent Leasing(1):	$250,718	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$218
Balloon Balance / Sq. Ft.:	$192
Cut-off Date LTV:	62.3%
Balloon LTV:	54.8%
Underwritten NOI DSCR(2):	1.58x
Underwritten NCF DSCR(2):	1.49x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	9.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail / Office
Collateral:	Fee Simple
Location:	Tucson, AZ
Year Built / Renovated:	2006 / NAP
Total Sq. Ft.:	83,737
Property Management:	Romano Real Estate Corporation
Underwritten NOI:	$1,802,323
Underwritten NCF:	$1,704,351
Appraised Value:	$29,300,000
Appraisal Date:	May 14, 2015

Historical NOI
Most Recent NOI:	$1,795,100 (T-12 April 30, 2015)
2014 NOI:	$1,766,742 (December 31, 2014)
2013 NOI:	$1,664,330 (December 31, 2013)
2012 NOI:	$1,491,227 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	98.3% (July 16, 2015)
2014 Occupancy:	96.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	98.0% (December 31, 2012)
(1)	The borrower deposited $250,718 into reserves associated with the recently executed lease to UBS, consisting of $169,710 for tenant improvement allowances and $81,008 for free rent.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.05x and 1.94x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The Plaza Colonial property is an 83,737 sq. ft. mixed use building located in Tucson, Arizona. The property is comprised of approximately 47,313 sq. ft. (56.5% of NRA) of office space and 36,424 sq. ft. (43.5% of NRA) of retail space. As of July 16, 2015, the property is 98.3% occupied by 21 tenants. Since 2006, the property has maintained an average occupancy of approximately 94.7%.

■	Tenancy. Notable tenants include Coldwell Banker, UBS, Sunstreet Mortgage and US Bank. Approximately 17.9% of the NRA is occupied by investment grade tenants.

■	Recent Leasing. UBS (13.5% NRA), the second largest tenant behind Coldwell Banker (17.6% NRA), recently executed a 10-year lease in July 2015 to back-fill the space vacated by Morgan Stanley in June 2015.

■	Demographics. The property is located in the Catalina Foothills. According to the appraiser, this community includes some of the Tucson metropolitan area’s most expensive homes and land, and has the highest median property value. The population and average household income within a three-mile radius in 2014 were 34,407 and $105,153, respectively.

■	Market. As of Q1 2015, the North/Upper West retail submarket reported a retail vacancy of 9.9%. For the same time period, the Tucson office market reported a vacancy rate of 12.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

21480-21580 Yorba Linda Boulevard Yorba Linda, CA 92887	Collateral Asset Summary – Loan No. 20 Yorba Canyon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,750,000 73.3% 1.26x 8.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	National Credit Tenant Investments, LLC
Borrower:	YL One LLC; YL Two LLC
Original Balance:	$17,750,000
Cut-off Date Balance:	$17,750,000
% by Initial UPB:	1.6%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$80,053	$13,342
Insurance(3):	$0	Springing
Replacement(4):	$0	$701
TI/LC(5):	$429,290	$4,874
Required Repairs:	$87,175	NAP
Free Rent:	$61,979	$0
Lease Sweep(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$422
Balloon Balance / Sq. Ft.:	$369
Cut-off Date LTV:	73.3%
Balloon LTV:	64.2%
Underwritten NOI DSCR(7):	1.32x
Underwritten NCF DSCR(7):	1.26x
Underwritten NOI Debt Yield:	8.0%
Underwritten NCF Debt Yield:	7.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail / Office
Collateral:	Fee Simple
Location:	Yorba Linda, CA
Year Built / Renovated:	1990 / NAP
Total Sq. Ft.:	42,064
Property Management:	Colliers International Real Estate Management Services (CA), Inc.
Underwritten NOI(8):	$1,424,685
Underwritten NCF:	$1,357,602
Appraised Value:	$24,200,000
Appraisal Date:	January 19, 2015

Historical NOI
2014 NOI:	$1,063,131 (December 31, 2014)
2013 NOI:	$883,060 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(8):	93.2% (June 17, 2015)
2014 Occupancy(9):	71.6% (December 31, 2014)
2013 Occupancy(9):	65.4% (December 31, 2013)
(1)	Mezzanine debt is permitted provided, among other things per the loan documents, (i) a combined LTV of less than or equal to 75.0%, (ii) a combined DSCR equal to or greater than 1.25x and (iii) a debt yield of no less than 7.4%.

(2)	A hard lockbox and in place cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.10x at the end of any calendar quarter, (iii) at any time a mezzanine loan is outstanding or (iv) the occurrence of Lease Sweep Period (as defined below).

(3)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve on a monthly basis if an acceptable blanket policy is no longer in place.

(4)	Replacement reserves are subject to a cap of $25,145.

(5)	The TI/LC reserve account is subject to a cap of $175,452, which does not account for the initial deposit of $429,290.

(6)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” will commence upon (i) six months prior to the stated expiration of the Coldwell Banker lease, (ii) the date Coldwell Banker is required to give notice of its exercise of a renewal option, (iii) the date the Coldwell Banker lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iv) the date that Coldwell Banker discontinues its business, (v) a default under the Coldwell Banker lease or (vi) the occurrence of a bankruptcy or other insolvency proceeding by Coldwell Banker.

(7)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.68x, respectively.

(8)	Underwritten NOI and Most Recent Occupancy are significantly higher than previous periods due to the leasing of previous vacant suites. Underwritten NOI and Most Recent Occupancy reflect four tenants with executed leases that are not yet in occupancy, including Brow Mantra (2.1% of NRA) taking occupancy in August and Sai Sushi, Massage Eden and Early Bird (15.7% of NRA) taking occupancy by October 2015.

(9)	The lower historical occupancy can be attributed to the pad office building (23.8% of NRA) that was vacant from 2009 through September 2014, when it was leased by Coldwell Banker.

TRANSACTION HIGHLIGHTS

■	Collateral. The Yorba Canyon Center property is a 42,064 sq. ft. mixed use retail and office center that is shadow anchored by Haggen Food and Pharmacy. The property is 93.2% leased as of June 17, 2015 to 19 tenants, including four new leases executed since September 2014 that account for 39.4% of the NRA. The most notable recent lease signed was by Coldwell Banker (23.8% of NRA) for its office use. The Coldwell Banker space, which was last used as medical office space, has been vacant since 2009 and contributed to the center’s low historic occupancy and NOI.

■	Location/Market. The Yorba Canyon Center property is located in Yorba Linda, California, approximately 33 miles northwest of Los Angeles. According to the appraisal, the estimated 2014 population and median annual household income within a five-mile radius of the subject are 147,324 and $103,351, respectively. The property is situated along a major thoroughfare with over 40,000 cars passing by the property per day in 2012, according to a market research report. The Placentia/Yorba Linda retail submarket had a shopping center inventory of approximately 2.0 million sq. ft., an occupancy rate of 91.5% and an average rent of $22.55 PSF, according to a Q2 2015 market research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., KeyBanc Capital Markets Inc., Goldman, Sachs & Co. and Drexel Hamilton LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2015-CCRE25 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The Information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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